Exhibit 4.1

Execution Version

SIXTH AMENDED AND RESTATED

CREDIT AGREEMENT

dated as of August 27, 2014

among

WHITING PETROLEUM CORPORATION,

as Parent Guarantor,

WHITING OIL AND GAS CORPORATION,

as Borrower,

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent,

BANK OF AMERICA, N.A.,

WELLS FARGO BANK, N.A.,

as Syndication Agents,

COMPASS BANK,

U.S. BANK NATIONAL ASSOCIATION,

CAPITAL ONE, NATIONAL ASSOCIATION,

SUNTRUST BANK,

as Documentation Agents,

and

The Lenders Party Hereto

J.P. MORGAN SECURITIES LLC,

MERRILL LYNCH, PIERCE, FENNER & SMITH, INCORPORATED

WELLS FARGO SECURITIES, LLC,

as Joint Lead Arrangers

J.P. MORGAN SECURITIES LLC,

as Sole Bookrunner

TABLE OF CONTENTS

Page

ARTICLE I
DEFINITIONS AND ACCOUNTING MATTERS

Section 1.01 Terms Defined Above	1
Section 1.02 Certain Defined Terms	1
Section 1.03 Types of Loans and Borrowings	31
Section 1.04 Terms Generally; Rules of Construction	31
Section 1.05 Accounting Terms and Determinations; GAAP	31

ARTICLE II
THE CREDITS

Section 2.01 Commitments	32
Section 2.02 Loans and Borrowings	33
Section 2.03 Requests for Borrowings	34
Section 2.04 Interest Elections	35
Section 2.05 Funding of Borrowings	36
Section 2.06 Termination, Reduction and Increase of Aggregate Maximum Revolving Credit Amounts and/or Aggregate Maximum Term Loan Amounts	36
Section 2.07 Borrowing Base	38
Section 2.08 Letters of Credit	41
Section 2.09 Additional Borrowers	45

ARTICLE III
PAYMENTS OF PRINCIPAL AND INTEREST; PREPAYMENTS; FEES

Section 3.01 Repayment of Loans	46
Section 3.02 Interest	46
Section 3.03 Alternate Rate of Interest	47
Section 3.04 Prepayments	47
Section 3.05 Fees	49

ARTICLE IV
PAYMENTS; PRO RATA TREATMENT; SHARING OF SET-OFFS

Section 4.01 Payments Generally; Pro Rata Treatment; Sharing of Set-offs	51
Section 4.02 Presumption of Payment by the Borrower	52
Section 4.03 Payments and Deductions to a Defaulting Lender	52
Section 4.04 Disposition of Proceeds	54

ARTICLE V
INCREASED COSTS; BREAK FUNDING PAYMENTS; TAXES; ILLEGALITY

Section 5.01 Increased Costs	55
Section 5.02 Break Funding Payments	56
Section 5.03 Taxes	56
Section 5.04 Mitigation Obligations; Replacement of Lenders	60
Section 5.05 Illegality	60

ARTICLE VI
CONDITIONS PRECEDENT

Section 6.01 Conditions to the Effectiveness of this Agreement	61

i

Annexes, Exhibits and Schedules

Annex I	List of Maximum Credit Amounts

Exhibit A	Form of Note
Exhibit B	Form of Borrowing Request
Exhibit C	Form of Interest Election Request
Exhibit D	Form of Compliance Certificate
Exhibit E-1	Security Instruments
Exhibit E-2	Form of Guaranty and Collateral Agreement
Exhibit F	Form of Assignment and Assumption
Exhibit G-1	Form of Maximum Credit Amount Increase Certificate
Exhibit G-2	Form of Additional Lender Certificate
Exhibit H	Form of Reserve Report Certificate
Exhibit I-1 – I-4	Forms of U.S. Tax Compliance Certificates
Exhibit J	Form of Additional Borrower Supplement

Schedule 7.05	Litigation
Schedule 7.06	Environmental Matters
Schedule 7.14	Subsidiaries
Schedule 7.20	Swap Agreements
Schedule 9.02	Existing Debt
Schedule 9.03	Existing Liens
Schedule 9.05	Existing Investments
Schedule 9.15	Burdensome Agreements

THIS SIXTH AMENDED AND RESTATED CREDIT AGREEMENT dated as of August 27, 2014 is among: Whiting Petroleum Corporation, a corporation duly formed and existing under the laws of the State of Delaware (the “Parent Guarantor”); Whiting Oil and Gas Corporation, a corporation duly formed and existing under the laws of the State of Delaware (the “Borrower”); each of the Lenders from time to time party hereto; JPMorgan Chase Bank, N.A. (in its individual capacity, “JPMorgan”), as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”); Bank of America, N.A. and Wells Fargo Bank, N.A., as syndication agents for the Lenders (collectively, in such capacity, together with their successors in such capacity, the “Syndication Agents”); and Compass Bank, U.S. Bank National Association, Capital One, National Association and SunTrust Bank, as documentation agents for the Lenders (collectively, in such capacity, together with their successors in such capacity, the “Documentation Agents”).

R E C I T A L S

A.        The Borrower, as borrower, the Parent Guarantor, as parent guarantor, JPMorgan, as administrative agent, and other financial institutions named and defined therein as lenders and agents entered into that certain Fifth Amended and Restated Credit Agreement dated as of October 15, 2010 (as heretofore amended, modified or supplemented, the “Existing Whiting Credit Agreement”).

B.        The Parent Guarantor and the Borrower have requested that the Lenders provide certain loans to and extensions of credit on behalf of the Borrower.

C.        The Lenders have agreed to make such loans and extensions of credit subject to the terms and conditions of this Agreement.

D.        In consideration of the mutual covenants and agreements herein contained and of the loans, extensions of credit and commitments hereinafter referred to, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING MATTERS

Section 1.01    Terms Defined Above. As used in this Agreement, each term defined above has the meaning indicated above.

Section 1.02    Certain Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acquired Debt” means, with respect to any specified Person: (a) Debt of any other Person existing at the time such other Person was merged with or into or became a Subsidiary of such specified Person, whether or not such Debt is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; provided, however, that Debt of such acquired Person which is redeemed, defeased, retired or otherwise repaid at the time of or substantially contemporaneously with the consummation of the transactions by which such Person merges with or into or becomes a Subsidiary of such Person shall not be Acquired Debt; and (b) Debt secured by a Lien encumbering any asset acquired by such specified Person.

“Acquisition” means the acquisition of all of the issued and outstanding common shares of equity of Kodiak pursuant to an Arrangement Agreement, dated as of July 13, 2014 (the “PSA”), by and among the Parent Guarantor, 1007695 B.C. Ltd., a company organized and existing under the laws of British Columbia, Canada, and Kodiak.

“Additional Borrower” has the meaning assigned to such term in Section 2.09(a).

“Additional Lender” has the meaning assigned to such term in Section 2.06(c)(i).

“Additional Lender Certificate” has the meaning assigned to such term in Section 2.06(c)(ii)(F).

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum equal to the LIBO Rate for such Interest Period multiplied by the Statutory Reserve Rate.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Loans” has the meaning assigned such term in Section 5.05.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agents” means, collectively, the Administrative Agent, the Syndication Agents and the Documentation Agents; and “Agent” means either the Administrative Agent, each of the Syndication Agents or each of the Documentation Agents, as the context requires.

“Aggregate Maximum Revolving Credit Amounts” at any time shall equal the sum of the Maximum Revolving Credit Amounts, as the same may be increased, reduced or terminated pursuant to Section 2.06. The initial Aggregate Maximum Revolving Credit Amounts is $2,500,000,000.

“Aggregate Maximum Term Loan Amounts” at any time shall equal the sum of the Maximum Term Loan Amounts, as the same may be reduced or terminated pursuant to Section 2.06. The initial Aggregate Maximum Term Loan Amounts is $1,000,000,000.

“Agreement” means this Sixth Amended and Restated Credit Agreement as the same may be amended or supplemented from time to time.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus  1⁄2 of 1.0% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.0%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Parent Guarantor or its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Margin” means,

(a) for Revolving Loans (i) outstanding at any time when the Revolving Facility is subject to a Borrowing Base pursuant to Section 2.07 and a Borrowing Base has been established, with respect to any ABR Loan or Eurodollar Loan or with respect to any Revolving Commitment fee, as the case may be, the rate per annum set forth in Table 1 below based upon the Borrowing Base Utilization Percentage then in effect, and (ii) outstanding at any time to which clause (i) above does not apply, with respect to any ABR Loan or Eurodollar Loan or with respect to any Revolving Commitment fee, as the case may be, the rate per annum set forth in Table 2 below based upon the Parent Guarantor’s Debt Rating then in effect:

Table 1

Borrowing Base Utilization Grid
Borrowing Base Utilization Percentage	<25%	>25% but <50%	>50% but <75%	>75% but <90%	>90%
ABR Loans	0.50%	0.75%	1.00%	1.25%	1.50%
Eurodollar Loans	1.50%	1.75%	2.00%	2.25%	2.50%
Commitment Fee	0.375%	0.375%	0.50%	0.50%	0.50%

Table 2

Ratings Grid
Debt Rating	>Baa1/BBB+	Baa2/BBB	Baa3/BBB-	<Ba1/BB+
ABR Loans	0.125%	0.25%	0.50%	0.75%
Eurodollar Loans	1.125%	1.25%	1.50%	1.75%
Commitment Fee	0.15%	0.20%	0.25%	0.30%

(b)        for Term Loans outstanding during the period (i) from the Closing Date until the 90th day after the Closing Date (A) with respect to any ABR Term Loan, 1.00% per annum and (B) with respect to any Eurodollar Term Loan, 2.00% per annum and (ii) commencing on the 91st day after the Closing Date until the Term Loans are paid in full (A) with respect to any ABR Term Loan, 1.50% per annum and (B) with respect to any Eurodollar Loan, 2.50% per annum.

Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change, provided, however, that, with respect to the Applicable Margin for Revolving Loans for any day during any period to which clause (a)(i) in the definition of Application Margin applies, if the Borrower fails to deliver a Reserve Report pursuant to Section 8.11(a), and until such Reserve Report is delivered, then the “Applicable Margin” means the rate per annum set forth on Table 1 when the Borrowing Base Utilization Percentage is at its highest level.

In Table 2, the Applicable Margin will be based on the highest Debt Rating. If S&P or Moody’s does not have a Debt Rating in effect, then such rating agency not having a Debt Rating in effect shall be deemed to have established a Debt Rating of less than Ba1/BB+. If the Debt Ratings established or deemed to have been established fall within different levels on the ratings grid, the Applicable Margin shall be based on the higher of the Debt Ratings, unless one of the Debt Ratings is two or more levels lower than the other, in which case the Applicable Margin shall be determined by reference to the level next below that of the higher of the Debt Ratings. Each change in the Applicable Margin while Table 2 is in effect (other than as a result of a change in the rating system of such rating agency) shall be effective as of the date on which a Debt Rating change is first publically announced by the applicable rating agency, and such change shall apply during the period commencing on the effective date of such change and end on the date immediately preceding the effective date of the next such change. “Applicable Percentage” means, with respect to any Lender, each of its Applicable Revolving Percentage or Applicable Term Loan Percentage.

“Applicable Revolving Percentage” means, with respect to any Lender, the percentage of the Aggregate Maximum Revolving Credit Amounts represented by such Lender’s Maximum Revolving Credit Amount as such percentage is set forth on Annex I; provided that if the Revolving Commitments have terminated or expired, the Applicable Revolving Percentages shall be determined based upon Revolving Commitments most recently in effect.

“Applicable Term Loan Percentage” means, with respect to any Lender, the percentage of the Aggregate Maximum Term Loan Amounts represented by such Lender’s Maximum Term Loan Amount as such percentage is set forth on Annex I; provided that if the Term Loan Commitments have terminated or expired, the Applicable Term Loan Percentages shall be determined based upon Term Loan Commitments most recently in effect.

“Approved Counterparty” means (a) any Person that is a Lender or an Affiliate of a Lender and (b) any other Person whose long term senior unsecured debt rating is A-/A3 by S&P or Moody’s (or their equivalent) or higher (at the time the Swap Agreement is entered into).

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Approved Petroleum Engineers” means (a) Netherland, Sewell & Associates, Inc., (b) Ryder Scott Company Petroleum Consultants, L.P., (c) Cawley, Gillespie & Associates, Inc. and (d) any other independent petroleum engineers reasonably acceptable to the Administrative Agent.

“Arranger” means J.P. Morgan Securities LLC, in its capacities as a joint lead arranger and sole bookrunner hereunder.

“Asset Coverage Minimum” means an Asset Coverage Ratio of at least 1.50 to 1.00.

“Asset Coverage Ratio” means, at any time, the ratio of (a) the Present Value at such time to (b) the Total Net Debt at such time.

“Asset Sale” means any non-ordinary course Sale under Section 9.11(d) or (f) in any single transaction or series of related transactions that involves assets having a fair market value, at the time of such Sale, of more than $100,000,000.

“Assignees” has the meaning assigned such term in Section 12.18.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 12.04(b)), and accepted by the Administrative Agent, in the form of Exhibit F or any other form approved by the Administrative Agent.

“Bank Price Deck” means the Administrative Agent’s forward curve for each of oil, natural gas and other Hydrocarbons, as applicable, furnished to the Borrower by the Administrative Agent from time to time in accordance with Section 2.07(g) of this Agreement.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America or any successor Governmental Authority.

“Borrowing” means Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Base” means at any time an amount equal to the amount determined in accordance with Section 2.07, as the same may be adjusted from time to time pursuant to Sections 2.07(e), 2.07(f) or 9.11.

“Borrowing Base Deficiency” occurs if at any time the total Revolving Credit Exposures exceeds the Borrowing Base then in effect, less the Term Loan Exposure. For the avoidance of doubt, no Borrowing Base Deficiency shall be deemed to exist (a) during any Investment Grade Rating Period or (b) following a Rating Downgrade Trigger Event but prior to the time at which a Borrowing Base has been established.

“Borrowing Base Properties” means the Oil and Gas Properties of the Credit Parties included in the Initial Reserve Report and thereafter in the most recently delivered Reserve Report delivered pursuant to Section 8.11.

“Borrowing Base Utilization Percentage” means, as of any day, the fraction expressed as a percentage, the numerator of which is the sum of the Revolving Credit Exposures and Term Loan Exposures of the Lenders on such day, and the denominator of which is the Borrowing Base in effect on such day.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or Houston, Texas are authorized or required by law to remain closed; and if such day relates to a Borrowing or continuation of, a payment or prepayment of principal of or interest on, or a conversion of or into, or the Interest Period for, a Eurodollar Loan or a notice by the Borrower with respect to any such Borrowing or continuation, payment, prepayment, conversion or Interest Period, any day which is also a day on which banks are open for dealings in dollar deposits in the London interbank market.

“Capital Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases on the balance sheet of the Person liable (whether contingent or otherwise) for the payment of rent thereunder.

“Casualty Event” means any theft, loss, physical destruction or damage, taking or similar event (or series of related events) that causes (or cause) all or any material portion of the Collateral to be damaged, destroyed or rendered unfit for its intended use.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof), of Equity Interests representing more than thirty percent (30.0%) of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Parent Guarantor, (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Parent Guarantor by Persons who were neither (i) nominated by the board of directors of the Parent Guarantor nor (ii) appointed by directors so nominated or (c) the failure of the Parent Guarantor to own, directly or indirectly, all of the issued and outstanding Equity Interests of the Borrower.

“Change in Law” means (a) the adoption of any law, rule or regulation by any Governmental Authority after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 5.01(b)), by any lending office of such Lender or by such Lender’s or the Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States of America or foreign regulatory authorities, in each case pursuant to Basel III (but not Basel II), shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued. Notwithstanding the foregoing, “Change in Law” shall exclude any of the foregoing that is merely proposed and not binding.

“Closing Date” means the date on which the conditions specified in Section 6.02 are satisfied (or waived in accordance with Section 12.02).

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means the Mortgaged Properties and any other assets subject to a Lien under the Security Instruments.

“Collateral Coverage Requirement” means the requirement that the Mortgaged Properties represent at least 70% of the total value of the Oil and Gas Properties evaluated in the most recently completed Reserve Report after giving effect to exploration and production activities, acquisitions, dispositions and production; provided that in no event shall Kodiak, Holdco (US) or any of their Subsidiaries be required to grant a Lien hereunder to secure amounts in excess of the maximum amount which Kodiak, Holdco (US) and any of their Subsidiaries may secure without violation of the Kodiak Indentures.

“Commitment” means, with respect to each Lender, its Revolving Commitment and/or its Term Loan Commitment, as the context may require.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Company Representations” means the representations and warranties made by Kodiak in the PSA as are material to the interests of the Lenders, but only to the extent that the accuracy of any such representation or warranty is a condition to the Parent Guarantor’s obligations to close under the PSA or the Parent Guarantor has the right to terminate its obligations under the PSA as a result of a breach of such representations or warranties in the PSA.

“Competitor” means any competitor of the Parent Guarantor or any Subsidiary that is in one or more of the same or similar lines of business as the Parent Guarantor or any Subsidiary.

“Compliance Certificate” has the meaning assigned such term in Section 8.01(c).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consent Solicitation” means the discharge, defeasance, change of control tender offer, and/or consent solicitation to amend certain provisions of the Kodiak Senior Notes and/or other offer to repurchase and/or redeem the Kodiak Senior Notes by the Parent Guarantor and/or the Borrower.

“Consolidated Net Income” means with respect to the Parent Guarantor and the Consolidated Subsidiaries, for any period, the aggregate of the net income (or loss) of the Parent Guarantor and the Consolidated Subsidiaries after allowances for Taxes for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following (without duplication): (a) the net income of any Person (including any Unrestricted Subsidiary) in which the Parent Guarantor or any Consolidated Subsidiary has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Parent Guarantor and the Consolidated Subsidiaries in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in cash during such period by such other Person to the Parent Guarantor or to a Consolidated Subsidiary, as the case may be; (b) the net income (but not loss) during such period of any Consolidated Subsidiary to the extent that the declaration or payment of cash dividends or similar cash distributions by that Consolidated Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument or Governmental Requirement applicable to such Consolidated Subsidiary, in each case determined in accordance with GAAP; (c) the net income (or loss) of any Person acquired in a pooling-of-interests transaction for any period prior to the date of such transaction; (d) any extraordinary non-cash gains or non-cash losses during such period and (e) any gains or losses attributable to writeups or writedowns of assets, including ceiling test writedowns; and provided further that if the Parent Guarantor or any Consolidated Subsidiary shall acquire or dispose of any Property during such period or a Subsidiary shall be redesignated as either an Unrestricted Subsidiary or a Restricted Subsidiary, then Consolidated Net Income shall be calculated after giving pro forma effect to such acquisition, disposition or redesignation, as if such acquisition, disposition or redesignation had occurred on the first day of such period. For the avoidance of doubt, the aggregate of the net income (or loss) attributable to any Unrestricted Subsidiaries shall be excluded in calculating Consolidated Net Income, except to the extent of the amount of dividends or distributions actually paid in cash during such period by any such Unrestricted Subsidiary to the Parent Guarantor or to a Restricted Subsidiary, as the case may be.

“Consolidated Subsidiaries” means each Restricted Subsidiary of the Parent Guarantor (whether now existing or hereafter created or acquired) the financial statements of which are consolidated with the financial statements of the Parent Guarantor in accordance with GAAP.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Party” means the Parent Guarantor and each of its Restricted Subsidiaries, including the Borrower and any Additional Borrower.

“Debt” means, for any Person, the sum of the following (without duplication): (a) all obligations of such Person for borrowed money or evidenced by bonds, bankers’ acceptances, debentures, notes or other similar instruments; (b) all obligations of such Person (whether contingent or otherwise) in respect of letters of credit, surety or other bonds and similar instruments; (c) obligations of such Person to pay the deferred purchase price of Property or services (other than (i) trade and similar accounts payable that do not constitute “Debt” under any other clause in this definition, (ii) accrued expenses arising in the ordinary course of business and employee compensation and accrued pension costs and other employee benefit and compensation obligations arising in the ordinary course of business, (iii) earn-outs and holdbacks and (iv) customer advances); (d) all obligations under Capital Leases; (e) all obligations under Synthetic Leases; (f) all Debt (as defined in the other clauses of this definition) of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise to be secured by) a Lien on any Property of such Person, whether or not such Debt has been assumed by such Person, provided that the amount of Debt for purposes of clause (f) shall be an amount equal to the lesser of the unpaid amount of such Debt and the fair market value of the encumbered Property; (g) all Debt (as defined in the other clauses of this definition) of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the Debt (howsoever such assurance shall be made) to the extent of the lesser of the amount of such Debt and the maximum stated amount of such guarantee or assurance against loss; (h) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position of others or financial covenants of others or to purchase the Debt of others; (i) obligations to deliver commodities, goods or services, including, without limitation, Hydrocarbons, in consideration of one or more advance payments, other than gas balancing arrangements in the ordinary course of business; (j) any Debt of a partnership for which such Person is liable either by agreement, by operation of law or by a Governmental Requirement but only to the extent of such liability; (k) Disqualified Capital Stock of such Person; and (l) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment. The Debt of any Person shall include all obligations of such Person of the character described above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is not included as a liability of such Person under GAAP. For the avoidance of doubt, indebtedness that has been defeased and/or discharged in accordance with its terms (including by the deposit of cash and/or securities for subsequent application to the repayment of such indebtedness), obligations under Swap Agreements and the obligations of the Borrower to make payments of net proceeds from the sale of production of Hydrocarbons pursuant to the net profits interest conveyed to the Trusts pursuant to the Trust Agreements shall not be considered “Debt”.

“Debt Rating” means the long-term senior unsecured, non-credit enhanced publicly held debt rating of the Parent Guarantor (or, in the absence of such a rating by S&P and/or Moody’s, as the case may be, the general corporate family credit rating or similar rating assigned to the Parent Guarantor) by S&P and Moody’s.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender, as reasonably determined by the Administrative Agent that has (a) failed to fund any portion of its Loans or participations in Letters of Credit within three (3) Business Days of the date required to be funded by it hereunder, (b) notified the Borrower, the Administrative Agent, the Issuing Bank or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement, (c) failed within three (3) Business Days after request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (e) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it; provided that, a Lender shall not become a Defaulting Lender solely as the result of the acquisition or maintenance of an ownership interest in such Lender or Person controlling such Lender or the exercise of control over a Lender or Person controlling such Lender by a Governmental Authority or an instrumentality thereof; provided, further, that the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator with respect to a Lender or a parent company under the Dutch Financial Supervision Act 2007 (as amended from time to time and including any successor legislation) shall not be deemed to result in an event described in (e) hereof.

“Disqualified Capital Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is convertible or exchangeable for Debt or redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock) at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the earlier of (a) the Revolving Maturity Date and (b) the date on which there are no Loans, LC Exposure or other obligations outstanding under this Agreement (other than contingent obligations) and all of the Commitments are terminated.

“Disqualified Institutions” means (a) those Competitors and Affiliates of Competitors identified on a list available to the Lenders on IntraLinks or another similar electronic system on the Signing Date (as such list may be supplemented from time to time by the Borrower pursuant to clause (b) below) and (b) any other Competitor or Affiliate of a Competitor identified by name in writing to the Administrative Agent after the Signing Date, which designation shall become effective one day after the date that such written designation to the Administrative Agent is made available to the Lenders on IntraLinks or another similar electronic system (and the Administrative Agent hereby agrees to make such written designation so available promptly after receipt thereof from the Borrower), but which shall not apply retroactively to disqualify any Persons that have previously acquired a participation interest in, or taken an assignment of, any Loans and/or Commitments; provided that a Person that would be a Disqualified Institution pursuant to clause (a) or (b), above shall not constitute a Disqualified Institution if (i) such Person is a bank, financial institution, bona fide debt fund or investment vehicle that is engaged in, or that advises funds or other investment vehicles that are engaged in, making, purchasing, holding, or otherwise investing in commercial loans, bonds or similar extensions of credit or securities in the ordinary course of business and (ii) no Competitor or Affiliate described in the foregoing clause (a) or (b) directly or indirectly, possess the power to direct or cause the direction of the investment policies of such entity; provided further that “Disqualified Institutions” shall exclude any Person that the Borrower has designated as no longer being a “Disqualified Institution” by written notice delivered to the Administrative Agent from time to time.

“Disregarded Entity” means an entity that, pursuant to Treas. Reg. § 301.7701-2(c)(2), is disregarded for U.S. federal income Tax purposes as an entity separate from its owner.

“dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means any Restricted Subsidiary that is organized under the laws of the United States of America or any state thereof or the District of Columbia.

“Double Investment Grade Rating Event” means the first day on which (a) the Parent Guarantor’s Debt Rating is assigned a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and equal to or higher than BBB- (or the equivalent) by S&P and (b) no Default or Event of Default has occurred and is continuing (excluding, for the avoidance of doubt, any Default or Event of Default under one or more of the provisions that would cease to apply in connection with the applicable change in ratings, provided that such Default or Event of Default did not exist prior to the transaction or series of related transactions resulting in such change in ratings).

“DQ List” has the meaning assigned to this term in Section 12.04(b)(iv).

“EBITDAX” means, for any period, the sum of Consolidated Net Income for such period plus the following to the extent deducted in calculating Consolidated Net Income in such period but without duplication: (a) interest, (b) Taxes on or measured by income (including franchise taxes imposed in lieu of income taxes), (c) depreciation, (d) depletion, (e) amortization, (f) exploration expenses, (g) all non-cash charges arising from the write-off of intangible assets, (h) all other non-cash losses, charges, expenses or other items, (i) all non-recurring cash losses, charges or expenses (including those resulting from restructurings, divestitures and severances), (j) all extraordinary losses and (k) all fees, costs, expenses and losses incurred during such period in connection with any issuance, incurrence or repayment of Debt, any discontinued operations, any issuance of Equity Interests, any Investment and the Acquisition, in each case to the extent permitted hereunder and not to exceed in the aggregate $25,000,000; provided that there shall be excluded from such calculation (to the extent otherwise included therein) the following (without duplication): (a) the net income of any Person (including any Unrestricted Subsidiary) in which the Parent Guarantor or any Consolidated Subsidiary has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Parent Guarantor and the Consolidated Subsidiaries in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in cash during such period by such other Person to the Parent Guarantor or to a Consolidated Subsidiary, as the case may be, (b) the net income (but not loss) during such period of any Consolidated Subsidiary to the extent that the declaration or payment of cash dividends or similar cash distributions by that Consolidated Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument or Governmental Requirement applicable to such Consolidated Subsidiary, in each case determined in accordance with GAAP, (c) the net income (or loss) of any Person acquired in a pooling-of-interests transaction for any period prior to the date of such transaction, (d) any extraordinary non-cash gains or non-cash losses during such period and (e) any gains or losses attributable to writeups or writedowns of assets, including ceiling test writedowns. For any such period during which the Acquisition or any other acquisition permitted hereunder is consummated, EBITDAX shall be calculated on a pro forma basis as if the Acquisition or such other acquisition, as the case may be, had been consummated at the commencement of such period.

“ECP” means any Person who qualifies as an “eligible contract participant” under Section 2(e) of the Commodity Exchange Act.

“Engineering Reports” has the meaning assigned such term in Section 2.07(c)(i).

“Environmental Laws” means any and all Governmental Requirements pertaining in any way to the environment, the preservation or reclamation of natural resources, or the management, Release or threatened Release of any Hazardous Materials, in effect in any and all jurisdictions in which the Parent Guarantor or any other Credit Party is conducting, or at any time has conducted, business, or where any Property of the Parent Guarantor or any other Credit Party is located, including, the Oil Pollution Act of 1990 (“OPA”), as amended, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 (“CERCLA”), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 (“RCRA”), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Law, as amended, and other environmental conservation or protection Governmental Requirements.

“Environmental Permit” means any permit, registration, license, notice, approval, consent, exemption, variance, or other authorization required under or issued pursuant to applicable Environmental Laws.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest (other than any Debt security which by its terms is convertible at the option of the holder into Equity Interests).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute.

“ERISA Affiliate” means each trade or business (whether or not incorporated) which together with the Parent Guarantor or any other Credit Party would be deemed to be a “single employer” within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate (other than pursuant to clause (c) of the definition of “Alternate Base Rate”).

“Event of Default” has the meaning assigned such term in Section 10.01.

“Excepted Liens” means: (a) Liens on any Property, including Oil and Gas Properties, for Taxes, assessments or other governmental charges or levies which are not delinquent for more than 120 days or thereafter can be paid without penalty or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (b) Liens in connection with workers’ compensation, unemployment insurance or other social security, old age pension, retirement or public liability obligations which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (c) landlord’s liens, operators’, vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, suppliers’, workers’, materialmen’s, construction, customs authorities or other like Liens on Property (including Oil and Gas Properties), arising by operation of law in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties each of which is in respect of obligations that are not more than 120 days delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (d) the terms of the oil and gas leases and lease burdens payable to third parties which are deducted in the calculation of discounted present value in the Reserve Report including, without limitation, any royalty, overriding royalty, net profits interest, production payment, carried interest or reversionary working interest; (e) contractual Liens on Property (including Oil and Gas Properties), which arise in the ordinary course of business under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements which are usual and customary in the oil and gas business and are for claims which are not delinquent for more than 120 days or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP, provided that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by the Parent Guarantor or any other Credit Party or materially impair the value of such Property subject thereto; (f) Liens (i) arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution, provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board and no such deposit account is intended by the Parent Guarantor or any other Credit Party to provide collateral to the depository institution, (ii) in the ordinary course of business in connection with intercompany cash pooling, interest set-off and/or sweeping arrangements and (iii) of a collecting bank arising under Section 4-210 of the UCC on items in the course of collection; (g) easements, restrictions, servitudes, permits, conditions, covenants, minor defects or irregularities in title and other encumbrances on title to real property, exceptions or reservations in any Property, including any Oil and Gas Property, of the Parent Guarantor or any other Credit Party for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, that do not secure any monetary obligations and which in the aggregate do not materially impair the use of such Property for the purposes of which such Property is held by the Parent Guarantor or any other Credit Party or materially impair the value of such Property subject thereto; (h) Liens on cash, cash equivalents, deposits or securities pledged to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business; (i) appeal bond, judgment, attachment and other similar Liens on any Property, including Oil and Gas Properties, not giving rise to an Event of Default; (j) consents to assignment, preferential rights to purchase, and similar contractual provisions regarding Oil and Gas Properties; and (k) Liens on Property, including Oil and Gas Properties, arising from precautionary UCC filings; provided, further that no intention to subordinate the first priority Lien granted in favor of the Administrative Agent and the Lenders is to be hereby implied or expressed by the permitted existence of such Excepted Liens.

“Excluded Subsidiaries” means (a) Whiting Programs, Inc., a Delaware corporation, (b) any Subsidiary that is a captive insurance company, (c) any Subsidiary that is a special purpose entity for asset securitization, structured finance or other off balance sheet purposes and with respect to which becoming a Subsidiary Guarantor would violate requirements set forth in its organizational documents, debt agreements or applicable law, (d) any Subsidiary prohibited by applicable law from becoming a Subsidiary Guarantor, (e) any joint venture Subsidiary to the extent its organizational documents prohibit it from becoming a Subsidiary Guarantor, (f) any FSHCO or Domestic Subsidiary of a Foreign Subsidiary (other than any such Domestic Subsidiary with respect to which each direct and indirect foreign parent entity is a Disregarded Entity), (g) each Restricted Subsidiary that is prohibited by any applicable Contractual Obligation or applicable law from becoming a Subsidiary Guarantor at the time such Subsidiary becomes a Restricted Subsidiary (and for so long as such restriction or any replacement or renewal thereof is in effect) or that would require consent, approval, license or authorization of a Governmental Authority to become a Subsidiary Guarantor at the time such Subsidiary becomes a Restricted Subsidiary (unless such consent, approval, license or authorization has been received), (h) each Domestic Subsidiary acquired pursuant to a Permitted Acquisition in connection with which secured Permitted Acquired Debt exists and each Restricted Subsidiary thereof that guarantees such Debt to the extent and so long as the financing documentation relating to such Permitted Acquired Debt prohibits such Restricted Subsidiary from becoming a Subsidiary Guarantor, (i) any Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent and the Borrower, the cost or other consequences of causing such Subsidiary to become a Subsidiary Guarantor shall be excessive in view of the benefits to be obtained by the Lenders therefrom, and (j) each Unrestricted Subsidiary; provided that, in the case of clause (c), (d), (g), (h) or (i) if the relevant restriction merely limits the amount of any guarantee, then such Subsidiary shall not be an Excluded Subsidiary but its guarantee shall be appropriately limited to the maximum amount permitted under such applicable restriction.

“Excluded Swap Obligation” means, with respect to any Credit Party, any Swap Obligation if, and to the extent that, all or a portion of the liability of such Credit Party with respect to, or the grant by such Credit Party of a security interest to secure, such Swap Obligation (or any guaranty thereof or other agreement or undertaking agreeing to guaranty, repay, indemnify or otherwise be liable therefor) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (a) by virtue of such Credit Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guaranty obligation or other liability of such Credit Party or the grant of such security interest becomes or would become effective with respect to such Swap Obligation or (b) in the case of a Swap Obligation subject to a clearing requirement pursuant to section 2(h) of the Commodity Exchange Act (or any successor provision thereto), because such Credit Party is a “financial entity,” as defined in section 2(h)(7)(C)(i) the Commodity Exchange Act (or any successor provision thereto), at the time the guaranty obligation or other liability of such Credit Party becomes or would become effective with respect to such related Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guaranty obligation or other liability or security interest is or becomes illegal.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower or any Guarantor hereunder or under any other Loan Document, (a) income or franchise taxes imposed on (or measured by) its net income (i) imposed by the United States of America or such other jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or (ii) that are Other Connection Taxes, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower or any Guarantor is located or that are Other Connection Taxes, (c) in the case of a Lender (other than an assignee pursuant to a request by the Borrower under Section 5.04(b)), U.S. Federal withholding tax that is imposed on amounts payable to such Lender pursuant to a law in effect at the time such Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Lender’s failure to comply with Section 5.03(e), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts with respect to such withholding tax pursuant to Section 5.03(a), (d) Taxes attributable to such recipient’s failure to comply with Section 5.03(e), and (e) any U.S. Federal withholding Taxes imposed under FATCA.

“Existing Kodiak Credit Agreement” means that certain Amended and Restated Credit Agreement dated as of October 28, 2011, as amended, among Kodiak Oil & Gas (USA) Inc., Wells Fargo Bank, N.A., as administrative agent and the other agents and lenders party thereto.

“Existing Letters of Credit” means any letters of credit that remain outstanding under the Existing Whiting Credit Agreement on the Closing Date.

“Existing Senior Notes” means, collectively, (a) the following senior notes and senior subordinated notes issued by the Parent Guarantor: $350.0 million 6 1⁄2% Senior Subordinated Notes due 2018, $1,100.0 million 5.000% Senior Notes due 2019, $800.0 million 5.750% Senior Notes due 2021, and $400.0 million 5.750% Senior Notes due 2021 and (b) the Kodiak Senior Notes.

“Existing Whiting Credit Agreement” has the meaning assigned to such term in the Recitals to this Agreement.

“Exiting Lender” has the meaning assigned such term in Section 12.18.

“Facility” means each of the Term Loan Facility and the Revolving Facility (and collectively, the “Facilities”).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreements entered into in connection with the implementation of such Sections 1471 through 1474 of the Code (or any such amended or successor version thereof).

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“Federal Funds Effective Rate” means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Financial Officer” means, for any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person. Unless otherwise specified, all references herein to a Financial Officer means a Financial Officer of the Parent Guarantor.

“Financial Statements” means the financial statement or statements of the Parent Guarantor and its Consolidated Subsidiaries referred to in Section 7.04(a).

“Foreign Lender” means (i) a Lender that is neither a Disregarded Entity nor a U.S. Person, and (ii) a Lender that is a Disregarded Entity and that is treated for U.S. federal income Tax purposes as having as its sole owner a Person that is not a U.S. Person.

“Foreign Subsidiary” means any Restricted Subsidiary that is not a Domestic Subsidiary.

“FSHCO” means any Domestic Subsidiary that owns (directly or through its Subsidiaries) no material assets other than the Equity Interests of or Debt issued by any Subsidiary (or Subsidiaries) of the Parent Guarantor that is a “controlled foreign corporation” within the meaning of Section 957(a) of the Code.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time subject to the terms and conditions set forth in Section 1.05.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Governmental Requirement” means any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, rules of common law, authorization or other directive or requirement, whether now or hereinafter in effect, of any Governmental Authority.

“Guarantors” means the Parent Guarantor and each Subsidiary Guarantor.

“Guaranty and Collateral Agreement” means an agreement executed by the Guarantors in substantially the form of Exhibit E-2.

“Hazardous Material” means any substance regulated or as to which liability might arise under any applicable Environmental Law including: (a) any chemical, compound, material, product, byproduct, substance or waste defined as or included in the definition or meaning of “hazardous substance,” “hazardous material,” “hazardous waste,” “solid waste,” “toxic waste,” “extremely hazardous substance,” “toxic substance,” “contaminant,” “pollutant,” or words of similar meaning or import found in any applicable Environmental Law; (b) Hydrocarbons, petroleum products, petroleum substances, natural gas, oil, oil and gas waste, crude oil, and any components, fractions, or derivatives thereof; and (c) radioactive materials, explosives, asbestos or asbestos containing materials, polychlorinated biphenyls, radon, infectious or medical wastes.

“Highest Lawful Rate” means, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Notes or on other Secured Obligations under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws allow as of the date hereof.

“Holdco (US)” means the Domestic Subsidiary constituting a direct Wholly-Owned Subsidiary of the Parent Guarantor formed or to be formed in connection with the consummation of the Acquisition for the purpose of owning the Equity Interests of Kodiak.

“Hydrocarbon Interests” means all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.

“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

“Impacted Interest Period” has the meaning assigned to such term in the definition of “LIBO Rate”.

“Indemnified Taxes” means (a) Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Loan Document and (b) to the extent not otherwise described in clause (a) above, Other Taxes.

“Indentures” means, collectively, (a) that certain Subordinated Indenture dated as of April 19, 2005 (as amended, supplemented and otherwise modified by that certain Second Supplemental Indenture dated September 24, 2010) among the Parent Guarantor, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as successor trustee, governing those 6  1⁄2% Senior Subordinated Notes due 2018; (b) that certain Senior Indenture, dated September 12, 2013, among the

Parent Guarantor, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee, as amended, supplemented and otherwise modified by that certain First Supplemental Indenture, dated September 12, 2013, among the Parent Guarantor, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee, creating the 5.000% Senior Notes due 2019, that certain Second Supplemental Indenture, dated September 12, 2013, among the Parent Guarantor, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee, creating the 5.750% Senior Notes due 2021, and that certain Third Supplemental Indenture, dated September 26, 2013, among the Parent Guarantor, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee, creating the 5.750% Senior Notes due 2021; (c) the indentures, supplemental indentures or other agreements under or pursuant to which the Senior Notes are issued; and (d) any indentures under or pursuant to which any Permitted Additional Senior Notes are issued.

“Initial Reserve Reports” means (i) the report of the Vice President - Reservoir Engineering and Acquisitions (or a comparable officer) of the Borrower dated as of January 3, 2014, with respect to certain Oil and Gas Properties of the Parent Guarantor and the Credit Parties as of June 30, 2014, and (ii) all written reports requested or commissioned by Kodiak or its Subsidiaries and delivered to Kodiak or its Subsidiaries in writing on or before the date of this Agreement concerning Kodiak’s and such Subsidiaries’ Oil and Gas Properties prepared by any unaffiliated person as of February 11, 2014.

“Initial Term Loan Commitments” has the meaning assigned such term in the definition of “Term Loan Commitments”.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.04.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, with the consent of each Lender, nine or twelve months) thereafter, as the Borrower may elect; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (c) no Interest Period shall extend beyond the Revolving Maturity Date, with respect to the Revolving Facility, and the Term Loan Maturity Date, with respect to the Term Loan Facility. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interim Redetermination” has the meaning assigned such term in Section 2.07(b).

“Interim Redetermination Date” means the date on which a Borrowing Base that has been redetermined pursuant to an Interim Redetermination becomes effective as provided in Section 2.07(d).

“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBOR Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent demonstrable error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBOR Screen Rate for the longest period for which the LIBOR Screen Rate is available for dollars) that is shorter than the Impacted Interest Period; and (b) the LIBOR Screen Rate for the shortest period (for which the LIBOR Screen Rate is available for dollars) that exceeds the Impacted Interest Period, in each case, at such time.

“Investment” means, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of Equity Interests of any other Person; (b) the making of any loan or capital contribution to, assumption of Debt of, purchase or other acquisition of any other Debt or equity participation or interest in any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding ninety (90) days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business); or (c) the entering into of any guarantee of, or other contingent obligation (including the deposit of any Equity Interests to be sold) with respect to, Debt of any other Person. For purposes of covenant compliance, the amount of any Investment by any Person outstanding at any time shall be the amount actually invested (measured at the time invested), net of any returns or distributions of capital or repayment of principal actually received in cash by such Person with respect thereto from time to time.

“Investment Grade Rating Event” means the first day on which (a) the Parent Guarantor’s Debt Rating is assigned a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or equal to or higher than BBB- (or the equivalent) by S&P and (b) no Default or Event of Default has occurred and is continuing (excluding, for the avoidance of doubt, any Default or Event of Default under one or more of the provisions that would cease to apply in connection with the applicable change in ratings, provided that such Default or Event of Default did not exist prior to the transaction or series of related transactions resulting in such change in ratings).

“Investment Grade Rating Period” means any period commencing with the date the Parent Guarantor elects to enter into an Investment Grade Rating Period pursuant to the provisions of Section 12.14 and ending with the date on which a Rating Downgrade Trigger Event occurs.

“Issuing Bank” means JPMorgan, in its capacity as the issuer of Letters of Credit hereunder, and such other Lenders as may agree with the Borrower from time to time to be issuers of Letters of Credit. The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Kodiak” means Kodiak Oil & Gas Corp., a corporation continued and existing under the laws of Yukon Territory, Canada.

“Kodiak Indentures” has the meaning given to this term in the definition of Kodiak Senior Notes.

“Kodiak Senior Notes” means the (a) $800.0 million 8.125% senior notes due 2019 issued under that certain indenture, dated November 23, 2011, as supplemented by the supplemental indenture, dated July 30, 2013, between Kodiak, the guarantors party thereto, U.S. Bank National Association, as trustee, and Computershare Trust Company of Canada, as Canadian trustee, (b) $350.0 million 5 1⁄2% senior notes due 2021 issued under that certain indenture, dated as of January 15, 2013, as supplemented by the supplemental indenture, dated July 30, 2013, between Kodiak, the guarantors party thereto, U.S. Bank National Association, as trustee, and Computershare Trust Company of Canada, as Canadian trustee, and

(c) $400.0 million 5.5% senior notes due 2022, issued under that certain indenture dated July 26, 2013, between Kodiak, the guarantors party thereto, U.S. Bank National Association, as trustee, and Computershare Trust Company of Canada, as Canadian trustee (the foregoing indentures, as supplemented from time to time prior to the date hereof, and as further supplemented from time to time after the date hereof to add the Borrower and Guarantors as guarantors or co-issuers of the related senior notes and, to the extent the requisite consents are obtained, to effect the amendments contemplated by the Consent Solicitation, are referred to herein collectively as the “Kodiak Indentures”).

“LC Commitment” at any time means One Hundred Million dollars ($100,000,000) or, if less, the aggregate Revolving Commitments.

“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Revolving Percentage of the total LC Exposure at such time.

“Lenders” means the Persons listed on Annex I and any Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption, and any Person that shall have become a party hereto as an Additional Lender pursuant to Section 2.06(c).

“Letter of Credit” means (a) each of the Existing Letters of Credit and (b) any letter of credit issued pursuant to this Agreement.

“Letter of Credit Agreements” means all letter of credit applications and other agreements (including any amendments, modifications or supplements thereto) submitted by the Borrower, or entered into by the Borrower, with the Issuing Bank relating to any Letter of Credit.

“LIBO Rate” means, for any Interest Period for each Eurodollar Revolving Loan, the London interbank offered rate as administered by Intercontinental Exchange Benchmark Administration Ltd (or any other Person that takes over the administration of such rate for dollars) for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case the “LIBOR Screen Rate”) at approximately 11:00 A.M. (London time) two (2) Business Days prior to the first day of such Interest Period; provided that, if the LIBOR Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement and provided, further, if the LIBOR Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) with respect to dollars then the LIBO Rate shall be the Interpolated Rate, provided, that, if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“LIBOR Screen Rate” has the meaning assigned to such term in the definition of “LIBO Rate”.

“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (a) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a financing lease, consignment or bailment for security purposes or (b) production payments and the like payable out of Oil and Gas Properties. For the avoidance of doubt, “Lien” shall not include customary gas balancing agreements or the interest of a lessor under an operating lease. For the purposes of this Agreement, the Parent Guarantor and the Credit Parties shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or leases under a financing lease pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

“Loan Documents” means this Agreement, the Notes, if any, the Letter of Credit Agreements, the Letters of Credit and the Security Instruments.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Major Default” means a Default or Event of Default under Section 8.02(a), 10.01(a), 10.01(f)-(m) or Article IX of this Agreement.

“Majority Lenders” means, at any time, Lenders having Term Loan Exposures, Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Term Loan Exposures, Revolving Credit Exposures and unused Commitments at such time.

“Majority Revolving Lenders” means, at any time while no Revolving Loans or LC Exposure are outstanding, Revolving Lenders having more than fifty percent (50.0%) of the Aggregate Maximum Revolving Credit Amounts; and at any time while any Revolving Loans or LC Exposure are outstanding, Revolving Lenders holding more than fifty percent (50.0%) of the outstanding aggregate principal amount of the Revolving Loans and participation interests in Letters of Credit (without regard to any sale by a Revolving Lender of a participation in any Revolving Loan under Section 12.04(c)).

“Majority Term Loan Lenders” means, at any time while no Term Loans are outstanding, Term Loan Lenders having more than fifty percent (50.0%) of the Aggregate Maximum Term Loan Amounts; and at any time while any Term Loans are outstanding, Term Loan Lenders holding more than fifty percent (50.0%) of the outstanding aggregate principal amount of the Term Loans (without regard to any sale by a Term Loan Lender of a participation in any Term Loan under Section 12.04(c)).

“Material Adverse Effect” means a material adverse change in, or material adverse effect on (a) the business, operations, Property or financial condition of the Parent Guarantor and the other Credit Parties taken as a whole, (b) the ability of the Borrower or any Guarantor to perform any of its obligations under any Loan Document to which it is a party, (c) the validity or enforceability of any Loan Document against the Credit Parties or (d) the rights and remedies against the Credit Parties of, or benefits available to, the Administrative Agent, any other Agent, the Issuing Bank or any Lender under any Loan Document; provided, however, no Material Adverse Effect shall result from changes or effects in connection with events or circumstances disclosed in any annual report on Form 10-K, quarterly report on Form 10-Q or current report on Form 8-K filed with the SEC at least one (1) Business Day prior to the Signing Date.

“Material Domestic Subsidiary” means, as of any date, any Domestic Subsidiary that (a) is a Wholly-Owned Subsidiary and (b) together with its Subsidiaries, owns Property which represents more than 5% of the consolidated assets of the Credit Parties as would be shown in the most recent delivered consolidated quarterly financial statements of the Credit Parties but excluding the value of the Equity Interests of all of its Domestic Subsidiaries and intercompany debt owed to such Domestic Subsidiary from any other Domestic Subsidiary, the Parent Guarantor or the Borrower.

“Material Indebtedness” means Debt (other than the Loans and Letters of Credit and Debt owed to any Credit Party), or obligations in respect of one or more Swap Agreements, of any one or more Credit Parties in an aggregate principal amount exceeding the lesser of (a) $125,000,000 and (b) such lesser amount set forth under the definition of “Material Indebtedness” (or other similar term) in any Indenture (other than any Kodiak Indenture), but in all cases excluding Debt to the extent permitted by Section 9.02(c) and Section 9.02(e). For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Parent Guarantor or any other Credit Party in respect of any Swap Agreement at any time shall be the Swap Termination Value.

“Maximum Credit Amount Increase Certificate” has the meaning assigned to such term in Section 2.06(c)(ii)(E).

“Maximum Revolving Credit Amount” means, as to each Lender, the amount set forth opposite such Lender’s name on Annex I under the caption “Maximum Revolving Credit Amount”, as the same may be (a) reduced or terminated from time to time in connection with a reduction or termination of the Aggregate Maximum Revolving Credit Amounts pursuant to Section 2.06(b), (b) increased from time to time pursuant to Section 2.06(c) or (c) modified from time to time pursuant to any assignment permitted by Section 12.04(b).

“Maximum Term Loan Amount” means, as to each Lender, the amount set forth opposite such Lender’s name on Annex I under the caption “Maximum Term Loan Amount”, as the same may be (a) reduced or terminated from time to time in connection with a reduction or termination of the Aggregate Maximum Term Loan Amounts pursuant to Section 2.06(b) or (b) modified from time to time pursuant to any assignment permitted by Section 12.04(b).

“Money Laundering Laws” means any law governing conduct or acts designed in whole or in part to conceal or disguise the nature, location, source, ownership or control of money (including currency or equivalents, e.g., checks, electronic transfers, etc.) to avoid a transaction reporting requirement under state or federal law or to disguise the fact that the money was acquired by illegal means.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency.

“Mortgaged Properties” means Property owned by the Borrower or any Guarantor which is subject to the Liens under the terms of the Security Instruments.

“Net Cash Proceeds” means, (a) with respect to any issuance or incurrence of Debt, the cash proceeds received by the Parent Guarantor or any of its Restricted Subsidiaries therefrom, net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually incurred in connection with such issuance and (b) with respect to any Asset Sale or Casualty Event, the aggregate cash proceeds (including in respect of any insurance proceeds or condemnation awards) and the fair market value of any cash equivalents received by the Borrower or any of its Restricted Subsidiaries in respect of any such Asset Sale or Casualty Event, net of (i) the direct costs relating to such Asset Sale or Casualty Event and the sale or disposition of other non-cash consideration, including, without limitation, legal, accounting and investment banking fees and expenses, and sales commissions, title insurance premiums, survey costs, severance costs and any relocation expenses incurred as a result of such Asset Sale or Casualty Event and costs and expenses associated with the termination of Swap Agreements in connection with such Asset Sale or Casualty Event, (ii) Taxes paid or payable as a result of such Asset Sale or Casualty Event, in each case, after taking into account any available Tax credits or deductions and any Tax sharing arrangements, (iii) amounts required to be applied to the repayment of Debt secured by a Lien on the properties or assets that were the subject of such Asset Sale or Casualty Event, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale or Casualty Event or by applicable law, be repaid out of the proceeds from such Asset Sale or Casualty Event, including any repayment of Revolving Loans required under Section 3.04(c) as the result of a reduction in the Borrowing Base, (iv) payments of unassumed liabilities (not constituting Debt) relating to the assets sold at the time of, or within 60 days after the date of, such Asset Sale or Casualty Event, and (v) any amounts to be set aside in any reserve established in accordance with GAAP or any amount placed in escrow, in either case for adjustment in respect of the sale price of such properties or assets, for indemnification obligations of the Borrower or any of its Restricted Subsidiaries in connection with such Asset Sale or Casualty Event or for other liabilities associated with such Asset Sale or Casualty Event and retained by the Borrower or any of its Restricted Subsidiaries until such time as such reserve is reversed or such escrow arrangement is terminated, in which case Net Cash Proceeds shall include only the amount of the reserve so reversed or the amount returned to the Parent Guarantor or its Restricted Subsidiaries from such escrow arrangement, as the case may be; provided, however, that, with respect to this clause (b) if the Borrower shall deliver a Reinvestment Notice, such proceeds shall not constitute Net Cash Proceeds except to the extent not used in the manner set forth in such Reinvestment Notice at the end of the Reinvestment Period, at which time such proceeds shall constitute Net Cash Proceeds and be required to be applied in accordance with Section 3.04(d).

“New Borrowing Base Notice” has the meaning assigned such term in Section 2.07(d).

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Recourse Debt” means any Debt of any Unrestricted Subsidiary, in each case in respect of which: (a) the holder or holders thereof (i) shall have recourse only to, and shall have the right to require the obligations of such Unrestricted Subsidiary to be performed, satisfied, and paid only out of, the Property of such Unrestricted Subsidiary and/or one or more of its Subsidiaries and (ii) shall have no direct or indirect recourse (including by way of guaranty, support or indemnity) to any Credit Party or to any Property of any Credit Party, whether for principal, interest, fees, expenses or otherwise (it being understood that recourse against any Credit Party or any Property of any Credit Party solely in circumstances customarily excluded by lenders from exculpation provisions in non-recourse financings shall not, without more, cause Debt to be outside the scope of the term “Non-Recourse Debt”); and (b) the terms and conditions relating to the non-recourse nature of such Debt are in form and substance reasonably acceptable to the Administrative Agent.

“Notes” means the promissory notes of the Borrower described in Section 2.02(d) and being substantially in the form of Exhibit A, together with all amendments, modifications, replacements, extensions and rearrangements thereof.

“OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Oil and Gas Properties” means (a) Hydrocarbon Interests; (b) the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; (c) all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; (d) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; (e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; (f) all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests and (g) all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment, rental equipment or other personal Property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

“Organizational Documents” means, with respect to any Person, (a) in the case of any corporation, the certificate of incorporation and by-laws (or similar documents) of such Person, (b) in the case of any limited liability company, the certificate of formation and limited liability company agreement (or similar documents) of such Person, (c) in the case of any limited partnership, the certificate of formation and limited partnership agreement (or similar documents) of such Person, (d) in the case of any general partnership, the partnership agreement (or similar document) of such Person and (e) in any other case, the functional equivalent of the foregoing.

“Other Connection Taxes” means, with respect to the Administrative Agent, Lender, or Issuing Bank, Taxes imposed as a result of a present or former connection between such Person and the jurisdiction imposing such Tax (other than connections arising from such Person having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means any and all present or future stamp, court, or documentary, intangible, recording, filing or similar Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery, performance, registration or enforcement of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement and any other Loan Document other than any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.04(b)).

“Participant” has the meaning set forth in Section 12.04(c)(i).

“Patriot Act Information” has the meaning set forth in Section 2.09(a).

“Permitted Acquired Debt” means Acquired Debt of the Parent Guarantor or any Restricted Subsidiary so long as (a) the Fixed Charge Coverage Ratio (as defined in the Second Supplemental Indenture, dated as of September 24, 2010, among the Parent Guarantor, the Borrower and The Bank of New York Mellon Trust Company, N.A.) for the Parent Guarantor’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Acquired Debt is incurred would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Debt had been incurred at the beginning of such four-quarter period; (b) after giving effect to the incurrence of such additional Acquired Debt, no Default or Event of Default shall have occurred and be continuing; and (c) the Borrower shall be in compliance, on a pro forma basis after giving effect to the incurrence of such Acquired Debt (including any related pro forma adjustments), with the covenants set forth in Section 9.01, as such covenants are recomputed as at the last day of the most recently ended fiscal quarter as if such Acquired Debt had been incurred on the first day of such fiscal quarter.

“Permitted Additional Senior Notes” means any unsecured senior, senior subordinated or subordinated Debt issued after the Closing Date by the Borrower or a Guarantor under Section 9.02(b)(iii) or Section 9.02(g).

“Permitted Refinancing Debt” means Debt (for purposes of this definition, “new Debt”) incurred in exchange for, or proceeds of which are used to refinance, all of any other Debt (the “Refinanced Debt”); to the extent that (a) such new Debt is in an aggregate principal amount not in excess of the sum of (i) the aggregate principal amount then outstanding of the Refinanced Debt (or, if the Refinanced Debt is exchanged or acquired for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount) and (ii) an amount necessary to pay any fees and expenses, including make-whole payments and premiums, related to such exchange or refinancing; (b) such new Debt has a stated maturity no earlier than the stated maturity of the Refinanced Debt and an average life no shorter than the average life of the Refinanced Debt; (c) such new Debt has a market rate of interest; (d) such new Debt is on prevailing market terms for similarly situated issuers, (e) the obligors with respect to such new Debt do not include any Persons that were not obligors with respect to such Refinanced Debt, except that Credit Parties may be added as additional obligors, and (f) if the Refinanced Debt was subordinated in right of payment, such new Debt (and any guarantees thereof) is subordinated in right of payment to the Secured Obligations (or, if applicable, the Guaranty and Collateral Agreement) to at least the same extent as the Refinanced Debt and is otherwise subordinated on terms substantially the same as those in the Refinanced Debt or otherwise reasonably satisfactory to the Administrative Agent.

“Person” means any natural person, corporation (including a business trust), limited liability company, trust, joint stock company, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan, as defined in section 3(3) of ERISA, which is currently or hereafter sponsored, maintained or contributed to by the Borrower or an ERISA Affiliate.

“Present Value” means, as of any date of determination, the PV-9 attributable to the Oil and Gas Properties of the Borrower and its Restricted Subsidiaries; provided that to the extent Proved Developed Producing Reserves constitute less than 65% of PV-9, such other assets shall be excluded.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective. Such rate is set by the Administrative Agent as a general reference rate of interest, taking into account such factors as the Administrative Agent may deem appropriate; it being understood that many of the Administrative Agent’s commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that the Administrative Agent may make various commercial or other loans at rates of interest having no relationship to such rate.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights.

“Proposed Borrowing Base” has the meaning assigned to such term in Section 2.07(c)(i).

“Proposed Borrowing Base Notice” has the meaning assigned to such term in Section 2.07(c)(ii).

“Proved Developed Producing Reserves” means oil and gas reserves that, in accordance with Petroleum Industry Standards, are classified as both “Proved Reserves” and “Developed Producing Reserves.”

“Proved Developed Reserves” means oil and gas reserves that, in accordance with Petroleum Industry Standards, are classified as both “Proved Reserves” and one of the following: (a) “Developed Producing Reserves” or (b) “Developed Non-Producing Reserves.”

“Proved Reserves” means oil and gas reserves that, in accordance with Petroleum Industry Standards, are classified as both “Proved Reserves” and one of the following: (a) “Developed Producing Reserves”, (b) “Developed Non-Producing Reserves” or (c) “Undeveloped Reserves”.

“PSA” has the meaning assigned such term in the definition of Acquisition.

“PV-9” means, with respect to any Proved Reserves expected to be produced from any Borrowing Base Properties, the present value, discounted at 9% per annum, of the future net revenues expected to accrue to the Borrower’s and the Credit Parties’ collective interests in such reserves during the remaining expected economic lives of such reserves, calculated in accordance with the most recent Bank Price Deck provided to the Borrower by the Administrative Agent in accordance with Section 2.07(g) of this Agreement. PV-9 shall be adjusted to give effect to the Swap Agreements permitted by this Agreement as in effect on the date of such determination.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, any Guarantor that has total assets exceeding $10,000,000 at the time such Swap Obligation is incurred or such other person as constitutes an ECP under the Commodity Exchange Act or any regulations promulgated thereunder.

“Rating Downgrade Trigger Event” means the first day on which the Parent Guarantor’s Debt Rating is assigned a rating equal to or lower than Ba1 (or the equivalent) by Moody’s and equal to or lower than BB+ (or the equivalent) by S&P.

“Redemption” means with respect to any Debt, the repurchase, redemption, prepayment, repayment, satisfaction, discharge, defeasance or any other acquisition or retirement for value (or the segregation of funds with respect to any of the foregoing) of such Debt. “Redeem” has the correlative meaning thereto.

“Redetermination Date” means, with respect to any Scheduled Redetermination or any Interim Redetermination, the date that the redetermined Borrowing Base related thereto becomes effective pursuant to Section 2.07(d).

“Refinanced Debt” has the meaning assigned such term in the definition of “Permitted Refinancing Debt”.

“Register” has the meaning assigned such term in Section 12.04(b)(iv).

“Regulation D” means Regulation D of the Board, as the same may be amended, supplemented or replaced from time to time.

“Reinvestment Notice” means, with respect to any Asset Sale or Casualty Event, a certificate of a Financial Officer of the Borrower to the Administrative Agent after the date of receipt of Net Cash Proceeds from an Asset Sale or Casualty Event but before the date that such Net Cash Proceeds would be required to be applied to a prepayment of Loans in accordance with Section 3.04(d), as applicable, setting forth (a) the Borrower’s or such Restricted Subsidiary’s intent to reinvest such Net Cash Proceeds in productive or capital assets of a kind then used or usable in the business of the Borrower or as otherwise permitted by Section 9.05 within 365 days of receipt of such Net Cash Proceeds (such period, as it may be extended pursuant to the proviso below, the “Reinvestment Period”), and (b) certifying that no Default or Event of Default has occurred and is continuing at the time of such certificate; provided that the reinvestment requirements in clause (a) above shall be deemed to be satisfied with respect to any Asset Sale or Casualty Event if, within 365 days after such Asset Sale or Casualty Event, the Borrower or the applicable Restricted Subsidiary, as the case may be, shall have entered into a binding commitment with respect to an acquisition, expenditure or investment, in compliance with clause (a) and that acquisition, expenditure or investment is substantially completed no later than one year and six months after the date of such Asset Sale or Casualty Event.

“Reinvestment Period” has the meaning given to such term in the definition of “Reinvestment Notice”.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors (including attorneys, accountants and experts) of such Person and such Person’s Affiliates.

“Release” means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping, or disposing.

“Remedial Work” has the meaning assigned such term in Section 8.09(a).

“Required Revolving Lenders” means, at any time while no Revolving Loans or LC Exposure are outstanding, Revolving Lenders having at least sixty six and two-thirds percent (66-2/3%) of the Aggregate Maximum Revolving Credit Amounts; and at any time while any Revolving Loans or LC Exposure are outstanding, Revolving Lenders holding at least sixty six and two-thirds percent (66-2/3%) of the outstanding aggregate principal amount of the Revolving Loans or participation interests in such Letters of Credit (without regard to any sale by a Revolving Lender of a participation in any Revolving Loan under Section 12.04(c)).

“Reserve Report” means a report, in form and substance reasonably satisfactory to the Administrative Agent, setting forth, as of each January 1st or July 1st (or such other date in the event of an Interim Redetermination) the oil and gas reserves attributable to the Oil and Gas Properties of the Parent Guarantor and the Credit Parties, together with a projection of the rate of production and future net income, Taxes, operating expenses and capital expenditures with respect thereto as of such date, based upon reasonable economic assumptions and consistent with the most recent Bank Price Deck provided to the Borrower by the Administrative Agent in accordance with Section 2.07(g).

“Reserve Report Certificate” means a certificate of a Responsible Officer in substantially the form of Exhibit H attached hereto certifying as to the matters set forth in Section 8.11(c).

“Responsible Officer” means, as to any Person, the Chief Executive Officer, the President, any Financial Officer or any Vice President of such Person. Unless otherwise specified, all references to a Responsible Officer herein means a Responsible Officer of the Parent Guarantor.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other Property) with respect to any Equity Interests in the Parent Guarantor or any other Credit Party, or any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Parent Guarantor or any other Credit Party.

“Restricted Subsidiary” means any Subsidiary of the Parent Guarantor that is not an Unrestricted Subsidiary.

“Revolving Availability Period” means the period from and including the Closing Date to but excluding the Termination Date.

“Revolving Borrowing” means a Borrowing of Revolving Loans.

“Revolving Commitment” means, with respect to each Revolving Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) modified from time to time pursuant to Section 2.06 and (b) modified from time to time pursuant to assignments by or to such Lender pursuant to Section 12.04(b). The amount representing each Revolving Lender’s Revolving Commitment shall at any time be the least of (i) such Lender’s Maximum Revolving Credit Amount, (ii) such Lender’s Applicable Revolving Percentage of the Revolving Facility Amount and (iii) such Lender’s Applicable Revolving Percentage of the then effective Borrowing Base less the Term Loan Exposure at such time. The initial amount of each Revolving Lender’s Revolving Commitment is set forth on Annex I, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Commitment.

“Revolving Credit Exposure” means, with respect to any Revolving Lender at any time, the sum of the outstanding principal amount of such Revolving Lender’s Revolving Loans and its LC Exposure at such time.

“Revolving Facility” means the Revolving Commitments and the Revolving Loans and Letters of Credit issued thereunder.

“Revolving Facility Amount” means $4,500,000,000.

“Revolving Lender” means a Lender with a Revolving Commitment or Revolving Credit Exposure.

“Revolving Loan” means a Loan made pursuant to Section 2.01(a).

“Revolving Maturity Date” means the fifth anniversary of the Closing Date.

“Revolving Percentage” means, with respect to any Revolving Lender, the percentage of the total Revolving Commitments represented by such Lender’s Revolving Commitment. If the Revolving Commitments have terminated or expired, the Revolving Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“Sale” has the meaning given to this term in Section 9.11.

“Sanctioned Country” means, at any time, a country or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Burma, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, or by the United Nations Security Council, the European Union or any European Union member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons.

“Scheduled Redetermination” has the meaning assigned such term in Section 2.07(b).

“Scheduled Redetermination Date” means the date on which a Borrowing Base that has been redetermined pursuant to a Scheduled Redetermination becomes effective as provided in Section 2.07(d).

“SEC” means the Securities and Exchange Commission or any successor Governmental Authority.

“Secured Obligations” means any and all amounts owing or to be owing by the Borrower or any Guarantor (whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising): (a) to the Administrative Agent, the Issuing Bank or any Lender under any Loan Document; (b) to any Person under any Swap Agreement between the Parent Guarantor, the Borrower or any other Credit Party and such Person if either (i) at the time such Swap Agreement was entered into, such Person was a Lender or Affiliate of a Lender hereunder or (ii) such Swap Agreement was in effect on the Closing Date and such Person or its Affiliate was a Lender on the Closing Date, in each case, after giving effect to all netting arrangements relating to such Swap Agreements; (c) obligations under all Treasury Management Agreements with any Lender or any Affiliate of a Lender; and (d) all renewals, extensions and/or rearrangements of any of the above.

“Security Instruments” means the Guaranty and Collateral Agreement, mortgages, deeds of trust and other agreements, instruments or certificates described or identified to in Exhibit E-1, and any and all other agreements or instruments, now or hereafter executed and delivered by the Borrower or any Guarantor (other than Swap Agreements and Treasury Management Agreements) as security for the payment or performance of the Secured Obligations, the Notes, this Agreement, or reimbursement obligations under the Letters of Credit, as such agreements may be amended, modified, supplemented or restated from time to time.

“Security Requirements” means the guaranty and collateral requirements set forth in Section 8.13 and in any other Security Instrument.

“Senior Notes” means the Existing Senior Notes, any Permitted Additional Senior Notes and any Permitted Refinancing Debt in respect thereof.

“Signing Date” has the meaning assigned to such term in Section 6.01.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., and any successor thereto that is a nationally recognized rating agency.

“Specified Representations” means the representations and warranties with respect to the Borrower set forth in Sections 7.01, 7.02, 7.03, 7.07(a) (to the extent the violation of law would individually or in the aggregate materially and adversely affect the ownership, operation or value of the Borrower’s interest in Kodiak), 7.08, 7.21, 7.22 7.24 and 7.26.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“subsidiary” means, with respect to any Person, any other Person of which Equity Interests representing more than 50% of the equity or more than 50% of the ordinary voting power (irrespective of whether or not at the time Equity Interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) or, in the case of a partnership, any general partnership interests are, as of such date, owned, controlled or held.

“Subsidiary” means any subsidiary of the Parent Guarantor.

“Subsidiary Guarantor” means:

(a)        each Subsidiary that guarantees the Secured Obligations pursuant to Section 8.13(c); but

(b)        excludes any Person whose guarantee has been released pursuant to the terms of the Guaranty and Collateral Agreement.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement, whether exchange traded, “over-the-counter” or otherwise, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided, however, that “Swap Agreement” shall exclude: (a) any phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Parent Guarantor or any of its Subsidiaries; (b) any contract for the future sale and/or delivery of physical quantities of Hydrocarbons; or (c) put or call options or cap or floor transactions with respect to Hydrocarbons that are entered into solely for hedging, and not for speculative, purposes and do not subject the Borrower or any Guarantor to any obligation thereunder other than the payment of the applicable premium for any such put or call option or cap or floor transaction.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreements, (a) for any date on or after the date such Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Agreements, as determined by the counterparties to such Swap Agreements.

“Synthetic Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, treated as operating leases on the financial statements of the Person liable (whether contingently or otherwise) for the payment of rent thereunder and which were properly treated as indebtedness for borrowed money for purposes of U.S. federal income Taxes, if the lessee in respect thereof is obligated to either purchase for an amount in excess of, or pay upon early termination an amount in excess of, 80% of the residual value of the Property subject to such operating lease upon expiration or early termination of such lease.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other similar charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan” means a Loan made pursuant to Section 2.01(b).

“Term Loan Amount Cap” as of any date means the positive difference, if any, between (a) Initial Term Loan Commitments less any reduction in the Aggregate Maximum Term Loan Amounts under Section 2.06 and (b) the sum of (i) the aggregate Term Loan Exposure previously funded by the Term Loan Lenders and (ii) the Net Cash Proceeds received by the Parent Guarantor and/or the Borrower from the issuance of unsecured senior note obligations (including any Permitted Refinancing Debt in respect of the Kodiak Senior Notes, but excluding any other Permitted Refinancing Debt) during the period from July 13, 2014 up to such date of determination.

“Term Loan Commitment” means, with respect to each Term Loan Lender, the commitment of such Lender to make Term Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Term Loan Exposure hereunder, as such commitment may be (a) modified from time to time pursuant to Section 2.06 and (b) modified from time to time pursuant to assignments by or to such Lender pursuant to Section 12.04(b). The amount representing each Term Lender’s Term Loan Commitment shall at any time be the least of (i) such Lender’s Maximum Term Loan Amount, (ii) such Lender’s Applicable Term Loan Percentage of the then effective Borrowing Base and (iii) and such Lender’s Applicable Term Loan Percentage of the Term Loan Amount Cap at such time. The initial amount of each Term Lender’s Term Commitment is set forth on Annex I, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Term Loan Commitment. The initial aggregate amount of the Term Lenders’ Term Loan Commitments (the “Initial Term Loan Commitments”) is $1,000,000,000.

“Term Loan Commitment Expiration Date” means the earlier of (a) the date on which each Term Loan Lender has satisfied in full its obligation to make Term Loans to the Borrower or (b) the Term Loan Maturity Date.

“Term Loan Facility” means the Term Loan Commitments and the Term Loans made thereunder.

“Term Loan Exposure” means, with respect to any Term Loan Lender at any time, the outstanding principal amount of such Lender’s Term Loans.

“Term Loan Lender” means a Lender with a Term Loan Commitment or Term Loan Exposure.

“Term Loan Maturity Date” means December 31, 2015.

“Termination Date” means the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments.

“Total Debt” means, at any date, (i) all Debt of the Parent Guarantor and the Consolidated Subsidiaries on a consolidated basis, excluding non-cash obligations under or as a result of the application of FASB Statement of Financial Accounting Standards No. 815 or otherwise and (ii) all obligations of such Persons to pay the deferred purchase price of Property or services (other than (A) trade and similar accounts payable that do not constitute “Debt” under any other clause in the definition of “Debt”, (B) accrued expenses arising in the ordinary course of business and employee compensation and accrued pension costs and other employee benefit and compensation obligations arising in the ordinary course of business, (C) earn-outs and holdbacks and (D) customer advances) from time to time incurred in the ordinary course of business which are not greater than ninety (90) days past due or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP.

“Total Net Debt” means Total Debt less cash and cash equivalents.

“Transactions” means, with respect to (a) the Borrower, the execution, delivery and performance by the Borrower of this Agreement and each other Loan Document to which it is a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder, and the grant of Liens by the Borrower on Mortgaged Properties and other Properties pursuant to the Security Instruments and (b) each Guarantor, the execution, delivery and performance by such Guarantor of each Loan Document to which it is a party, the guaranteeing of the Secured Obligations and the other obligations under the Guaranty and Collateral Agreement by such Guarantor and such Guarantor’s grant of the security interests and provision of collateral under the Security Instruments, and the grant of Liens by such Guarantor on Mortgaged Properties and other Properties pursuant to the Security Instruments.

“Treasury Management Agreements” means any agreements regarding bank services provided to any Credit Party for commercial credit cards and treasury management services, including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services.

“Trusts” means Whiting USA Trust I and Whiting USA Trust II, each a Delaware statutory trust.

“Trust Agreements” means (i) the Amended and Restated Trust Agreement, dated April 30, 2008, among Borrower, Equity Oil Company, Trustee and Wilmington Trust Company, (ii) the Conveyance of Net Profits Interest, dated April 30, 2008, from Borrower and Equity Oil Company to Trustee, (iii) the Administrative Services Agreement, dated April 30, 2008, by and between Borrower and Whiting USA Trust I, (iv) the Registration Rights Agreement, dated April 30, 2008, by and between Parent Guarantor and Trustee, (v) the Amended and Restated Trust Agreement, dated March 28, 2012, among Borrower, Trustee and Wilmington Trust, National Association, (vi) the Conveyance and Assignment, dated March 28, 2012, from Borrower to Trustee, and (vii) the Administrative Services Agreement, dated March 28, 2012, by and between Borrower and Whiting USA Trust II.

“Trustee” means The Bank of New York Mellon Trust Company, N.A.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Alternate Base Rate or the Adjusted LIBO Rate.

“UCC” means the Uniform Commercial Code.

“Unrestricted Subsidiary” means any Subsidiary of the Parent Guarantor designated as such on Schedule 7.14 or which the Parent Guarantor has designated in writing to the Administrative Agent to be an Unrestricted Subsidiary pursuant to Section 9.17.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“Wholly-Owned Subsidiary” means any Subsidiary of which all of the outstanding Equity Interests (other than any directors’ qualifying shares mandated by applicable law), on a fully-diluted basis, are owned by the Parent Guarantor or one or more of the Wholly-Owned Subsidiaries or are owned by the Parent Guarantor and one or more of the Wholly-Owned Subsidiaries.

Section 1.03    Types of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings, respectively, may be classified and referred to by Type (e.g., a “Eurodollar Loan” or a “Eurodollar Borrowing”).

Section 1.04    Terms Generally; Rules of Construction. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” as used in this Agreement shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in the Loan Documents), (b) any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions contained in the Loan Documents), (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) with respect to the determination of any time period, the word “from” means “from and including” and the word “to” means “to and including” and (f) any reference herein to Articles, Sections, Annexes, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement. No provision of this Agreement or any other Loan Document shall be interpreted or construed against any Person solely because such Person or its legal representative drafted such provision.

Section 1.05    Accounting Terms and Determinations; GAAP. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Administrative Agent or the Lenders hereunder shall be prepared, in accordance with GAAP. If at any time any change in GAAP or in the application thereof would affect the computation of any financial ratio or requirement set forth in any Loan Document, and the Borrower, the Administrative Agent or the Majority Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change (subject to the approval of the Majority Lenders), provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP without giving effect to such change. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, for purposes of compliance with the terms of this Agreement or any other Loan Document, GAAP will be deemed to treat operating leases and Capital Leases in a manner consistent with their current treatment under GAAP as of the Signing Date, notwithstanding any modifications or interpretive changes thereto that may occur thereafter (it being understood that financial statements shall be prepared without giving effect to this sentence).

ARTICLE II

THE CREDITS

Section 2.01    Commitments.

(a)        Subject to the terms and conditions set forth herein, each Revolving Lender agrees to make Revolving Loans to the Borrower during the Revolving Availability Period in an aggregate principal amount that will not result in (i) such Revolving Lender’s Revolving Credit Exposure exceeding such Revolving Lender’s Revolving Commitment or (ii) the total Revolving Credit Exposures exceeding the total Revolving Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, repay and reborrow the Revolving Loans.

(b)        Subject to the terms and conditions set forth herein, each Term Loan Lender agrees to make Term Loans to the Borrower during the period from and including the Closing Date to but excluding the Term Loan Commitment Expiration Date in up to ten (10) Term Loan Borrowings in an aggregate principal amount that will not result in (i) such Term Loan Lender’s Term Loan Exposure exceeding such Term Loan Lender’s Term Loan Commitment or (ii) the total Term Loan Exposures exceeding the total Term Loan Commitments. Any portion of the Term Loans that is repaid may not be reborrowed.

(c)        On the Closing Date (or as soon as practicable with respect to (ii)):

(i)        the Borrower shall pay all accrued and unpaid commitment fees, break funding fees under Section 5.02 and all other fees that are outstanding under the Existing Whiting Credit Agreement for the account of each “Lender” under the Existing Whiting Credit Agreement; and

(ii)        the Administrative Agent shall use reasonable efforts to cause each “Lender” under the Existing Whiting Credit Agreement to deliver to the Borrower as soon as practicable after the Closing Date the Note issued by the Borrower to it under the Existing Whiting Credit Agreement, marked “canceled” or an affidavit that such note has been lost and (in any event) has been canceled.

It is the intent of the parties hereto that, as of the Closing Date, this Agreement amends and restates in its entirety the Existing Whiting Credit Agreement and re-evidences the obligations of the Borrower outstanding thereunder. On the Closing Date, the commitments, loans and participation interests of the lenders under the Existing Whiting Credit Agreement are assigned and reallocated among the Revolving Lenders under this Agreement as set forth on Annex I. This Agreement shall not constitute a novation of the obligations and liabilities under the Existing Whiting Credit Agreement or evidence repayment of any such obligations and liabilities. All loans, letters of credit and other indebtedness, obligations and liabilities outstanding under the Existing Whiting Credit Agreement on such date shall continue to constitute Loans, Letters of Credit and other obligations and liabilities under this Agreement. The “Lenders” under the Existing Whiting Credit Agreement that are Lenders hereunder waive any notice required under the Existing Whiting Credit Agreement to the extent that such notice relates to the voluntary prepayments under the Existing Whiting Credit Agreement contemplated hereby.

Section 2.02    Loans and Borrowings.

(a)        Borrowings; Several Obligations. Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Revolving Lenders ratably in accordance with their respective Revolving Commitments. Each Term Loan shall be made as part of a Borrowing consisting of Term Loans made by the Term Loan Lenders ratably in accordance with their respective Term Loan Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)        Types of Loans. Subject to Section 3.03, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. So long as doing so would not result in any increased costs to which the Borrower would be responsible for under Section 5.01, each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)        Minimum Amounts; Limitation on Number of Borrowings. At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than (i) $50,000,000 for any Term Loan Borrowing and (ii) $2,000,000 for any other Borrowing. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than (i) $50,000,000 for any Term Loan Borrowing and (ii) $1,000,000 for any other Borrowing; provided that, an ABR Borrowing may be in a lesser aggregate amount that is equal to the entire unused balance of the Revolving Commitments or Term Loan Commitments, as applicable, or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.08(e). Borrowings of more than one Type may be outstanding at the same time, provided that (i) there shall not at any time be more than a total of ten (10) Eurodollar Borrowings outstanding and (ii) the Borrower may not request more than a total of ten (10) Term Loan Borrowings during the period commencing on the Closing Date and ending on the Term Loan Maturity Date. Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Termination Date.

(d)        Notes. If requested by a Lender, the Loans made by each Lender shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit A, dated, in the case of (i) any Lender party hereto as of the date of this Agreement, as of the date of this Agreement, (ii) any Lender that becomes a party hereto pursuant to an Assignment and Assumption, as of the effective date of the Assignment and Assumption, or (iii) any Lender that becomes a party hereto in connection with an increase in the Aggregate Maximum Revolving Credit Amounts pursuant to Section 2.06(c), as of the effective date of such increase, payable to such Lender in a principal amount equal to its Maximum Revolving Credit Amounts as in effect on such date, and otherwise duly completed. In the event that any Lender’s Maximum Revolving Credit Amount or Maximum Term Loan Amount increases or decreases for any reason (whether pursuant to Section 2.06, Section 12.04(b) or otherwise), the Borrower shall deliver or cause to be delivered on the effective date of such increase or decrease, a new Note payable to such Lender in a principal amount equal to its Maximum Revolving Credit Amount or Maximum Term Loan Amount, as applicable, after giving effect to such increase or decrease, and otherwise duly completed. The date, amount, Type, interest rate and, if applicable, Interest Period of each Loan made by each Lender, and all payments made on account of the principal thereof, shall be recorded by such Lender on its books for its Note, and, prior to any transfer, may be endorsed by such Lender on a schedule attached to such Note or any continuation thereof or on any separate record maintained by such Lender. Failure to make any such notation or to attach a schedule shall not affect any Lender’s or the Borrower’s rights or obligations in respect of such Loans or affect the validity of such transfer by any Lender of its Note.

Section 2.03    Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone or by delivery of a written Borrowing Request in substantially the form of Exhibit B and signed by the Parent Guarantor and the Borrower (a) in the case of a Eurodollar Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing; provided that no such notice shall be required for any deemed request of an ABR Borrowing to finance the reimbursement of an LC Disbursement as provided in Section 2.08(e). Each such Borrowing Request shall be irrevocable and each telephone request for a Borrowing shall be confirmed promptly by hand delivery, email or facsimile to the Administrative Agent of a written Borrowing Request in substantially the form of Exhibit B and signed by the Parent Guarantor and the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)        the aggregate amount of the requested Borrowing and whether such Borrowing is a Revolving Borrowing or a Term Loan Borrowing;

(ii)        the date of such Borrowing, which shall be a Business Day;

(iii)        whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(iv)        in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;

(v)        in the case of a Revolving Borrowing, the amount of the then effective Borrowing Base, the current total Revolving Credit Exposures (without regard to the requested Borrowing), the current total Term Loan Exposures and the pro forma total Revolving Credit Exposures (giving effect to the requested Borrowing);

(vi)        in the case of a Term Loan Borrowing, the amount of the then effective Borrowing Base, the current total Term Loan Exposures (without regard to the requested Borrowing), the current total Revolving Credit Exposures and the pro forma total Term Loan Exposures (giving effect to the requested Borrowing); and

(vii)        the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Each Borrowing Request shall constitute a representation that the amount of the requested Revolving Borrowing shall not cause the total Revolving Credit Exposures to exceed the total Revolving Commitments (i.e., the lesser of the Aggregate Maximum Revolving Credit Amounts and the then effective Borrowing Base).

Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04    Interest Elections.

(a)        Conversion and Continuance. Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.04. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b)        Interest Election Requests. To make an election pursuant to this Section 2.04, the Borrower shall notify the Administrative Agent of such election by telephone or by delivery of a written Interest Election Request in substantially the form of Exhibit C and signed by the Borrower by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable and if provided via telephone shall be confirmed promptly by hand delivery, email or facsimile to the Administrative Agent of a written Interest Election Request in substantially the form of Exhibit C and signed by the Borrower.

(c)        Information in Interest Election Requests. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)        the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to Section 2.04(c)(iii) and (iv) shall be specified for each resulting Borrowing);

(ii)        the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)        whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv)        if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)        Notice to Lenders by the Administrative Agent. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)        Effect of Failure to Deliver Timely Interest Election Request and Events of Default and Borrowing Base Deficiencies on Interest Election. If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default or a Borrowing Base Deficiency has occurred and is continuing:

(i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing (and any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective) and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

Section 2.05    Funding of Borrowings.

(a)        Funding by Lenders. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent and designated by the Borrower in the applicable Borrowing Request; provided that ABR Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.08(e) shall be remitted by the Administrative Agent to the Issuing Bank. Nothing herein shall be deemed to obligate any Lender to obtain the funds for its Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for its Loan in any particular place or manner.

(b)        Presumption of Funding by the Lenders. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.05(a) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to the Type of such Borrowing. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

Section 2.06    Termination, Reduction and Increase of Aggregate Maximum Revolving Credit Amounts and/or Aggregate Maximum Term Loan Amounts .

(a)        Scheduled Termination of Commitments. Unless previously terminated, the Revolving Commitments shall terminate on the Revolving Maturity Date and the Term Loan Commitments shall terminate on the Term Loan Maturity Date. If at any time the Aggregate Maximum Revolving Credit Amounts or the Borrowing Base are terminated or reduced to zero, then the Revolving Commitments shall terminate on the effective date of such termination or reduction. If at any time the Aggregate Maximum Term Loan Amounts are terminated or reduced to zero, then the Term Loan Commitments shall terminate on the effective date of such termination or reduction.

(b)        Optional Termination and Reduction of Aggregate Credit Amounts.

(i)        The Borrower may at any time terminate, or from time to time reduce, the Aggregate Maximum Revolving Credit Amounts and/or the Aggregate Maximum Term Loan Amounts; provided that (A) each such partial reduction shall be in an amount that is an integral multiple of $10,000,000 and (B) the Borrower shall not terminate or reduce the Aggregate Maximum Revolving

Credit Amounts if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 3.04(b), the total Revolving Credit Exposures would exceed the total Revolving Commitments.

(ii)        The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Aggregate Maximum Revolving Credit Amounts and/or the Aggregate Maximum Term Loan Amounts under Section 2.06(b)(i) at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Revolving Lenders and/or the Term Loan Lenders, as applicable, of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.06(b)(ii) shall be irrevocable; provided that such a notice may state that it is conditioned upon the satisfaction of one or more conditions precedent, in which case such notice may be revoked by the Borrower (by at least one Business Day’s prior notice to the Administrative Agent on or prior to the specified effective date) if such conditions are not satisfied. Any termination or reduction of the Aggregate Maximum Revolving Credit Amounts and/or the Aggregate Maximum Term Loan Amounts shall be permanent and may not be reinstated except pursuant to Section 2.06(c). Except for termination of a Defaulting Lender under Section 5.04(b), each reduction of the Aggregate Maximum Revolving Credit Amounts or Aggregate Maximum Term Loan Amounts, as the case may be, shall be made ratably among the Lenders in accordance with each Lender’s Applicable Percentage under such Facility.

(c)        Optional Increase in Aggregate Maximum Revolving Credit Amounts.

(i)        Subject to the conditions set forth in Section 2.06(c)(ii), the Borrower may from time to time increase the Aggregate Maximum Revolving Credit Amounts then in effect without the prior consent of the Lenders, but with the prior written consent of the Administrative Agent, by increasing the Maximum Revolving Credit Amount of one or more Revolving Lenders or by causing a Person that at such time is not a Revolving Lender to become a Revolving Lender (an “Additional Lender”).

(ii)        Any increase in the Aggregate Maximum Revolving Credit Amounts shall be subject to the following additional conditions:

(A)        such increase shall not be less than $50,000,000 unless the Administrative Agent otherwise consents, and no such increase shall be permitted if after giving effect thereto the Aggregate Maximum Revolving Credit Amounts would exceed the Revolving Facility Amount;

(B)        no Default or Event of Default shall have occurred and be continuing at the effective date of such increase;

(C)        on the effective date of such increase, no Eurodollar Borrowings shall be outstanding or if any Eurodollar Borrowings are outstanding, then the effective date of such increase shall be the last day of the Interest Period in respect of such Eurodollar Borrowings unless the Borrower pays compensation required by Section 5.02;

(D)        no Lender’s Maximum Revolving Credit Amount may be increased without the consent of such Lender;

(E)        if the Borrower elects to increase the Aggregate Maximum Revolving Credit Amounts by increasing the Maximum Revolving Credit Amount of a Lender, the Administrative Agent, the Parent Guarantor, the Borrower and such Revolving Lender shall execute and deliver to the Administrative Agent a certificate substantially in the form of Exhibit G-1 (a “Maximum Credit Amount Increase Certificate”), together with a processing and recordation fee of $3,500, and, if requested, the Borrower shall deliver a new Note payable to such Lender in a principal amount equal to its Maximum Revolving Credit Amount after giving effect to such increase, and otherwise duly completed; and

(F)        if the Borrower elects to increase the Aggregate Maximum Revolving Credit Amounts by causing an Additional Lender to become a party to this Agreement, then the Administrative Agent, the Parent Guarantor, the Borrower and such Additional Lender shall execute and deliver to the Administrative Agent a certificate substantially in the form of Exhibit G-2 (an “Additional Lender Certificate”), together with an Administrative Questionnaire and a processing and recordation fee of $3,500, and, if requested, the Borrower shall deliver a Note payable to such Additional Lender in a principal amount equal to its Maximum Revolving Credit Amount, and otherwise duly completed.

(iii)        Subject to acceptance and recording thereof pursuant to Section 2.06(c)(iv), from and after the effective date specified in the Maximum Credit Amount Increase Certificate or the Additional Lender Certificate (or if any Eurodollar Borrowings are outstanding, then the last day of the Interest Period in respect of such Eurodollar Borrowings, unless the Borrower has paid compensation required by Section 5.02): (A) the amount of the Aggregate Maximum Revolving Credit Amounts shall be increased as set forth therein, and (B) in the case of an Additional Lender Certificate, any Additional Lender party thereto shall be a party to this Agreement and the other Loan Documents and have the rights and obligations of a Lender under this Agreement and the other Loan Documents. In addition, the Revolving Lender or the Additional Lender, as applicable, shall purchase a pro rata portion of the outstanding Revolving Loans (and participation interests in Letters of Credit) of each of the other Revolving Lenders (and such Revolving Lenders hereby agree to sell and to take all such further action to effectuate such sale) such that each Revolving Lender (including any Additional Lender, if applicable) shall hold its Applicable Revolving Percentage of the outstanding Revolving Loans (and participation interests) after giving effect to the increase in the Aggregate Maximum Revolving Credit Amounts.

(iv)        Upon its receipt of a duly completed Maximum Credit Amount Increase Certificate or an Additional Lender Certificate, executed by the Borrower and the Revolving Lender or the Borrower and the Additional Lender party thereto, as applicable, the processing and recording fee referred to in Section 2.06(c)(ii), the Administrative Questionnaire referred to in Section 2.06(c)(ii), if applicable, and the written consent of the Administrative Agent to such increase required by Section 2.06(c)(i), the Administrative Agent shall accept such Maximum Credit Amount Increase Certificate or Additional Lender Certificate and record the information contained therein in the Register required to be maintained by the Administrative Agent pursuant to Section 12.04(b)(iv).

Section 2.07    Borrowing Base.

(a)        Borrowing Base. During any time which is not an Investment Grade Rating Period, the Revolving Facility shall be subject to a Borrowing Base. For the period from and including the Closing Date to but excluding the next Redetermination Date, which Redetermination Date is scheduled to occur on May 1, 2015, the amount of the Borrowing Base shall be equal to Four Billion Five Hundred Million dollars ($4,500,000,000). Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments from time to time pursuant to Sections 2.07(e), 2.07(f) or 9.11.

(b)        Scheduled and Interim Redeterminations. Except as set forth in the following sentence, the Borrowing Base shall be redetermined semi-annually in accordance with this Section 2.07 (a “Scheduled Redetermination”), and, subject to Section 2.07(d), such redetermined Borrowing Base shall become effective and applicable to the Borrower, the Administrative Agent, the Issuing Banks and the Revolving Lenders on May 1st and November 1st of each year, commencing May 1, 2015. In addition, the Borrower may, by notifying the Administrative Agent thereof, and the Administrative Agent may, at the direction of the Required Revolving Lenders, by notifying the Borrower thereof, one time during any period of 12 consecutive calendar months, to elect to cause the Borrowing Base to be redetermined between Scheduled Redeterminations (an “Interim Redetermination”) in accordance with this Section 2.07.

(c)        Scheduled and Interim Redetermination Procedure.

(i)        Each Scheduled Redetermination and each Interim Redetermination shall be effectuated as follows: Upon receipt by the Administrative Agent of (A) the Reserve Report and the Reserve Report Certificate, and (B) such other reports, data and supplemental information, including, without limitation, the information provided pursuant to Section 8.11(c), as may, from time to time, be reasonably requested by the Majority Revolving Lenders (the Reserve Report, such certificate and such other reports, data and supplemental information being the “Engineering Reports”), the Administrative Agent shall evaluate the information contained in the Engineering Reports and shall in good faith propose a new Borrowing Base (the “Proposed Borrowing Base”) based upon such information and such other information (including, without limitation, the status of title information with respect to the Oil and Gas Properties as described in the Engineering Reports and the existence of any other Debt) as the Administrative Agent deems appropriate exercising reasonable commercial standards consistent with its normal and customary oil and gas lending criteria as they exist at the particular time.

(ii)        The Administrative Agent shall notify the Borrower and the Revolving Lenders of the Proposed Borrowing Base (the “Proposed Borrowing Base Notice”):

(A)        in the case of a Scheduled Redetermination (1) if the Administrative Agent shall have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 8.11(a) and (c) in a timely manner, then on or before the March 15th and September 15th of such year following the date of delivery or (2) if the Administrative Agent shall not have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 8.11(a) and (c) in a timely manner, then promptly after the Administrative Agent has received complete Engineering Reports from the Borrower and has had a reasonable opportunity to determine the Proposed Borrowing Base in accordance with Section 2.07(c)(i); and

(B)        in the case of an Interim Redetermination, promptly, and in any event, within fifteen (15) days after the Administrative Agent has received the required Engineering Reports.

(iii)        Any Proposed Borrowing Base that would increase the Borrowing Base then in effect must be approved or deemed to have been approved by all of the Revolving Lenders consistent with each such Lender’s normal and customary oil and gas lending criteria as they exist at the particular time as provided in this Section 2.07(c)(iii); and any Proposed Borrowing Base that would decrease or maintain the Borrowing Base then in effect must be approved or be deemed to have been approved by the Required Revolving Lenders and consistent with each such Lender’s normal and customary oil and gas lending criteria as they exist at the particular time as provided in this Section 2.07(c)(iii). Upon receipt of the Proposed Borrowing Base Notice, each Revolving Lender shall have fifteen (15) days to agree with the Proposed Borrowing Base or disagree with the Proposed Borrowing Base by proposing an alternate Borrowing Base. If at the end of such fifteen (15) days, any Revolving Lender has not communicated its approval or disapproval in writing to the Administrative Agent, such silence shall be deemed to be an approval of the Proposed Borrowing Base. If, at the end of such 15-day period, all of the Revolving Lenders, in the case of a Proposed Borrowing Base that would increase the Borrowing Base then in effect, or the Required Revolving Lenders, in the case of a Proposed Borrowing Base that would decrease or maintain the Borrowing Base then in effect, have approved or deemed to have approved, as aforesaid, then the Proposed Borrowing Base shall become the new Borrowing Base, effective on the date specified in Section 2.07(d). If, however, at the end of such 15-day period, all of the Revolving Lenders or the Required Revolving Lenders, as applicable, have not approved or deemed to have approved, as aforesaid, then the Administrative Agent shall poll the Revolving Lenders to ascertain the highest Borrowing Base then acceptable to all of the Revolving Lenders or a number of Revolving Lenders sufficient to constitute the Required Revolving Lenders, as applicable, and, so long as such amount does not increase the Borrowing Base then in effect, such amount shall become the new Borrowing Base, effective on the date specified in Section 2.07(d).

(d)        Effectiveness of a Redetermined Borrowing Base. After a redetermined Borrowing Base is approved or is deemed to have been approved by all of the Revolving Lenders or the Required Revolving Lenders, as applicable, pursuant to Section 2.07(c)(iii), the Administrative Agent shall notify the Borrower and the Revolving Lenders of the amount of the redetermined Borrowing Base (the “New Borrowing Base Notice”), and such amount shall become the new Borrowing Base, effective and applicable to the Borrower, the Administrative Agent, the Issuing Banks and the Revolving Lenders:

(i)        in the case of a Scheduled Redetermination, (A) if the Administrative Agent shall have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 8.11(a) and (c) in a timely and complete manner, then on the April 1st or October 1st, as applicable, following such notice, or (B) if the Administrative Agent shall not have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 8.11(a) and (c) in a timely and complete manner, then on the Business Day next succeeding delivery of such notice; and

(ii)        in the case of an Interim Redetermination, on the Business Day next succeeding delivery of such notice.

Such amount shall then become the Borrowing Base until the next Scheduled Redetermination Date, the next Interim Redetermination Date or the next adjustment to the Borrowing Base under Section 2.07(e), Section 2.07(f) or Section 9.11, whichever occurs first. Notwithstanding the foregoing, no Scheduled Redetermination or Interim Redetermination shall become effective until the New Borrowing Base Notice related thereto is received by the Borrower.

(e)        Reduction of Borrowing Base Upon Issuance of Permitted Additional Senior Notes. Upon the issuance of any Permitted Additional Senior Notes in accordance with Section 9.02(g) (other than Senior Notes constituting Permitted Refinancing Debt up to the original principal amount of the refinanced Senior Notes), the Borrowing Base then in effect shall be reduced by an amount equal to the product of 0.25 multiplied by the stated principal amount of such Permitted Additional Senior Notes (without regard to any initial issue discount), and the Borrowing Base as so reduced shall become the new Borrowing Base immediately upon the date of such issuance, effective and applicable to the Borrower, the Administrative Agent, the Issuing Banks and the Revolving Lenders on such date until the next redetermination or modification thereof hereunder.

(f)        Reduction of Borrowing Base Upon Termination of Hedge Positions. If a Credit Party shall terminate any hedge positions or create any off-setting positions (whether evidenced by a floor, put or Swap Agreement) upon which the Revolving Lenders relied in determining the Borrowing Base, then the Borrowing Base shall be reduced in an amount determined by the Required Revolving Lenders equal to the economic value of such hedge positions.

(g)        Administrative Agent Data. The Administrative Agent hereby agrees to provide, promptly, and in any event within three (2) Business Days, following its receipt of a request by the Borrower, an updated Bank Price Deck. In addition, the Administrative Agent and the Lenders agree, upon request, to meet with the Borrower to discuss their evaluation of the reservoir engineering of the Oil and Gas Properties included in the Reserve Report and their respective methodologies for valuing such properties and the other factors considered in calculating the Borrowing Base.

(h)        Investment Grade Rating Period. Notwithstanding anything in this Agreement to the contrary, during any Investment Grade Rating Period, the provisions of clauses (a) through (f) of this Section 2.07 (and any other provision elsewhere herein relating to the Borrowing Base) will be inapplicable and shall be disregarded for all purposes. Upon the end of any Investment Grade Rating Period, the Borrowing Base will be the most recent Borrowing Base in effect until the next Redetermination Date, subject to further adjustments from time to time pursuant to Sections 2.07(e) and 2.07(f).

Section 2.08    Letters of Credit.

(a)        General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of dollar denominated Letters of Credit for its own account or for the account of any of its Restricted Subsidiaries, in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the Revolving Availability Period; provided that the Borrower may not request the issuance, amendment (to extend the term or increase the amount), renewal or extension of Letters of Credit hereunder, and no Issuing Bank shall issue, amend (to extend the term or increase the amount), renew or extend a Letter of Credit, if a Borrowing Base Deficiency exists at such time or would exist as a result thereof or if the LC Exposure would exceed the LC Commitment after giving effect thereto. Subject to the terms and conditions set forth herein, the applicable Issuing Bank shall then arrange for the Letter of Credit to be issued on the Borrower’s behalf. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, such Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b)        Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or fax (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Administrative Agent (not less than two (2) Business Days in advance of the requested date of issuance, amendment, renewal or extension (or such shorter time as such Issuing Bank may agree in a particular instance in its sole discretion)) a notice:

(i)        requesting the issuance of a Letter of Credit or identifying the Letter of Credit to be amended, renewed or extended;

(ii)        specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day);

(iii)        specifying the date on which such Letter of Credit is to expire (which shall comply with Section 2.08(c));

(iv)        specifying the amount of such Letter of Credit;

(v)        specifying the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit; and

(vi)        specifying the amount of the then effective Borrowing Base (if applicable) and whether a Borrowing Base Deficiency (if applicable) exists at such time, the current total Revolving Credit Exposures (without regard to the requested Letter of Credit or the requested amendment, renewal or extension of an outstanding Letter of Credit) and the pro forma total Revolving Credit Exposures (giving effect to the requested Letter of Credit or the requested amendment, renewal or extension of an outstanding Letter of Credit).

Each notice shall constitute a representation that after giving effect to the requested issuance, amendment, renewal or extension, as applicable, (i) the LC Exposure shall not exceed the LC Commitment and (ii) the total Revolving Credit Exposures shall not exceed the total Revolving Commitments (i.e. the lesser of the Aggregate Maximum Revolving Credit Amounts and the then effective Borrowing Base (if any)).

If requested by the applicable Issuing Bank, the Borrower also shall submit a letter of credit application in a form acceptable to such Issuing Bank in connection with any request for a Letter of Credit.

(c)        Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) unless satisfactorily collateralized in the applicable Issuing Bank’s reasonable opinion, the date that is five Business Days prior to the Revolving Maturity Date; provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (ii)).

(d)        Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Revolving Lenders, the applicable Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender’s Applicable Revolving Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Lender’s Applicable Revolving Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in Section 2.08(e), or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 2.08(d) in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default, the existence of a Borrowing Base Deficiency or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)        Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit prior to 11:00 a.m., New York time, then the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 4:00 p.m., New York City time, on the same Business Day, if the Borrower shall have received notice of such LC Disbursement prior to 12:00 noon, New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon,

New York City time, on the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that if such LC Disbursement is not less than $1,000,000, the Borrower shall, subject to the conditions to Borrowing set forth herein, be deemed to have requested, and the Borrower does hereby request under such circumstances, that such payment be financed with an ABR Borrowing in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Revolving Lender’s Applicable Revolving Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Revolving Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.05 with respect to Revolving Loans made by such Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this Section 2.08(e), the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this Section 2.08(e) to reimburse such Issuing Bank, then to such Revolving Lenders and such Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this Section 2.08(e) to reimburse the applicable Issuing Bank for any LC Disbursement (other than the funding of ABR Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(f)        Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in Section 2.08(e) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement or this Agreement, or of any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the applicable Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or any Letter of Credit Agreement, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.08(f), constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Revolving Lenders nor the applicable Issuing Bank, nor any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable Issuing Bank; provided that the foregoing shall not be construed to excuse the applicable Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise due care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.

(g)        Disbursement Procedures. Each applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The applicable Issuing Bank shall promptly notify the Administrative Agent and the

Borrower by telephone (confirmed by facsimile or email) or written notice of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that, subject to Section 2.08(e), any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank or the Revolving Lenders with respect to any such LC Disbursement.

(h)        Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, until the Borrower shall have reimbursed such Issuing Bank for such LC Disbursement (either with its own funds or a Borrowing under Section 2.08(e)), the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans. Interest accrued pursuant to this Section 2.08(h) shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to Section 2.08(e) to reimburse such Issuing Bank shall be for the account of such Revolving Lender to the extent of such payment.

(i)        Cash Collateralization. If (i) any Event of Default shall occur and be continuing and the Borrower receives notice from the Administrative Agent or the Required Revolving Lenders demanding the deposit of cash collateral pursuant to this Section 2.08(i), or (ii) the Borrower is required to pay to the Administrative Agent the excess attributable to an LC Exposure in connection with any prepayment pursuant to Section 3.04(c), then the Borrower shall deposit, in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders, an amount in cash equal to, in the case of an Event of Default, the LC Exposure, and in the case of a payment required by Section 3.04(c), the amount of such excess as provided in Section 3.04(c), as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become promptly due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Parent Guarantor or any other Credit Party described in Section 10.01(h), Section 10.01(i) or Section 10.01(j). The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the Issuing Banks and the Revolving Lenders, and agrees to maintain, an exclusive first priority and continuing perfected security interest in and Lien on such account and all cash, checks, drafts, certificates and instruments, if any, from time to time deposited or held in such account, all deposits or wire transfers made thereto, any and all investments purchased with funds deposited in such account, all interest, dividends, cash, instruments, financial assets and other Property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing, and all proceeds, products, accessions, rents, profits, income and benefits therefrom, and any substitutions and replacements therefor. If at any time the Administrative Agent determines that the amounts deposited pursuant to this Section 2.08(i) are subject to any right or claim of any Person other than the Administrative Agent, the Issuing Banks and the Revolving Lenders as herein provided (other than Liens permitted by Section 9.03), or that the total amounts deposited pursuant to this Section 2.08(i) are less than, in the case of an Event of Default, the LC Exposure, and in the case of a payment required by Section 3.04(c), the amount of such excess as provided in 3.04(c), the Borrower will, promptly upon demand by the Administrative Agent, deposit additional cash collateral in an amount sufficient to eliminate such deficiency (after giving effect to any cash collateral provided by the Defaulting Lender). The Borrower’s obligation to deposit amounts pursuant to this Section 2.08(i) shall be absolute and unconditional, without regard to whether any beneficiary of any such Letter of Credit has attempted to draw down all or a portion of such amount under the terms of a Letter of Credit, and, to the fullest extent permitted by applicable law, shall not be subject to any defense or be affected by a right of set-off, counterclaim or recoupment which the Parent Guarantor or any other Credit Party may now or hereafter have against any such beneficiary, the Issuing Banks, the Administrative Agent, the Revolving Lenders or any other Person for any reason whatsoever.

Such deposit shall be held as collateral securing the payment and performance of the Borrower’s and the Guarantor’s obligations under this Agreement and the other Loan Documents and shall be utilized to satisfy the Borrower’s obligation to reimburse the Administrative Agent for drawings under Section 2.08(e). The parties hereto expressly agree that, in the absence of gross negligence, bad faith, breach of contract or willful misconduct on the part of the Issuing Banks (as finally determined by a court of competent jurisdiction), each Issuing Bank shall be deemed to have exercised all requisite care in each such determination. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and reasonable discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Banks for LC Disbursements for which they have not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Revolving Loans has been accelerated, be applied to satisfy other obligations of the Borrower and the Guarantors under this Agreement or the other Loan Documents. If on any date of determination after the Borrower has posted cash collateral, the amount of such cash collateral exceeds the LC Exposure, then such cash collateral (or the appropriate portion thereof) shall no longer be required to be held as cash collateral pursuant to this Section 2.08(i) and the Administrative Agent shall promptly (but not later than three (3) Business Days after determining such excess exists) release such excess to the Borrower; provided that, subject to Section 4.03, the Person providing the cash collateral and each Issuing Bank may agree that cash collateral shall be held to support future anticipated LC Exposure or other obligations; and provided further that to the extent such cash collateral was provided by the Borrower, such cash collateral shall remain subject to the security interest then in effect (if any) pursuant to the Loan Documents.

(j)        Outstanding Letters of Credit. If requested by any Revolving Lender, the Administrative Agent shall provide the requesting Lender with a list of all outstanding Letters of Credit.

Section 2.09        Additional Borrowers.

(a)        After the Signing Date, the Parent Guarantor may, upon not less than five (5) Business Days’ notice from the Parent Guarantor to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion) designate Kodiak Oil & Gas (USA) Inc. and Holdco (US) (each an “Additional Borrower”) as a borrower under one or more of the Facilities by delivery to the Administrative Agent of an Additional Borrower Supplement in substantially the form attached hereto as Exhibit J executed by such Restricted Subsidiary and the Parent Guarantor, which shall specify the Facilities under which such Additional Borrower shall become a borrower. As soon as practicable upon receipt of such an Additional Borrower Supplement, the Administrative Agent will deliver a copy thereof to each Lender under the applicable Facility. The parties hereto acknowledge and agree that prior to any Additional Borrower becoming entitled to utilize the credit facilities provided for herein, the Administrative Agent and the Lenders under the applicable Facility shall have received such supporting resolutions, incumbency certificates, opinions of counsel, if applicable hereunder, Security Instruments and other documents or information (including, without limitation, information required by regulatory authorities with respect to such Additional Borrowers under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, that has been reasonably requested by the Administrative Agent or the Lenders, as applicable (the “Patriot Act Information”)), in each case, in form, content and scope reasonably satisfactory to the Administrative Agent (and in the case of the Patriot Act Information, the Administrative Agent and each Lender), as may reasonably be required by the Administrative Agent, and Notes signed by such Additional Borrower to the extent any Lenders so require. Promptly following receipt of all such requested resolutions, incumbency certificates, opinions of counsel, if applicable hereunder, Security Instruments and other documents or information, the

Administrative Agent shall send a notice to the Parent Guarantor and the Lenders under such Facility specifying the effective date upon which the Additional Borrower shall constitute an Additional Borrower for purposes hereof (with each reference herein to the “Borrower” deemed to include such Additional Borrower, as the context requires), whereupon each of the Lenders under such Facility agrees that such Additional Borrower shall for all purposes of this Agreement be an Additional Borrower under the requested Facilities and party to this Agreement (until its status as a borrower is terminated in accordance with clause (b) below).

(b) So long as the principal of and interest on all Loans made to any Additional Borrower under this Agreement shall have been paid in full and all other obligations of such Additional Borrower in such capacity (other than any contingent indemnification or similar obligation not yet due and payable) shall have been fully performed, such Additional Borrower may, upon not less than five (5) Business Days’ prior written notice to the Administrative Agent (which shall promptly notify the Lenders thereof), terminate its status as an Additional Borrower.

(c) Each Subsidiary that becomes a borrower hereunder from time to time hereby irrevocably appoints the Borrower as its agent for all purposes relevant to this Agreement and each of the other Loan Documents, including (i) the giving and receipt of notices, (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto, and (iii) the receipt of the proceeds of any Loans made by the Lenders to any such Additional Borrower hereunder. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to the Borrower in accordance with the terms of this Agreement shall be deemed to have been delivered to each Additional Borrower.

ARTICLE III

PAYMENTS OF PRINCIPAL AND INTEREST; PREPAYMENTS; FEES

Section 3.01    Repayment of Loans. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Revolving Lender the then unpaid principal amount of each Revolving Loan on the Termination Date. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Term Loan Lender the then unpaid principal amount of each Term Loan on the Term Loan Maturity Date.

Section 3.02    Interest.

(a)        ABR Loans. The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.

(b)        Eurodollar Loans. The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.

(c)        Post-Default Rate. Notwithstanding the foregoing, if an Event of Default has occurred and is continuing, or if any principal of or interest on any Loan or any fee or other amount payable by the Borrower or any Guarantor hereunder or under any other Loan Document is not paid when due, whether at stated maturity, upon acceleration or otherwise, then at the direction of the Majority Revolving Lenders, with respect to the Revolving Facility, or the Majority Term Loan Lenders, with respect to the Term Loan Facility, all Loans outstanding to which such direction relates, in the case of an Event of Default, and such overdue amount, in the case of a failure to pay amounts when due, under such Facility shall bear interest, after as well as before judgment, at a rate per annum equal to two percent (2%) plus the rate applicable to ABR Loans as provided in Section 3.02(a), but in no event to exceed the Highest Lawful Rate.

(d)        Interest Payment Dates. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, with respect to Revolving Loans, on the Termination Date; provided that (i) interest accrued pursuant to Section 3.02(c) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than an optional prepayment of an ABR Revolving Loan prior to the Termination Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)        Interest Rate Computations. All interest hereunder shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent demonstrable error, and be binding upon the parties hereto.

Section 3.03    Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a)        the Administrative Agent determines (which determination shall be conclusive absent demonstrable error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate for such Interest Period; or

(b)        the Administrative Agent is advised by the Majority Revolving Lenders, with respect to the Revolving Facility, or the Majority Term Loan Lenders, with respect to the Term Loan Facility, that the Adjusted LIBO Rate or LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing under such Facility for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, email or facsimile as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist (which notice shall be given promptly after such circumstances cease to exist), (i) any Interest Election Request that requests the conversion of any Borrowing under such Facility to, or continuation of any Borrowing as, a Eurodollar Borrowing under such Facility shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Borrowing under such Facility, such Borrowing shall be made either as an ABR Borrowing or at an alternate rate of interest determined by the Majority Revolving Lenders or the Majority Term Loan Lenders, as applicable, as their cost of funds.

Section 3.04    Prepayments.

(a)        Optional Prepayments. Subject to any break funding costs payable pursuant to Section 5.02 and prior notice in accordance with Section 3.04(b), the Borrower shall have the right at any time and from time to time to (i) prepay any ABR Borrowing in whole or in part, in a minimum aggregate amount of $1,000,000 or any integral multiple of $500,000 in excess thereof or if less than $1,000,000, the remaining balance of such ABR Borrowing, and (ii) prepay any Eurodollar Borrowing in whole in or in part, in a minimum aggregate amount of $2,000,000 or any integral multiple of $500,000 in excess thereof or if less than $2,000,000, the remaining balance of such Eurodollar Borrowing.

(b)        Notice and Terms of Optional Prepayment. The Borrower shall notify the Administrative Agent by telephone (confirmed by facsimile or email) or written notice of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 12:00 noon, New York City time, two Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Borrowing, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that such a notice may state that it is conditioned upon the satisfaction of one or more conditions precedent, in which case such notice may be revoked by the Borrower (by at least one Business Day’s prior notice to the Administrative Agent on or prior to the specified prepayment date) if such conditions are not satisfied. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each optional prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 3.02.

(c)        Mandatory Prepayments under the Revolving Facility.

(i)        If, after giving effect to any termination or reduction of the Aggregate Maximum Revolving Credit Amounts pursuant to Section 2.06(b), the total Revolving Credit Exposures exceeds the total Revolving Commitments, then the Borrower shall immediately (and in any event on the Business Day of such termination or reduction) (A) prepay the Revolving Borrowings on the date of such termination or reduction in an aggregate principal amount equal to such excess, and (B) if any excess remains after prepaying all of the Revolving Borrowings as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Revolving Lenders an amount equal to such excess to be held as cash collateral as provided in Section 2.08(i).

(ii)        Upon any redetermination of or adjustment to the amount of the Borrowing Base in accordance with Section 2.07 (other than in accordance with Section 2.07(e) or (f)), if the total Revolving Credit Exposure exceeds the redetermined or adjusted Borrowing Base, then the Borrower shall (A) prepay the Revolving Borrowings in an aggregate principal amount equal to such excess, and (B) if any excess remains after prepaying all of the Revolving Borrowings as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Revolving Lenders an amount equal to such excess to be held as cash collateral as provided in Section 2.08(i). The Borrower shall be obligated to make such prepayments in six substantially equal monthly installments, the first of which shall be due on the thirtieth day following receipt of the New Borrowing Base Notice in accordance with Section 2.07(d); provided that all payments required to be made pursuant to this Section 3.04(c)(ii) must be made on or prior to the Termination Date.

(iii)        Upon any adjustment to the Borrowing Base pursuant to Section 2.07(e), Section 2.07(f) or Section 9.11, if the total Revolving Credit Exposures exceeds the Borrowing Base as adjusted, then the Borrower shall (A) prepay the Revolving Borrowings in an aggregate principal amount equal to such excess, and (B) if any excess remains after prepaying all of the Revolving Borrowings as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Revolving Lenders an amount equal to such excess to be held as cash collateral as provided in Section 2.08(i). The Borrower shall be obligated to make such prepayment and/or deposit of cash collateral either on the date it or any Subsidiary receives cash proceeds as a result of such disposition or on the date the Permitted Additional Senior Notes are issued or hedge positions are terminated, as applicable; provided that all payments required to be made pursuant to this Section 3.04(c)(iii) must be made on or prior to the Termination Date.

(iv)        Each prepayment of Borrowings pursuant to this Section 3.04(c) shall be applied, first, ratably to any ABR Revolving Borrowings then outstanding, and, second, to any Eurodollar Revolving Borrowings then outstanding, and if more than one Eurodollar Revolving Borrowing is then outstanding, to each such Eurodollar Revolving Borrowing in order of priority beginning with the Eurodollar Revolving Borrowing with the least number of days remaining in the Interest Period applicable thereto and ending with the Eurodollar Revolving Borrowing with the most number of days remaining in the Interest Period applicable thereto.

(v)        Each prepayment of Revolving Borrowings pursuant to this Section 3.04(c) shall be applied ratably to the Revolving Loans included in the prepaid Revolving Borrowings. Prepayments pursuant to this Section 3.04(c) shall be accompanied by accrued interest to the extent required by Section 3.02.

(d)        Mandatory Prepayments under the Term Loan Facility.

(i)        Issuance or Incurrence of Debt. In the event that the Parent Guarantor or any Restricted Subsidiary shall receive Net Cash Proceeds from the issuance or incurrence of Debt of the Borrower or any Restricted Subsidiary (other than Debt permitted to be issued or incurred pursuant to Section 9.02 (except Section 9.02(b)(iii)), the Parent Guarantor shall or shall cause the applicable Restricted Subsidiary to, no later than five (5) Business Day following such receipt, apply an amount equal to 100% of such Net Cash Proceeds to prepay outstanding Term Loans.

(ii)        Asset Sales; Casualty Events. No later than the fifth (5th) Business Days following the date of receipt (or the date on which such amounts become Net Cash Proceeds by virtue of the expiration of a Reinvestment Period) by the Borrower or any of its Restricted Subsidiaries of any Net Cash Proceeds in respect of any Asset Sale or Casualty Event, the Parent Guarantor shall cause the Borrower or the applicable Restricted Subsidiary to apply an amount equal to 75% of such Net Cash Proceeds in excess of $100,000,000 to prepay outstanding Term Loans.

(iii)        Each prepayment of Borrowings pursuant to this Section 3.04(d) shall be applied, first, ratably to any ABR Term Loan Borrowings then outstanding, and, second, to any Eurodollar Term Loan Borrowings then outstanding, and if more than one Eurodollar Term Loan Borrowing is then outstanding, to each such Eurodollar Term Loan Borrowing in order of priority beginning with the Eurodollar Term Loan Borrowing with the least number of days remaining in the Interest Period applicable thereto and ending with the Eurodollar Term Loan Borrowing with the most number of days remaining in the Interest Period applicable thereto.

(iv)        Each prepayment of Term Loan Borrowings pursuant to this Section 3.04(d) shall be applied ratably to the Term Loans included in the prepaid Term Loan Borrowings. Prepayments pursuant to this Section 3.04(d) shall be accompanied by accrued interest to the extent required by Section 3.02.

(e)        No Premium or Penalty, Interest, Officer’s Certificate. Prepayments permitted or required under this Section 3.04 shall be (i) without premium or penalty, except as required under Section 5.02, (ii) accompanied by the concurrent payment of accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment and (iii) in the case of a prepayment required under Section 3.04(d), accompanied by a certificate of a Financial Officer of the Parent Guarantor or Borrower, as applicable, setting forth in reasonable detail the calculation of the amount of such prepayment.

Section 3.05    Fees.

(a)        Commitment and Upfront Fees.

(i)        The Borrower agrees to pay quarterly in arrears to the Administrative Agent for the account of each Revolving Lender a commitment fee, which shall accrue at the rate per annum as set forth in the definition of Applicable Margin on the average daily amount of the unused amount of each Revolving Lender’s Applicable Revolving Percentage of the aggregate Revolving Commitments (excluding an amount equal to the Revolving Commitment of each Defaulting Lender) during the period from and including the Closing Date to but excluding the Termination Date. Accrued commitment fees under this Section 3.05(a)(i) shall be payable in arrears on the last day of March, June, September and December of each year and on the Termination Date, commencing on the first such date to occur after the Closing Date.

(ii)        The Borrower agrees to pay quarterly in arrears to the Administrative Agent for the account of each Term Loan Lender a commitment fee, which shall accrue at the rate per annum of 0.25% on the average daily amount of the unused amount of each Term Loan Lender’s Applicable Term Loan Percentage of the aggregate Term Loan Commitments (excluding an amount equal to the Term Loan Commitment of each Defaulting Lender) during the period from and including the Closing Date to but excluding the Term Loan Maturity Date. Accrued commitment fees under this Section 3.05(a)(ii) shall be payable in arrears on the last day of March, June, September and December of each year and on the Term Loan Maturity Date, commencing on the first such date to occur after the Closing Date.

(iii)        All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b)        Letter of Credit Fees. The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at a rate equal to the Applicable Margin used to determine the interest rate applicable from time to time to Eurodollar Loans (or, in the case of standby Letters of Credit, 50% of such Applicable Margin) on the average daily amount of such Revolving Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Closing Date to but excluding the later of the date on which such Revolving Lender’s Revolving Commitment terminates and the date on which such Revolving Lender ceases to have any LC Exposure, (ii) to each Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Closing Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, provided that in no event shall such fee be less than $500 as to any Issuing Bank during any quarter, and (iii) to each Issuing Bank, for its own account, its standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the fifth Business Day following such last day, commencing on the first such date to occur after the Closing Date; provided that all such fees shall be payable on the Termination Date and any such fees accruing after the Termination Date shall be payable on receipt of written demand setting forth such amounts and the calculation thereof with reasonable particularity. Any other fees payable to an Issuing Bank pursuant to this Section 3.05(b) shall be payable within 10 days after receipt of written demand setting forth such amounts with reasonable particularity. All participation fees and fronting fees shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c)        Administrative Agent Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

ARTICLE IV

PAYMENTS; PRO RATA TREATMENT; SHARING OF SET-OFFS

Section 4.01    Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a)        Payments by the Borrower. The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 5.01, Section 5.02, Section 5.03 or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without defense, deduction, recoupment, set-off or counterclaim. Fees, once paid, shall be fully earned and shall not be refundable under any circumstances. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices specified in Section 12.01, except payments to be made directly to the Issuing Banks as expressly provided herein and except that payments pursuant to Section 5.01, Section 5.02, Section 5.03 and Section 12.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

(b)        Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c)        Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price returned to the extent of such recovery, without interest, and (ii) the provisions of this Section 4.01(c) shall not be construed to apply to any payment made by the Borrower to a Defaulting Lender pursuant to Section 5.04(b) or pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Parent Guarantor or any other Credit Party or Affiliate thereof (as to which the provisions of this Section 4.01(c) shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that subject to Section 12.04 and Section 12.08, any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

Section 4.02    Presumption of Payment by the Borrower. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or an Issuing Bank that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Banks, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

Section 4.03    Payments and Deductions to a Defaulting Lender.

(a)        If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(a), Section 2.08(d), Section 2.08(e) or Section 4.02 then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid in cash.

(b)        If a Defaulting Lender (or a Lender who would be a Defaulting Lender but for the expiration of the relevant grace period) as a result of the exercise of a set-off shall have received a payment in respect of its Revolving Credit Exposure or Term Loan Exposure which results in its Revolving Credit Exposure or Term Loan Exposure, as applicable, being less than its Applicable Revolving Percentage or Applicable Term Loan Percentage of the aggregate Revolving Credit Exposures or Term Loan Exposures, as applicable, then no payments will be made to such Defaulting Lender until such time as such Defaulting Lender shall have complied with Section 4.03(c) and all amounts due and owing to the Revolving Lenders or Term Loan Lenders, as applicable, have been equalized in accordance with such Lenders’ respective pro rata share of the Secured Obligations. Further, if at any time prior to the acceleration or maturity of the Loans, the Administrative Agent shall receive any payment in respect of principal of a Loan or a reimbursement of an LC Disbursement while one or more Defaulting Lenders shall be party to this Agreement, the Administrative Agent shall apply such payment solely to the Borrowing(s) of, and LC Disbursements owed to, Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Borrowing(s) of, or LC Disbursements owed to, such Defaulting Lender until such time as such Borrowing(s) are paid in full or each Lender (including each Defaulting Lender) is owed its Applicable Percentage of all Loans then outstanding. After acceleration or maturity of the Loans, subject to the first sentence of this Section 4.03(b), all principal will be paid ratably as provided in Section 10.02(c).

(c)        Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(i)        Fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 3.05.

(ii)        The Commitment, the Maximum Revolving Credit Amount, the Maximum Term Loan Amount, the Revolving Credit Exposure, the Term Loan Exposure and participation interests in Letters of Credit of such Defaulting Lender shall not be included in determining whether all Lenders, all Revolving Lenders, all Term Loan Lenders, the Required Revolving Lenders, the Majority Term Loan Lenders, the Majority Revolving Lenders or the Majority Lenders, as applicable, have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 12.02), provided that any waiver, amendment or modification requiring the consent of each affected Lender pursuant to Section 12.02 shall require the consent of such Defaulting Lender if it is adversely affected (for the avoidance of doubt, a Defaulting Lender shall have such a consent right with respect to changing the Revolving Maturity Date or Term Loan Maturity Date applicable to such Defaulting Lender, decreasing or forgiving any principal or interest due to such Defaulting Lender (other than the waiving of post-default interest rates) and any increase in such Defaulting Lender’s Commitment); and provided further that any increase, decrease, redetermination or affirmation of the Borrowing Base shall occur without the participation of a Defaulting Lender, but the Revolving Commitment of a Defaulting Lender (i.e. the Applicable Revolving Percentage of the Borrowing Base of a Defaulting Lender) may not be increased without the consent of such Defaulting Lender.

(iii)        If any LC Exposure exists at the time a Revolving Lender becomes a Defaulting Lender then:

(A)        all or any part of such LC Exposure shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Revolving Percentages (calculated without regard to such Defaulting Lender’s Revolving Commitment) but only to the extent that such reallocation does not cause the Revolving Credit Exposure of any Non-Defaulting Lender to exceed such non-Defaulting Lender’s Revolving Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation;

(B)        if the reallocation described in clause (A) above cannot, or can only partially, be effected, then the Borrower shall within three (3) Business Days following notice by the Administrative Agent cash collateralize such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (A) above) in accordance with the procedures set forth in Section 10.02 for so long as such LC Exposure is outstanding;

(C)        no Defaulting Lender shall be entitled to receive any fee under 3.05(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender);

(D)        each Defaulting Lender shall be entitled to receive fees under Section 3.05(b) for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Revolving Percentage of the stated amount of Letters of Credit for which it has provided cash collateral pursuant to Section 2.08(i); provided that if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to this Section 4.03 then the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 3.05(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(E)        if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to Section 4.03(c)(iii), then the fees payable to the Lenders pursuant to Section 3.05(a) and Section 3.05(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Revolving Percentages; or

(F)        if any Defaulting Lender’s LC Exposure is neither cash collateralized nor reallocated pursuant to Section 4.03(c), then, without prejudice to any rights or remedies of the Issuing Banks or any Lender hereunder, letter of credit fees payable under Section 3.05(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Banks until such LC Exposure is cash collateralized and/or reallocated.

(d)        So long as any Lender is a Defaulting Lender, the Issuing Banks shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 4.03(c) or by the Defaulting Lender pursuant to Section 2.08(i), and participating interests in any such newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.08(d) (and Defaulting Lenders shall not participate therein).

(e)        In the event that the Administrative Agent, the Borrower and the Issuing Bank each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date, if necessary as a result of a Loan funding pursuant to Section 2.08(e), such Lender shall purchase at par such of the outstanding Loans of the other Lenders or take such other actions as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided further that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section 4.04    Disposition of Proceeds. The Security Instruments contain an assignment by the Borrower and/or the Guarantors unto and in favor of the Administrative Agent for the benefit of the Lenders of all of the Borrower’s or each Guarantor’s interest in and to production and all proceeds attributable thereto which may be produced from or allocated to the Mortgaged Properties. The Security Instruments further provide in general for the application of such proceeds to the satisfaction of the Secured Obligations and other obligations described therein and secured thereby. Notwithstanding the assignment contained in such Security Instruments, until the occurrence of an Event of Default (and only during the continuance of an Event of Default), (a) the Administrative Agent and the Lenders agree that they will neither notify the purchaser or purchasers of such production nor take any other action to cause such proceeds to be remitted to the Administrative Agent or the Lenders, but the Lenders will instead permit such proceeds to be paid to the relevant Credit Party and (b) the Lenders hereby authorize the Administrative Agent to take such actions as may be necessary to cause such proceeds to be paid to the relevant Credit Party.

ARTICLE V

INCREASED COSTS; BREAK FUNDING PAYMENTS; TAXES; ILLEGALITY

Section 5.01    Increased Costs.

(a)        Changes in Law. If any Change in Law shall:

(i)        subject the Administrative Agent, any Lender, or the Issuing Bank to any Taxes (other than (A) Indemnified Taxes, (B) taxes described in clauses (b) through (e) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

(ii)        impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

(iii)        impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan (or of maintaining its obligation to make any such Loan) or issuing or participating in Letters of Credit, or to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b)        Capital Requirements. If any Lender or the Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy or liquidity), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.

(c)        Certificates. A certificate of a Lender or the Issuing Bank setting forth in reasonable detail the computation of the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in Section 5.01(a) or (b) shall be delivered to the Borrower contemporaneous with any request for payment hereunder. Such certificate shall be conclusive absent demonstrable error and certify that such Lender or the Issuing Bank (as the case may be) is charging similar costs to similarly situated borrowers at such time. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 30 days after receipt thereof.

(d)        Effect of Failure or Delay in Requesting Compensation. Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section 5.01 shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this

Section 5.01 for any increased costs or reductions incurred more than 120 days prior to the date that such Lender or the Issuing Bank, as the case may be, demands compensation in accordance herewith; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 120-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 5.02    Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan or an assignment pursuant to Section 5.04(b) in each case other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan into an ABR Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market.

A certificate of any Lender setting forth in reasonable detail the computation of any amount or amounts that such Lender is entitled to receive pursuant to this Section 5.02 shall be delivered to the Borrower. Such certificate shall be conclusive absent demonstrable error and state that such Lender or the Issuing Bank (as the case may be) is charging similar costs to similarly situated borrowers at such time. The Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.

Section 5.03    Taxes.

(a)        Payments Free of Taxes. Any and all payments by or on account of any obligation of any Credit Party under any Loan Document shall be made free and clear of and without deduction or withholding for any Taxes, except as required by applicable law; provided that if a Credit Party shall be required by applicable law (as determined in the good faith discretion of such Credit Party) to deduct or withhold any Taxes from such payments, then (i) in the event such Taxes are Indemnified Taxes, the sum payable shall be increased as necessary so that after making all required deductions or withholdings for such Indemnified Taxes (including deductions applicable to additional sums payable under this Section 5.03(a)), the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deduction or withholding been made, (ii) such Credit Party shall make such deduction or withholding and (iii) such Credit Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)        Payment of Other Taxes by the Borrower. The Credit Parties shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent, timely reimburse it for any Other Taxes it pays.

(c)        Indemnification.

(i)        The Credit Parties shall jointly and severally indemnify the Administrative Agent, each Lender and the Issuing Bank, within 30 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such

Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of any Credit Party hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 5.03) and any penalties that are not the fault of such indemnified Person, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate of the Administrative Agent, a Lender or the Issuing Bank setting forth in reasonable detail the calculations of the amount of such payment or liability under this Section 5.03 shall be delivered to the Borrower contemporaneously with any request for payment and shall be conclusive absent demonstrable error.

(ii)        Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Taxes attributable to such Lender (but only to the extent that any Credit Party has not already indemnified the Administrative Agent for such Taxes and without limiting the obligation of the Credit Parties to do so) and (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.04(c)(i) relating to the maintenance of a Participant Register, in either case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent demonstrable error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (c)(ii).

(d)        Evidence of Payments. As soon as practicable after any payment of Taxes by a Credit Party to a Governmental Authority pursuant to this Section 5.03, such Credit Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)        Status of Lenders.

(i)        Any Lender that is entitled to an exemption from or reduction of withholding Tax, with respect to payments made under this Agreement or any Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.03(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)        Without limiting the generality of the foregoing,

(A)        any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 (or any successor thereto) certifying that such Lender is exempt from U.S. federal backup withholding Tax;

(B)        any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)        in the case of a Foreign Lender claiming the benefits of an income Tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of the applicable IRS Form W-8 (or any successor thereto) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such Tax treaty and (y) with respect to any other applicable payments under any Loan Document, the applicable IRS Form W-8 (or any successor thereto) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such Tax treaty;

(2)        executed originals of IRS Form W-8ECI (or any successor thereto);

(3)        in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Sections 881(c) or 871(h) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender (or, in the event that such Foreign Lender is a Disregarded Entity, the Person that is treated for U.S. federal income tax purposes as being the sole owner of such Lender) is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of the applicable IRS Form W-8 (or any successor thereto); or

(4)        to the extent that a Foreign Lender (or, in the event that the Foreign Lender is a Disregarded Entity, the Person that is treated for U.S. federal income tax purposes as being the sole owner of such Foreign Lender) is a partnership (for U.S. federal income tax purposes) or otherwise not a beneficial owner (e.g., where such Foreign Lender is a participating Lender), IRS Form W-8IMY (or any successor thereto) and all required supporting documentation from each beneficial owner that would be required under this Section 5.03(e) if such beneficial owner were a Lender, as applicable, including (i) where the Foreign Lender is a participating Lender and one or more of the underlying beneficial owners is claiming the benefits of the portfolio interest exemption, a U.S. Tax Compliance Certificate of each such beneficial owner substantially in the form of Exhibit I-2 or Exhibit I-3, and (ii) where the Foreign Lender is a partnership (for U.S. federal income tax purposes) and not a participating Lender, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 provided by the Foreign Lender on behalf of each such direct or indirect partner;

(C)        any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)        If a payment made to a Lender hereunder or under any other Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable, or those under an intergovernmental agreement entered into in connection with the implementation of Sections 1471 through 1474 of the Code), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 5.03(e)(ii)(D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(f)        Tax Refunds. If any party determines, in its commercially reasonable discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.03 (including by the payment of additional amounts pursuant to this Section 5.03), it shall promptly pay over to such indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 5.03 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that such party, upon the request of such indemnified party, shall repay the amount paid pursuant to this paragraph (f) (plus any penalties, interest, or other charges imposed by the relevant Governmental Authority) in the event such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 5.03 shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(g)        Each party’s obligations under this Section 5.03 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under the Loan Documents.

(h)        For purposes of this Section 5.03, the term “Lender” includes the Issuing Bank and the term “applicable law” includes FATCA.

Section 5.04    Mitigation Obligations; Replacement of Lenders.

(a)        Designation of Different Lending Office. If any Lender requests compensation under Section 5.01, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.03, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.01 or Section 5.03, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material respect. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)        Replacement of Lenders. If any Lender (i) requests compensation under Section 5.01, (ii) requires the Borrower to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.03, (iii) asserts an illegality under Section 5.05, (iv) is a Defaulting Lender, or (v) has not approved a proposed waiver, consent or amendment which has been approved by the Majority Lenders, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 12.04(a)), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) solely with respect to a replacement under clause (iv) above, the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 5.01, for payments required to be made pursuant to Section 5.03 or an illegality under Section 5.05, such assignment will result in a reduction in such compensation or payments or avoid the illegality.

Section 5.05    Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its applicable lending office to honor its obligation to make or maintain Eurodollar Loans either generally or having a particular Interest Period hereunder, then (a) such Lender shall promptly notify the Borrower and the Administrative Agent thereof and such Lender’s obligation to make such Eurodollar Loans shall be suspended (the “Affected Loans”) until such time as such Lender notifies the Borrower and the Administrative Agent that it may again make and maintain such Eurodollar Loans (which notice shall be given promptly after such Lender is able to lawfully make and maintain Eurodollar Loans) and (b) all Affected Loans which would otherwise be made by such Lender shall be made instead as ABR Loans (and, if such Lender so requests by notice to the Borrower and the Administrative Agent, all Affected Loans of such Lender then outstanding shall be automatically converted into ABR Loans on the last day of the then current Interest Period for such Affected Loan) and, to the extent that Affected Loans are so made as (or converted into) ABR Loans, all payments of principal which would otherwise be applied to such Lender’s Affected Loans shall be applied instead to its ABR Loans.

ARTICLE VI

CONDITIONS PRECEDENT

Section 6.01    Conditions to the Effectiveness of this Agreement. The effectiveness of this Agreement (the date of such effectiveness, the “Signing Date”) is subject to the condition precedent that the Administrative Agent shall have received from each party hereto counterparts (in such number as may be requested by the Administrative Agent) of this Agreement signed on behalf of such party.

Section 6.02    Conditions of Initial Credit Extension. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.02):

(a)        The Administrative Agent, the Arranger and the Lenders shall have received all commitment, facility and agency fees and all other fees and amounts due and payable on or prior to the Closing Date, including, (A) for the account of each Term Loan Lender an upfront fee, which shall accrue at the rate of 0.125% of each Term Loan Lender’s Applicable Term Loan Percentage of the aggregate Term Loan Commitments and (B) to the extent invoiced at least one Business Day prior to the Closing Date, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder (including, without limitation, to the extent invoiced at least one Business Day prior to the Closing Date the fees and expenses of counsel to the Administrative Agent).

(b)        The Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary of the Borrower and each Guarantor setting forth (i) resolutions of its board of directors with respect to the authorization of the Borrower or such Guarantor to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of the Borrower or such Guarantor (y) who are authorized to sign the Loan Documents to which the Borrower or such Guarantor is a party and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of such authorized officers, and (iv) the Organizational Documents of the Borrower and such Guarantor, certified as being true and complete. The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from the Borrower to the contrary.

(c)        The Administrative Agent shall have received certificates of the appropriate State agencies (i.e., of each of the States in which the Borrower or applicable Guarantor, as the case may be, is organized) with respect to the existence, qualification and good standing of the Borrower and each Guarantor.

(d)        The Administrative Agent shall have received a compliance certificate which shall be substantially in the form of Exhibit D, duly and properly executed by a Responsible Officer and dated as of the Closing Date.

(e)        The Signing Date shall have occurred.

(f)        The Administrative Agent shall have received from each party thereto duly executed counterparts (in such number as may be requested by the Administrative Agent) of the Security Instruments, including the Guaranty and Collateral Agreement and the other Security Instruments described on Exhibit E-1. In connection with the execution and delivery of the Security Instruments, the Administrative Agent shall:

(i)        be reasonably satisfied that the Security Instruments create first priority, perfected Liens (provided that Liens which are permitted by the terms of Section 9.03 to attach to the Mortgaged Properties may exist and have whatever priority such Liens have at such time under applicable law) on at least 70% of the total value of the Oil and Gas Properties evaluated in the Initial Reserve Reports; provided that in no event shall Kodiak, Holdco (US) or any of their Subsidiaries be required to grant a Lien hereunder to secure amounts in excess of the maximum amount which Kodiak, Holdco (US) and any of their Subsidiaries may secure without violation of the Kodiak Indentures; and

(ii)        have received certificates, together with undated, blank stock powers for each such certificate, representing all of the issued and outstanding Equity Interests of each of the Subsidiary Guarantors (excluding, for the avoidance of doubt, any such certificates representing the issued and outstanding Equity Interests of Kodiak and its Subsidiaries to the extent such pledge is not permitted by the Kodiak Senior Notes).

(g)        The Administrative Agent shall have received an opinion of (i) Bruce R. DeBoer, General Counsel to the Parent Guarantor and the Borrower, (ii) Foley & Lardner LLP, special New York counsel to the Parent Guarantor and the Borrower and (iii) local counsel in each of the following states: Texas, Oklahoma and North Dakota in each case in a form reasonably acceptable to the Administrative Agent.

(h)        The Administrative Agent shall have received a certificate of insurance coverage of the Borrower evidencing that the Borrower is carrying insurance in accordance with Section 7.12.

(i)        The Administrative Agent shall have received title information as the Administrative Agent may reasonably require satisfactory to the Administrative Agent setting forth the status of title to at least 65% of the total value of the Oil and Gas Properties evaluated in the Initial Reserve Report.

(j)        The Administrative Agent shall have received a certificate of a Responsible Officer certifying that the Credit Parties have received all consents and approvals required by Section 7.03.

(k)        The Administrative Agent shall have received the financial statements referred to in Section 7.04(a) and the Initial Reserve Reports accompanied by a Reserve Report Certificate.

(l)        The Administrative Agent shall have received appropriate UCC search certificates reflecting no prior Liens encumbering the Properties of the Parent Guarantor and the Credit Parties for each of the following jurisdictions: Delaware, Colorado and any other jurisdiction requested by the Administrative Agent; other than those being assigned or released on or prior to the Closing Date or Liens permitted by Section 9.03.

(m)        The Existing Kodiak Credit Agreement shall have been (or contemporaneously shall be) repaid and terminated and all Liens related thereto shall be fully released.

(n)        The Administrative Agent shall have received such other documents as the Administrative Agent or special counsel to the Administrative Agent may reasonably request.

(o)        The Acquisition shall have been consummated in all material respects pursuant to the PSA, substantially concurrently with the initial funding of the Revolving Facility on the Closing Date, and no provision thereof shall have been amended or waived, and no consent shall have been given thereunder, in any manner materially adverse to the interests of the Arranger or the Lenders, without the prior written consent of the Arranger (such consent not to be unreasonably withheld, conditioned or delayed).

(p)        The Administrative Agent shall have received a customary certificate from an officer of the Parent Guarantor, that the Parent Guarantor has provided a true and correct copy of the PSA to the Administrative Agent.

(q)        The Company Representations and Specified Representations shall be true and correct in all material respects.

(r)        The Administrative Agent shall have received a Borrowing Request in accordance with Section 2.03 or a request for a Letter of Credit in accordance with Section 2.08(b), as applicable.

The Administrative Agent shall notify the Borrower and the Lenders promptly of the occurrence of the Closing Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 12.02) at or prior to 2:00 p.m., New York City time, on the date that is 180 days after July 13, 2014 (or such other date as the Arranger, the Administrative Agent and the Borrower agree in writing); provided, however, that such deadline shall be automatically extended for a period not to exceed 60 days to the extent necessary to satisfy the condition set forth in Section 5.1(h) of the PSA (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

Notwithstanding anything herein to the contrary, (i) to the extent any Lien on any assets of Kodiak and its Affiliates is not or cannot be provided on the Closing Date as a result of the failure to obtain the requisite consent from the noteholders under the Kodiak Senior Notes, then the provision of such Lien shall not constitute a condition precedent to the availability of the Facilities on the Closing Date, and (ii) the failure to perfect any Lien required by this Agreement on assets of Kodiak or any of its Affiliates to secure the Secured Obligations on or prior to the Closing Date after the Borrower’s use of commercially reasonable efforts to take such actions as are necessary to do so shall not impair the availability of the Facilities on the Closing Date (unless perfection thereof may be accomplished by the filing of a financing statement under the UCC), but such Liens (to the extent required under the Loan Documents and permitted under the Kodiak Senior Notes) shall be perfected within 30 days after the Closing Date (or such longer period as the Administrative Agent may approve in its discretion) pursuant to arrangements to be mutually agreed between the Borrower and the Administrative Agent.

Section 6.03    Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing (other than the initial funding), and of the Issuing Bank to issue, amend (to increase the amount or extend the term), renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a)        At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing.

(b)        The representations and warranties of the Borrower and the Guarantors set forth in this Agreement and in the other Loan Documents (excluding during any Investment Grade Rating Period the representations and warranties that by their terms are not deemed made or re-made during an Investment Grade Rating Period) shall be true and correct in all material respects (without duplication of any materiality qualifiers) on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, such representations and warranties shall continue to be true and correct as of such specified earlier date.

(c)        The receipt by the Administrative Agent of a Borrowing Request in accordance with Section 2.03 or a request for a Letter of Credit in accordance with Section 2.08(b), as applicable.

Each request for a Borrowing and each request for the issuance, amendment, renewal or extension of any Letter of Credit shall be deemed to constitute a representation and warranty by the Parent Guarantor and the Borrower on the date thereof as to the matters specified in Section 6.03(a) through (c).

ARTICLE VII

REPRESENTATIONS AND WARRANTIES

The Parent Guarantor and the Borrower represent and warrant to the Lenders that on the date of each Loan, issuance, amendment (to increase the amount or extend the term), renewal or extension of any Letter of Credit (it being understood, however, that solely the Company Representations and the Specified Representations shall be made with respect to Kodiak and its Subsidiaries on the Closing Date).

Section 7.01    Organization; Powers. Each Credit Party is validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority, and has all material governmental licenses, authorizations, consents and approvals necessary, to own its assets and to carry on its business as now conducted, and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where failure to have such power, authority, licenses, authorizations, consents, approvals and qualifications could not reasonably be expected to have a Material Adverse Effect.

Section 7.02    Authority; Enforceability. The Transactions are within the Borrower’s and each Guarantor’s corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action (including, without limitation, any action required to be taken by any class of directors of the Parent Guarantor or any other Person, whether interested or disinterested, in order to ensure the due authorization of the Transactions). Each Loan Document to which the Borrower and each Guarantor is a party has been duly executed and delivered by the Borrower and such Guarantor and constitutes a legal, valid and binding obligation of the Borrower and such Guarantor, as applicable, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 7.03    Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including shareholders or any class of directors, whether interested or disinterested, of the Parent Guarantor or any other Person), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of any Loan Document or the consummation of the transactions contemplated thereby, except such as have been obtained or made and are in full force and effect other than (i) the recording and filing of the Security Instruments as required by this Agreement, (ii) those third party approvals or consents which, if not made or obtained, would not cause a Default hereunder or could not reasonably be expected to have a Material Adverse Effect, (iii) the filing of any required document with the SEC and (iv) such consents, approvals, registrations, filings and actions as may be necessary in connection with the grant of Liens on any Properties that are under the jurisdiction of the Bureau of Indian Affairs, any tribal authority or any similar Governmental Authority or third Person, (b) will not violate any applicable law or regulation or the Organizational Documents of the Parent Guarantor or any other Credit Party or any order of any Governmental Authority which violation would reasonable be expected to have a Material Adverse Effect and (c) will not violate or result in a default under any indenture, agreement or other instrument evidencing Material Indebtedness binding upon the Parent Guarantor or any other Credit Party or its Properties or result in the creation or imposition of any Lien on any Property of the Parent Guarantor or any other Credit Party (other than the Liens created by the Loan Documents), except to the extent such violation, default or Lien under this clause (c) could not reasonably be expected to result in a Material Adverse Effect.

Section 7.04    Financial Condition; No Material Adverse Effect.

(a)        The Parent Guarantor has heretofore furnished to the Lenders (i) its consolidated balance sheet and related statements of income, stockholders’ equity and comprehensive income, and cash flows as of and for the fiscal year ended December 31, 2013 and reported on by Deloitte & Touche LLP, independent public accountants and (ii) its unaudited consolidated balance sheet and related statements of income, stockholders’ equity and comprehensive income, and cash flows as of and for the fiscal quarter ended June 30, 2014. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Parent Guarantor and its Consolidated Subsidiaries as of such dates and for such period in accordance with GAAP.

(b)        The Parent Guarantor has heretofore furnished to the Lenders (i) Kodiak’s consolidated balance sheet and related statements of income, stockholders’ equity and comprehensive income, and cash flows as of and for the fiscal year ended December 31, 2013 and reported on by Ernst & Young LLP, independent public accountants and (ii) Kodiak’s unaudited consolidated balance sheet and related statements of income, stockholders’ equity and comprehensive income, and cash flows as of and for the fiscal quarter ended June 30, 2014. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of Kodiak and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP.

(c)        The Parent Guarantor has heretofore furnished to the Lenders (i) the unaudited pro forma combined balance sheet and related statements of income, stockholders’ equity and comprehensive income, and cash flows as of and for the fiscal year ended December 31, 2013 after giving effect to the Acquisition and (ii) the unaudited pro forma combined balance sheet and related statements of income, stockholders’ equity and comprehensive income, and cash flows as of and for the fiscal quarter ended June 30, 2014 after giving effect to the Acquisition. Such financial statements present fairly, in all material respects, the pro forma combined financial position and results of operations and cash flows of the Parent Guarantor and its Consolidated Subsidiaries and Kodiak and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP.

(d)        Since June 30, 2014, there has been no event, development or circumstance that has had a Material Adverse Effect; provided, that this representation and warranty shall not be deemed to be made or re-made during any Investment Grade Rating Period.

(e)        As of the date of this Agreement, neither the Parent Guarantor nor any other Credit Party has any material Debt (including Disqualified Capital Stock) or any material contingent liabilities, material off-balance sheet liabilities or partnerships, material liabilities for Taxes, material unusual forward or long-term commitments or material unrealized or anticipated losses from any unfavorable commitments, that are required to be disclosed in the Financial Statements by GAAP and are not so referred to or reflected or provided for in the Financial Statements or otherwise disclosed prior to the date hereof in writing to the Administrative Agent and the Lenders.

Section 7.05    Litigation.

(a)        Except as set forth on Schedule 7.05, there are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Parent Guarantor, threatened, in writing, against the Parent Guarantor or any other Credit Party (i) not fully covered by insurance (except for normal deductibles) that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, or (ii) that involve any Loan Document or the Transactions.

(b)        Since the date of this Agreement, there has been no change in the status of the matters disclosed in Schedule 7.05 that, individually or in the aggregate, has resulted in, or could reasonably be expected to result in a Material Adverse Effect.

Section 7.06    Environmental Matters. Except for such matters as set forth on Schedule 7.06 or that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

(a)        the Parent Guarantor and the Credit Parties and each of their respective Properties and operations thereon are, and within all applicable statute of limitation periods have been, in compliance with all applicable Environmental Laws.

(b)        the Parent Guarantor and the Credit Parties have obtained all Environmental Permits required for their respective operations and each of their Properties, with all such Environmental Permits being currently in full force and effect, and no Responsible Officer of any Credit Party has received any written notice or otherwise has knowledge that any such existing Environmental Permit will be revoked or that any application for any new Environmental Permit or renewal of any existing Environmental Permit will be protested or denied.

(c)        there are no claims, demands, suits, orders, inquiries, or proceedings concerning any violation of, or any liability (including as a potentially responsible party) under, any applicable Environmental Laws that is pending or, to the knowledge of a Responsible Officer of the Parent Guarantor, threatened, in writing, against the Parent Guarantor or any other Credit Party or any of their respective Properties or as a result of any operations at such Properties.

(d)        none of the Properties of the Parent Guarantor or any other Credit Party contain or to the knowledge of a Responsible Officer of the Parent Guarantor or Credit Party have contained any: (i) underground storage tanks; (ii) asbestos-containing materials; (iii) landfills or dumps; (iv) hazardous waste management units as defined pursuant to RCRA or any comparable state law; or (v) sites on or nominated for the National Priority List promulgated pursuant to CERCLA or any state remedial priority list promulgated or published pursuant to any comparable state law.

(e)        there has been no Release or, to the Parent Guarantor’s knowledge, threatened Release, of Hazardous Materials at, on, under or from any Credit Party’s Properties, there are no investigations, remediations, abatements, removals, or monitorings of Hazardous Materials required under applicable Environmental Laws at such Properties and, to the knowledge of the Parent Guarantor, none of such Properties are adversely affected by any Release or threatened Release of a Hazardous Material originating or emanating from any other real property.

(f)        no Credit Party has received any written notice asserting an alleged liability or obligation under any applicable Environmental Laws with respect to the investigation, remediation, abatement, removal, or monitoring of any Hazardous Materials at, under, or Released or threatened to be Released from any real properties offsite the Credit Party’s Properties and, to the Parent Guarantor’s knowledge, there are no conditions or circumstances that could reasonably be expected to result in the receipt of such written notice.

(g)        there has been no exposure of any Person or Property to any Hazardous Materials as a result of or in connection with the operations and businesses of any Credit Party’s Properties that could reasonably be expected to form the basis for a claim for damages or compensation.

Section 7.07    Compliance with the Laws and Agreements; No Defaults.

(a)        Each Credit Party is in compliance with all Governmental Requirements applicable to it or its Property and all agreements and other instruments binding upon it or its Property, and possesses all licenses, permits, franchises, exemptions, approvals and other governmental authorizations necessary for the ownership of its Property and the conduct of its business, except where the failure to be in compliance or have such possession, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b)        No Default has occurred and is continuing.

Section 7.08    Investment Company Act. No Credit Party is an “investment company” or a company “controlled” by an “investment company,” within the meaning of, or subject to regulation under, the Investment Company Act of 1940, as amended.

Section 7.09    Taxes. Each of the Parent Guarantor and its Subsidiaries has timely filed or caused to be filed all Tax returns and Tax-related reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes or the filing of returns that are being contested in good faith by appropriate action and for which the Parent Guarantor or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Parent Guarantor and its Subsidiaries in respect of Taxes and other governmental charges are, in the reasonable opinion of the Parent Guarantor, adequate in all material respects. No Tax Lien has been filed and, to the knowledge of the Parent Guarantor, no claim is being asserted with respect to any such Tax or other such governmental charge which could reasonably be expected to have a Material Adverse Effect.

Section 7.10    ERISA. Except to the extent noncompliance could not reasonably be expected to have a Material Adverse Effect:

(a)        Each Credit Party and each ERISA Affiliate have complied in all material respects with ERISA and, where applicable, the Code regarding each Plan.

(b)        Each Plan is, and has been, established and maintained in substantial compliance with its terms, ERISA and, where applicable, the Code.

(c)        No act, omission or transaction has occurred which could result in imposition on any Credit Party or any ERISA Affiliate (whether directly or indirectly) of (i) either a civil penalty assessed pursuant to subsections (c), (i), (l) or (m) of section 502 of ERISA or a Tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under section 409 of ERISA.

(d)        Full payment when due has been made of all amounts which any Credit Party or any ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as contributions to such Plan as of the date hereof.

(e)        Neither a Credit Party nor any ERISA Affiliate sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by the Parent Guarantor, any Credit Party or ERISA Affiliate in its sole discretion at any time without any material liability.

(f)        Neither a Credit Party nor any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the three-year period preceding the date hereof sponsored, maintained or contributed to, any employee pension benefit plan, as defined in section 3(2) of ERISA, that is subject to Title IV of ERISA, section 302 of ERISA or section 412 of the Code.

Section 7.11    Disclosure; No Material Misstatements. None of the financial statements, certificates, reports or other written information furnished by or on behalf of the Parent Guarantor or any other Credit Party to the Arranger, the Administrative Agent or any Lender pursuant to this Agreement or any other Loan Document or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading on the date when furnished; provided that with respect to financial estimates, projected or forecasted financial information and other forward-looking information, the Borrower represents and warrants only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation; it being understood that (1) such projections and forecasts, as to future events, are not to be viewed as facts, that actual results during the period(s) covered by any such projections or forecasts may differ significantly from the projected or forecasted results and that such differences may be material and that such projections and forecasts are not a guarantee of financial performance, and (2) no representation is made with respect to information of a general economic or general industry nature. There are no statements or conclusions in any Reserve Report which are based upon or include materially misleading information of a material fact or fail to take into account material information, in light of the circumstances under which they are made, regarding the material matters reported therein, on the date when furnished, it being understood that projections concerning volumes attributable to the Oil and Gas Properties of the Parent Guarantor and the Credit Parties and production and cost estimates contained in each Reserve Report are necessarily based upon professional opinions, estimates and projections and that no warranty is made with respect to such opinions, estimates and projections.

Section 7.12    Insurance. Each Credit Party has (a) all insurance policies sufficient for the compliance in all material aspects by each of them with all material Governmental Requirements and all material agreements and (b) insurance coverage in at least the amounts and against such risk (including, without limitation, public liability) that are usually insured against by companies similarly situated and engaged in the same or a similar business for the assets and operations of the Parent Guarantor and the Credit Parties; provided that self-insurance of risks and in amounts customary in each Credit Party’s industry shall be permitted. The Administrative Agent and the Lenders have been named as additional insureds in respect of such liability insurance policies and the Administrative Agent has been named as loss payee with respect to Property loss insurance.

Section 7.13    [Reserved].

Section 7.14    Subsidiaries. As of the date hereof, all of the Subsidiaries of each of the Parent Guarantor and the Borrower are set forth on Schedule 7.14 or have been disclosed in writing to the Administrative Agent (which shall promptly furnish a copy to the Lenders). Schedule 7.14 identifies as of the date hereof each Subsidiary as either Restricted or Unrestricted, and each Restricted Subsidiary on such schedule is a Wholly-Owned Subsidiary as of the date hereof.

Section 7.15    [Reserved].

Section 7.16    Properties; Titles, Etc.

(a)        Each of the Parent Guarantor and the Credit Parties has good and defensible title to, or a valid contractual interest in, the Oil and Gas Properties evaluated in the most recently delivered Reserve Report (other than those disposed of in compliance with Section 9.11 since delivery of such Reserve Report, leases that have expired in accordance with their terms and those title defects disclosed in writing to the Administrative Agent in writing), and good title to, or a valid contractual interest in, all its material personal Properties, in each case, free and clear of all Liens other than Liens permitted by Section 9.03. After giving full effect to the Liens permitted by Section 9.03, the Borrower or the Restricted Subsidiary specified as the owner owns the net interests in production attributable to the Hydrocarbon Interests as reflected in the most recently delivered Reserve Report, and the ownership of such Properties shall not in any material respect obligate the Borrower or such Restricted Subsidiary to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount in excess of the working interest of each Property set forth in the most recently delivered Reserve Report that is not offset by a corresponding proportionate increase in the Borrower’s or such Restricted Subsidiary’s net revenue interest in such Property.

(b)        All material leases and agreements necessary for the conduct of the business of the Parent Guarantor and the Credit Parties are valid and subsisting, in full force and effect, except to the extent any failure to satisfy the foregoing could not reasonably be expected to have a Material Adverse Effect and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, which could reasonably be expected to have a Material Adverse Effect.

(c)        The rights and Properties presently owned, leased or licensed by the Parent Guarantor and the Credit Parties including, without limitation, all easements and rights of way, include all rights and Properties necessary to permit the Parent Guarantor and the Credit Parties to conduct their business in the same manner as its business has been conducted prior to the date hereof, except to the extent any failure to satisfy the foregoing could not reasonably be expected to have a Material Adverse Effect.

(d)        All of the Properties of the Parent Guarantor and the Credit Parties which are reasonably necessary for the operation of their businesses are in good working condition and are maintained in accordance with prudent business standards, ordinary wear and tear excepted, except to the extent any failure to satisfy the foregoing could not reasonably be expected to have a Material Adverse Effect.

(e)        Each Credit Party owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual Property material to its business, and the use thereof by each such Person does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Parent Guarantor and the Credit Parties either own or have valid licenses or other rights to use all databases, geological data, geophysical data, engineering data, seismic data, maps, interpretations and other technical information used in and material to their businesses as presently conducted, subject to the limitations contained in the agreements governing the use of the same, which limitations are customary for companies engaged in the business of the exploration and production of Hydrocarbons, with such exceptions to all of the foregoing as could not reasonably be expected to have a Material Adverse Effect.

Section 7.17    Maintenance of Properties. Except for such acts or failures to act as could not be reasonably expected to have a Material Adverse Effect, the Oil and Gas Properties (and Properties unitized therewith) of the Parent Guarantor and the Credit Parties have been maintained, operated and developed in a good and workmanlike manner (ordinary wear and tear excepted) and in conformity with all Governmental Requirements and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Oil and Gas Properties of the Parent Guarantor and the Credit Parties. Specifically in connection with the foregoing, except for those as could not be reasonably expected to have a Material Adverse Effect, (i) no Oil and Gas Property of the Parent Guarantor or any other Credit Party is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) and (ii) none of the wells comprising a part of the Oil and Gas Properties (or Properties unitized therewith) of the Parent Guarantor or any other Credit Party is deviated from the vertical more than the maximum permitted by Governmental Requirements, and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, the Oil and Gas Properties (or in the case of wells located on Properties unitized therewith, such unitized Properties) of a Credit Party. All pipelines, wells, gas processing plants, platforms and other material improvements, fixtures and equipment owned in whole or in part by the Parent Guarantor or any other Credit Party that are necessary to conduct normal operations are being maintained in a state adequate to conduct normal operations, ordinary wear and tear excepted, and with respect to such of the foregoing which are operated by the Parent Guarantor or any other Credit Party, in a manner consistent with their past practices (other than those the failure of which to maintain in accordance with this Section 7.17 could not reasonably be expected to have a Material Adverse Effect).

Section 7.18    [Reserved].

Section 7.19    [Reserved].

Section 7.20    Swap Agreements. Schedule 7.20, as of the date hereof, sets forth, a true and complete list of all Swap Agreements of the Parent Guarantor and each Credit Party, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof (as of the last Business Day of the most recent month preceding such date of delivery for which a mark to market value is reasonably available), all credit support agreements relating thereto (including any margin required or supplied) and the counterparty to each such agreement.

Section 7.21    Use of Loans and Letters of Credit. The proceeds of the Loans and the Letters of Credit shall be used to provide working capital, to refinance Debt under the Existing Kodiak Credit Agreement and other existing Debt of Kodiak, to pay amounts owed in connection with the Consent Solicitation or required for the Redemption of the Kodiak Senior Notes, for exploration, development and/or acquisition of Oil and Gas Properties and for general corporate purposes. The Parent Guarantor and the Credit Parties are not engaged principally, or as one of its or their important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the Board). No part of the proceeds of any Loan or Letter of Credit will be used for any purpose which violates the provisions of Regulations T, U or X of the Board.

Section 7.22    Solvency. After giving effect to the transactions contemplated hereby, (a) the aggregate assets (after giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement), at a fair valuation, of the Borrower and the Guarantors, taken as a whole, will exceed the aggregate Debt of the Borrower and the Guarantors on a consolidated basis, as the Debt becomes absolute and matures, (b) each of the Borrower and the Guarantors will not have incurred or intended to incur, and will not believe that it will incur, Debt beyond its ability to pay such Debt (after taking into account the timing and amounts of cash to be received by each of the Borrower and the Guarantors and the amounts to be payable on or in respect of its liabilities, and giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement) as such Debt becomes absolute and matures and (c) each of the Borrower and the Guarantors will not have (and will have no reason to believe that it will have thereafter) unreasonably small capital for the conduct of its business.

Section 7.23    Designated Senior Indebtedness. If applicable, the Secured Obligations of the Parent Guarantor, the Borrower and each Subsidiary Guarantor constitutes “Senior Debt” and “Designated Senior Debt,” in each case, under and as defined in the Indentures pursuant to which the Senior Notes have been issued.

Section 7.24    Anti-Corruption Laws and Sanctions. The Parent Guarantor and Borrower have implemented and maintain in effect policies and procedures designed to ensure compliance by the Parent Guarantor, the Borrower, their Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Parent Guarantor, the Borrower, their Subsidiaries and their respective officers and employees and to the knowledge of the Parent Guarantor or the Borrower, as applicable, their directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in Borrower being designated as a Sanctioned Person. None of (a) the Parent Guarantor, the Borrower, any of their Subsidiaries or to the knowledge of the Parent Guarantor, the Borrower or such Subsidiary any of their respective directors, officers or employees, or (b) to the knowledge of the Parent Guarantor or the Borrower, as applicable, any agent of the Parent Guarantor or the Borrower or any of their respective Subsidiaries that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds thereof or other Transactions will violate Anti-Corruption Laws or applicable Sanctions.

Section 7.25    Money Laundering. The operations of the Parent Guarantor and the other Credit Parties are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator to which the Parent Guarantor or any other Credit Party is a party with respect to the Money Laundering Laws is pending or, to the best knowledge of the Parent Guarantor or any other Credit Party, threatened in writing, except to the extent that any such action, suit or proceeding could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. No proceeds of any Loan or Letter of Credit have been or shall be used by any Credit Party for any purpose that violates any Money Laundering Law.

Section 7.26    Patriot Act. Each of Parent Guarantor and each of the other Credit Parties is in compliance with all applicable statutes, regulations and orders relating to the Act (as defined in Section 12.16) in each case except to the extent that any such non-compliance could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

ARTICLE VIII

AFFIRMATIVE COVENANTS

From and after the Closing Date until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder and all other amounts due and payable under the Loan Documents shall have been paid in full and all Letters of Credit shall have expired, terminated or been collateralized and all LC Disbursements shall have been reimbursed, the Parent Guarantor and the Borrower covenant and agree with the Lenders that:

Section 8.01    Financial Statements; Other Information. The Parent Guarantor will furnish to the Administrative Agent:

(a)        Annual Financial Statements. As soon as available, but in any event in accordance with then applicable law and not later than 120 days after the end of each fiscal year of the Parent Guarantor, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and comprehensive income, and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit, provided that such report may contain references regarding audits performed by other auditors as contemplated by AU Section 543, Part of Audit Performed by Other Independent Auditors, or any successor or similar standard under GAAP), to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Parent Guarantor and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP.

(b)        Quarterly Financial Statements. As soon as available, but in any event in accordance with then applicable law and not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Parent Guarantor, its consolidated balance sheet and related statements of operations, stockholders’ equity and comprehensive income, and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Parent Guarantor and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes.

(c)        Certificate of Financial Officer - Compliance. Concurrently with any delivery of financial statements under Section 8.01(a) or Section 8.01(b), a certificate of a Financial Officer in substantially the form of Exhibit D hereto (each a “Compliance Certificate”) (i) certifying as to whether a Default has occurred and is continuing and, if a Default has occurred and is continuing, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 9.01 and (iii) with the delivery of the financial statements under Section 8.01(a) only, stating whether any change in GAAP or in the application thereof has occurred since December 31, 2013 which materially changes the calculation of any covenant or affects compliance with the terms of this Agreement and, if applicable, specifying the effect of such change thereon.

(d)        Certificate of Financial Officer - Swap Agreements. Concurrently with any delivery of financial statements under Section 8.01(a) and Section 8.01(b), a certificate of a Financial Officer, in form and substance reasonably satisfactory to the Administrative Agent, setting forth as of the last Business Day of such fiscal quarter or fiscal year, a true and complete list of all Swap Agreements of the Parent Guarantor and each Credit Party, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark-to-market value therefor, any new credit support agreements relating thereto not listed on Schedule 7.20, any margin required or supplied under any credit support document, and the counterparty to each such agreement.

(e)        SEC and Other Filings; Reports to Shareholders. Promptly after the same become publicly available, copies of all reports on Forms 10-K, 10-Q and 8-K (or their equivalents) and registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) that the Parent Guarantor or any other Credit Party files with the SEC or any national securities exchange.

(f)        Lists of Purchasers. In connection with the delivery of any Reserve Report to the Administrative Agent pursuant to Section 8.11, a list of Persons purchasing Hydrocarbons from the Borrower or any other Credit Party accounting for at least 75% of the revenues resulting from the sale of all Hydrocarbons by the Borrower and the other Credit Parties in the six-month period prior to the “as of” date of such Reserve Report.

(g)        ERISA. Promptly after a Responsible Officer of the Borrower becomes aware of the occurrence of any “prohibited transaction,” as described in section 406 of ERISA or in section 4975 of the Code, in connection with any Plan or any trust created thereunder, a written notice signed by a Responsible Officer of the Parent Guarantor, the Subsidiary or the ERISA Affiliate, as the case may be, specifying the nature thereof, what action such Person is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service or the Department of Labor with respect thereto.

(h)        Other Requested Information. Promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Parent Guarantor or any other Credit Party (including, without limitation, any Plan and any reports or other information required to be filed with respect thereto under the Code or under ERISA), or compliance with the terms of this Agreement or any other Loan Document, as the Administrative Agent or any Lender may reasonably request.

Documents required to be delivered pursuant to this Section 8.01 or Section 8.11 may be delivered electronically and shall be deemed to have been so delivered on the date (i) on which the Parent Guarantor posts such documents, or provides a link thereto on its website, (ii) on which such documents are posted on the Parent Guarantor’s behalf on IntraLinks or another relevant website, if any, approved by the Administrative Agent or (iii) on which they are filed for public availability on the SEC’s Electronic Data Gathering and Retrieval (EDGAR) System or any successor thereto.

Section 8.02    Notices of Material Events and Change in Debt Rating. The Parent Guarantor will furnish to the Administrative Agent prompt written notice of the following:

(a)        the occurrence of any Default;

(b)        the filing or commencement of, or the threat in writing of, any action, suit, proceeding, investigation or arbitration by or before any arbitrator or Governmental Authority against the Parent Guarantor or any Subsidiary thereof not previously disclosed in writing to the Administrative Agent or any material adverse development in any action, suit, proceeding, investigation or arbitration (whether or not previously disclosed to the Lenders) that, in either case, could reasonably be expected to result in a Material Adverse Effect;

(c)        any change in the Debt Rating during an Investment Grade Rating Period; and

(d)        any other development that has had a Material Adverse Effect.

Each notice delivered under this Section 8.02 shall be accompanied by a statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 8.03    Existence; Conduct of Business. The Parent Guarantor will, and will cause each Credit Party to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business and maintain, if necessary, its qualification to do business in each other jurisdiction in which its Oil and Gas Properties is located or the ownership of its Properties requires such qualification, except where the failure to so satisfy the foregoing requirements could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any transaction permitted under Section 9.10 or any transaction permitted under Section 9.11.

Section 8.04    Payment of Obligations. The Parent Guarantor will, and will cause each Subsidiary to, pay the Tax liabilities of the Parent Guarantor and all of its Subsidiaries before the same shall become delinquent, except where (a) the validity or amount thereof is being contested in good faith, (b) the Parent Guarantor or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

Section 8.05    Operation and Maintenance of Properties. The Parent Guarantor, at its own expense, will, and will cause each Credit Party to:

(a)        operate its Oil and Gas Properties and other material Properties or cause such Oil and Gas Properties and other material Properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance with all Governmental Requirements, including, without limitation, applicable proration requirements and Environmental Laws, and all applicable laws, rules and regulations of every other Governmental Authority from time to time constituted to regulate the development and operation of its Oil and Gas Properties and the production and sale of Hydrocarbons and other minerals therefrom, except, in each case, where the failure to so operate or comply could not reasonably be expected to have a Material Adverse Effect.

(b)        keep and maintain all Property to the conduct of its business in good working order and condition, ordinary wear and tear excepted preserve, maintain and keep in good repair, working order and efficiency (ordinary wear and tear excepted) all of its Oil and Gas Properties and other Properties, including, without limitation, all equipment, machinery and facilities, except in each case to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(c)        promptly pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all delay rentals, royalties, expenses and indebtedness accruing under the leases or other agreements pertaining to its Oil and Gas Properties and will do all other things necessary to keep unimpaired their rights with respect thereto and prevent any forfeiture thereof or default thereunder except, in each case, where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(d)        promptly perform or make reasonable and customary efforts to cause to be performed, in accordance with industry standards, the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its Oil and Gas Properties and other material Properties except, in each case, where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(e)        operate its Oil and Gas Properties and other material Properties or cause or make reasonable and customary efforts to cause such Oil and Gas Properties and other material Properties to be operated in accordance with the practices of the industry and in material compliance with all applicable contracts and agreements and in compliance in all material respects with all Governmental Requirements except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(f)        to the extent a Credit Party is not the operator of any Property, the Parent Guarantor shall use reasonable efforts to require the operator to comply with this Section 8.05 except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 8.06    Insurance. The Parent Guarantor will, and will cause each Credit Party to, maintain, with financially sound and responsible insurance companies (as determined at the time the relevant coverage is placed or renewed in the good faith judgment of the management of the Borrower), insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations (including without limitation by the maintenance of self-insurance to the extent consistent with industry practice). The loss payable clauses or provisions in said insurance policy or policies insuring any of the collateral for the Loans shall be endorsed in favor of and made payable to the Administrative Agent as its interests may appear and such policies shall name the Administrative Agent and the Lenders as “additional insureds” and provide that the insurer will endeavor to give at least 30 days prior notice of any cancellation to the Administrative Agent.

Section 8.07    Books and Records; Inspection Rights. The Parent Guarantor will, and will cause each Credit Party to, keep proper books of record and account in which full, true and correct entries are made to enable financial statements to be prepared in accordance with GAAP. The Parent Guarantor will, and will cause each Credit Party to, permit any representatives designated by the Administrative Agent (or any Lender provided that such Lender coordinates its visitation with the Administrative Agent) upon reasonable prior notice during normal business hours and no more than once in the aggregate for the Administrative Agent and the Lenders, taken as a whole, in any period of 12-calendar months (unless an Event of Default has occurred and is continuing, in which case, there shall be no limit to the number or frequency of such visitations or inspections), to visit and inspect its Properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and at the expense of the Administrative Agent or Lender, as applicable; provided, however, that the Credit Parties will bear the costs and expenses of the foregoing only if an Event of Default has occurred and is continuing.

Section 8.08    Compliance with Laws. The Parent Guarantor will, and will cause each Credit Party to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its Property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Parent Guarantor and the Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Parent Guarantor and the Borrower, their Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

Section 8.09    Environmental Matters.

(a)        The Parent Guarantor shall at its sole expense: (i) comply, and shall cause its Properties and operations and each Credit Party and each Credit Party’s Properties and operations to comply, with all applicable Environmental Laws, the breach of which could be reasonably expected to have a Material Adverse Effect; (ii) not Release or threaten to Release, and shall cause each Credit Party not to Release or threaten to Release, any Hazardous Material on, under, about or from any Credit Party’s Properties or any other property offsite the Property to the extent caused by any Credit Party’s operations except in compliance with applicable Environmental Laws, the Release or threatened Release of which could reasonably be expected to have a Material Adverse Effect; (iii) timely obtain or file, and shall cause each Credit Party to timely obtain or file, all Environmental Permits, if any, required under applicable Environmental Laws to be obtained or filed in connection with the operation or use of the Borrower’s or its Subsidiaries’ Properties, which failure to obtain or file could reasonably be expected to have a Material Adverse Effect; (iv) promptly commence and diligently prosecute to completion, and shall cause each Credit Party to promptly commence and diligently prosecute to completion, any assessment, evaluation, investigation, monitoring, containment, cleanup, removal, repair, restoration, remediation or other remedial obligations (collectively, the “Remedial Work”) in the event any Remedial Work is required or reasonably necessary under applicable Environmental Laws because of or in connection with the actual or suspected past, present or future Release or threatened Release of any Hazardous Material on, under, about or from any Credit Party’s Properties, which failure to commence and diligently prosecute to completion could reasonably be expected to have a Material Adverse Effect; (v) conduct, and cause its Subsidiaries to conduct, their respective operations and businesses in a manner that will not expose any Property or Person to Hazardous Materials that could reasonably be expected to form the basis for a claim for damages or compensation that could reasonably be expected to have a Material Adverse Effect; and (vi) establish and implement, and shall cause each Credit Party to establish and implement, such procedures as may be necessary to continuously determine and assure that each Credit Party’s obligations under this Section 8.09(a) are timely and fully satisfied, which failure to establish and implement could reasonably be expected to have a Material Adverse Effect.

(b)        The Parent Guarantor will promptly, but in no event later than five days of the occurrence of a Responsible Officer obtaining knowledge thereof, notify the Administrative Agent in writing of any threatened (in writing) action, investigation or inquiry by any Governmental Authority or any threatened (in writing) demand or lawsuit by any Person against any Credit Party or its Properties of which a Responsible Officer of the Parent Guarantor has knowledge in connection with any Environmental Laws if the Borrower could reasonably anticipate that such action (whether individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect.

(c)        The Parent Guarantor will, and will cause each Credit Party to, provide environmental assessments, audits and tests in accordance with the most current version of the American Society of Testing Materials standards upon request by the Administrative Agent and no more than once per year in the absence of any Event of Default (or as otherwise required to be obtained by the Administrative Agent by any Governmental Authority), in connection with any future acquisitions of Oil and Gas Properties or other Properties.

Section 8.10    Further Assurances.

(a)        The Parent Guarantor and/or the Borrower at its sole expense will, and will cause each Credit Party to, promptly execute and deliver to the Administrative Agent all such other documents, agreements and instruments reasonably requested by the Administrative Agent to comply with, cure any defects (in regards to errors and mistakes) or accomplish the conditions precedent, covenants and agreements of the Credit Parties hereunder and under the Notes, or, except during an Investment Grade

Rating Period, and consistent with the terms of this Agreement to further evidence and more fully describe the Collateral intended as security for the Secured Obligations, or to perfect, protect or preserve any Liens created pursuant to this Agreement or any of the Security Instruments or the priority thereof, or to make any related recordings, file any notices or obtain any consents, all as may be reasonably necessary or appropriate in connection therewith.

(b)        Except during an Investment Grade Rating Period, the Parent Guarantor and the Borrower hereby authorize the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Mortgaged Properties without the signature of the Borrower or any other Guarantor where permitted by law. A carbon, photographic or other reproduction of the Security Instruments or any financing statement covering the Mortgaged Properties or any part thereof shall be sufficient as a financing statement where permitted by law.

Section 8.11    Reserve Reports.

(a)        On or before April 1st and October 1st of each year, commencing April 1, 2015, the Borrower shall furnish to the Administrative Agent a Reserve Report evaluating the Oil and Gas Properties of the Borrower and its Domestic Subsidiaries as of the immediately preceding January 1st and July 1st located within the geographic boundaries of the United States of America (or the Outer Continental Shelf adjacent to the United States of America). The Reserve Report as of January 1 of each year shall be prepared by one or more Approved Petroleum Engineers, and the July 1 Reserve Report of each year shall be prepared by or under the supervision of the chief engineer of the Parent Guarantor or the Borrower who shall certify such Reserve Report to be true and accurate in all material respects and, except as otherwise specified therein, to have been prepared in all material respects in accordance with the procedures used in the immediately preceding January 1 Reserve Report.

(b)        In the event of an Interim Redetermination, the Parent Guarantor shall furnish to the Administrative Agent a Reserve Report prepared by or under the supervision of the chief engineer of the Parent Guarantor and/or the Borrower who shall certify such Reserve Report to be true and accurate in all material respects and to have been prepared, except as otherwise specified therein, in all material respects in accordance with the procedures used in the immediately preceding January 1 Reserve Report. For any Interim Redetermination requested by the Administrative Agent or the Borrower pursuant to Section 2.07(b), the Parent Guarantor and/or the Borrower shall provide such Reserve Report with an “as of” date as required by the Administrative Agent as soon as possible, but in any event no later than thirty (30) days following the receipt of such request.

(c)        With the delivery of each Reserve Report, the Parent Guarantor shall provide to the Administrative Agent a Reserve Report Certificate from a Responsible Officer certifying that in all material respects: (i) the information contained in the Reserve Report and any other information delivered in connection therewith is true and correct, (ii) except as set forth in an exhibit to the certificate, any Credit Party owns good and defensible title to, or a valid contractual interest in, the Oil and Gas Properties evaluated in such Reserve Report and such Properties are free of all Liens except for Liens permitted by Section 9.03, (iii) none of their Oil and Gas Properties have been sold since the date of the last Borrowing Base determination except as set forth on an exhibit to the certificate, which certificate shall list all of its Oil and Gas Properties sold and in such detail as reasonably required by the Administrative Agent and (iv) attached thereto is a schedule of the Oil and Gas Properties evaluated by such Reserve Report that are Mortgaged Properties and demonstrating the percentage of the total value of the Oil and Gas Properties that the value of such Mortgaged Properties represent in compliance with Section 8.13(a).

(d)        Notwithstanding anything in this Agreement to the contrary, during any Investment Grade Rating Period, the Borrower will not be required to comply with this Section 8.11(a), (b) or (c) so long as the Borrower has either (i) a Debt Rating from Moody’s of Baa3 or better or (ii) a Debt Rating from S&P of BBB- or better.

Section 8.12    Title Information. While the Revolving Facility is subject to a Borrowing Base, on or before the date of delivery to the Administrative Agent of each Reserve Report required by Section 8.11 the Borrower will use commercially reasonable efforts to deliver, if requested by the Administrative Agent at least fifteen (15) Business Days in advance of the date of delivery of such report, title information consistent with usual and customary standards for the geographic regions in which the Borrowing Base Properties are located, taking into account the size, scope and number of leases and wells of the Borrower and its Restricted Subsidiaries.

Section 8.13    Additional Collateral; Additional Guarantors.

(a)        Except during an Investment Grade Rating Period, in connection with each redetermination of the Borrowing Base, the Parent Guarantor shall review the Reserve Report and the list of current Mortgaged Properties (as described in Section 8.11(c)(vi)) to ascertain whether the Mortgaged Properties satisfy the Collateral Coverage Requirement.

(b)        In the event that the Mortgaged Properties do not satisfy the Collateral Coverage Requirement, then the Parent Guarantor shall, and shall cause its Restricted Subsidiaries to, grant, within thirty (30) days of delivery of the certificate required under Section 8.11(c), to the Administrative Agent as security for the Secured Obligations a first-priority Lien interest (provided that Liens which are permitted by the terms of Section 9.03 to attach to the Mortgaged Properties may exist and have whatever priority such Liens have at such time under applicable law) on additional Oil and Gas Properties not already subject to a Lien of the Security Instruments such that after giving effect thereto, the Mortgaged Properties will satisfy the Collateral Coverage Requirement. All such Liens will be created and perfected by and in accordance with the provisions of deeds of trust, security agreements and financing statements or other Security Instruments, all in form and substance reasonably satisfactory to the Administrative Agent and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes. If required in order to comply with the foregoing, in the event any Restricted Subsidiary places a Lien on its Oil and Gas Properties to secure Debt for borrowed money and such Subsidiary is not a Guarantor, then it shall become a Guarantor and comply with Section 8.13(c). Notwithstanding the foregoing, the Parent Guarantor and the Borrower shall not be obligated to cause Kodiak and its Affiliates to grant Liens to secure the Secured Obligations in an amount in excess of the maximum amount of the Secured Obligations which Kodiak and its Affiliates may secure without violation of the Kodiak Indentures.

(c)        Except during an Investment Grade Rating Period, if (i) the Parent Guarantor shall form or acquire a Material Domestic Subsidiary or otherwise determines that any Restricted Subsidiary is a Material Domestic Subsidiary, (ii) the Parent Guarantor elects to have a Domestic Subsidiary (or any Foreign Subsidiary that is a Disregarded Entity) guarantee the Secured Obligations or (iii) a Domestic Subsidiary incurs or guarantees any Debt for borrowed money in an amount that exceeds $100,000,000, then the Parent Guarantor shall promptly cause such Subsidiary to guarantee the Secured Obligations pursuant to the Guaranty and Collateral Agreement; provided that Excluded Subsidiaries shall not be required to become Guarantors and no Equity Interests in any Excluded Subsidiary shall be required to be pledged. In connection with any such guaranty, the Parent Guarantor shall, or shall cause the relevant Credit Party, if applicable, to, (A) execute and deliver a supplement to the Guaranty and Collateral Agreement executed by such Subsidiary, (B) pledge all of the Equity Interests of such new Domestic Subsidiary (including, without limitation, delivery of original stock certificates, if any, evidencing the Equity Interests of such Subsidiary, together with an appropriate undated stock power for each certificate duly executed in blank by the registered owner thereof) and (C) execute and deliver such other additional closing documents, certificates and legal opinions as shall reasonably be requested by the Administrative Agent. Notwithstanding the foregoing, the Parent Guarantor and the Borrower shall not be obligated (i) to cause Kodiak and its Affiliates to guarantee the Facilities in an amount in excess of the maximum amount which Kodiak and its Affiliates may guarantee without violation of the Kodiak Indentures or (ii) to pledge the stock of Kodiak and its Affiliates to secure amounts in excess of the maximum amount which Kodiak and its Affiliates may secure without violation of the Kodiak Indentures.

(d)        Except during an Investment Grade Rating Period, in the event that the Parent Guarantor or any Domestic Subsidiary becomes the owner of a Foreign Subsidiary which would qualify as a Material Domestic Subsidiary if it were a Domestic Subsidiary, then the Parent Guarantor shall promptly, or shall cause such Domestic Subsidiary to promptly, guarantee the Secured Obligations pursuant to the Guaranty and Collateral Agreement; provided that Excluded Subsidiaries shall not be required to become Guarantors and no Equity Interests in any Excluded Subsidiary shall be required to be pledged. In connection with any such guaranty, the Parent Guarantor shall, or shall cause such Domestic Subsidiary to, (i) execute and deliver a supplement to the Guaranty and Collateral Agreement, (ii) pledge sixty six and two-thirds percent (66-2/3%) of all the Equity Interests of such Foreign Subsidiary (including, without limitation, delivery of original stock certificates evidencing such Equity Interests of such Foreign Subsidiary, if any, together with appropriate stock powers for each certificate duly executed in blank by the registered owner thereof) and (iii) execute and deliver such other additional closing documents, certificates and legal opinions as shall reasonably be requested by the Administrative Agent. Notwithstanding the foregoing, the Parent Guarantor and the Borrower shall not be obligated to pledge the stock of Kodiak and its Affiliates to secure amounts in excess of the maximum amount which Kodiak and its Affiliates may secure without violation of the Kodiak Indentures.

(e)        Subject to any applicable limitations set forth in the Security Instruments, the Parent Guarantor will, within sixty (60) days of the end of any Investment Grade Rating Period (or such longer period as the Administrative Agent may agree), execute and cause its Restricted Subsidiaries to execute such Security Instruments as are necessary such that after giving effect thereto the Credit Parties are in compliance with the foregoing provisions of this Section 8.13.

Section 8.14    ERISA Compliance. The Parent Guarantor will promptly furnish and will cause the Subsidiaries and any ERISA Affiliate to promptly furnish to the Administrative Agent, upon its request, copies of each annual and other material report with respect to each Plan or any trust created thereunder as filed with the United States Secretary of Labor or the Internal Revenue Service.

Section 8.15    Swap Agreements. While the Revolving Facility is subject to a Borrowing Base, the Parent Guarantor shall, and shall require all Subsidiaries to maintain the hedged positions established pursuant to Swap Agreements used to calculate the then effective Borrowing Base and shall, and shall require its Subsidiaries to, neither assign, terminate or unwind any such Swap Agreements nor sell any Swap Agreements if the effect of such action (when taken together with any other Swap Agreements executed contemporaneously with the taking of such action) would have the effect of canceling its positions under such Swap Agreements; provided that notwithstanding the foregoing, the Borrower may, and may permit its Subsidiaries to, assign, terminate or unwind Swap Agreements with the effect of canceling its position if it provides not less than two (2) Business Days prior written notice of such intent to the Administrative Agent, and concurrently with such notice the Required Revolving Lenders shall have the right to adjust the Borrowing Base in accordance with Section 2.07(f).

Section 8.16    [Reserved].

Section 8.17    Unrestricted Subsidiaries. The Parent Guarantor:

(a)        will cause the management, business and affairs of each of the Credit Parties to be conducted in such a manner (including, without limitation, by keeping separate books of account, furnishing separate financial statements of Unrestricted Subsidiaries to creditors and potential creditors thereof and by not permitting Properties of the Credit Parties to be commingled) so that each Unrestricted Subsidiary that is a corporation will be treated as a corporate entity separate and distinct from each Credit Party.

(b)        will not, and will not permit any of the Restricted Subsidiaries to, incur, assume, guarantee or be or become liable for any Debt of any of the Unrestricted Subsidiaries.

(c)        will not permit any Unrestricted Subsidiary to hold any Equity Interest in, or any Debt of, any Credit Party.

Section 8.18    Keepwell. The Parent Guarantor will, and will cause the Borrower and each Guarantor to, provide such funds or other support as may be needed from time to time by the Borrower or any Guarantor, as applicable, to honor all of its obligations under this Agreement and any other Loan Document in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 8.18 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 8.18, or otherwise under this Agreement or any other Loan Document, as it relates to the Borrower, any Restricted Subsidiary or any Guarantor, as applicable, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of the Borrower and each Guarantor under this Section 8.18 shall remain in full force and effect until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder and all other amounts payable under the Loan Documents have been paid in full and all Letters of Credit have expired or terminated (or been collateralized in accordance with this Agreement) and all LC Disbursements shall have been reimbursed. The Borrower intends that this Section 8.18 constitute, and this Section 8.18 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit the Borrower and any Guarantor, as applicable, for all purposes of section 1a(18)(A)(v)(II) of the Commodity Exchange Act. For the avoidance of doubt, the provision of such funds or other support as contemplated by this Section 8.18 shall in no event constitute Debt or Secured Obligations and, notwithstanding anything to the contrary in this Agreement or any other Loan Document, is in all respects permitted hereunder and thereunder.

ARTICLE IX

NEGATIVE COVENANTS

From and after the Closing Date until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder and all other amounts due and payable under the Loan Documents have been paid in full and all Letters of Credit have expired, terminated or been collateralized and all LC Disbursements shall have been reimbursed, the Parent Guarantor and the Borrower covenants and agrees with the Lenders that:

Section 9.01    Financial Covenants.

(a)        Ratio of Total Debt to EBITDAX. The Parent Guarantor will not, as of the last day of any fiscal quarter, permit its ratio of Total Debt as of such date to EBITDAX for the four fiscal quarters ending on such date to be greater than 4.0 to 1.0.

(b)        Current Ratio. The Parent Guarantor will not permit, as of the last day of any fiscal quarter, its ratio of (i) consolidated current assets (including the unused amount of the total Commitments, but excluding non-cash assets under FASB Statement of Financial Accounting Standards No. 815) to (ii) consolidated current liabilities (excluding non-cash obligations under FASB Statement of Financial Accounting Standards No. 815 and current maturities under this Agreement) to be less than 1.0 to 1.0.

(c)        Asset Coverage. The Parent Guarantor will not permit, as of the last day of any fiscal quarter during an Investment Grade Rating Period, the Asset Coverage Ratio to be less than the Asset Coverage Minimum; provided that the Parent Guarantor shall not be required to comply with the requirements of this Section 9.01(c) upon or after the occurrence of a Double Investment Grade Rating Event.

Section 9.02    Debt. The Parent Guarantor will not, and will not permit any Credit Party to, incur, create, assume or suffer to exist any Debt, except:

(a)        the Loans and any other Secured Obligations and any guaranty of or suretyship arrangement in respect thereof.

(b)        (i) Debt of the Parent Guarantor and the Credit Parties (including any outstanding commitments for such Debt) existing on the date hereof that is reflected in the Financial Statements, in the financial statements described in Section 7.04(b) or in Schedule 9.02, (ii) the Existing Senior Notes and any Permitted Refinancing Debt in respect thereof and (iii) up to $1,000,000,000 of unsecured senior or senior subordinated notes and any Permitted Refinancing Debt in respect thereof if the sum of the principal amount of the Debt incurred and outstanding under this clause (iii) and the total Term Loan Commitments does not exceed $1,000,000,000.

(c)        obligations to pay the deferred purchase price of Property or services (including the provision of services pursuant to drilling contracts), from time to time incurred in the ordinary course of business which are not greater than ninety (90) days delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP.

(d)        Debt associated with bonds or surety obligations (i) required in connection with self-insurance or the performance of contracts or (ii) required by Governmental Requirements in connection with the operation of the Oil and Gas Properties.

(e)        intercompany Debt between Credit Parties to the extent permitted by Section 9.05(g); provided that such Debt is not held, assigned, transferred, negotiated or pledged to any Person other than a Credit Party, and, provided further, that any such Debt for borrowed money owed by either the Borrower or a Guarantor shall be subordinated to the Secured Obligations on terms set forth in the Guaranty and Collateral Agreement.

(f)        endorsements of negotiable instruments for collection in the ordinary course of business and Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, in each case, so long as such Debt is extinguished within 5 Business Days of the incurrence thereof.

(g)        Permitted Additional Senior Notes issued by the Parent Guarantor, the Borrower or any Guarantor and any guarantees of such Debt by the Parent Guarantor, the Borrower or any other

Guarantor, provided that (i) at the time of incurring such Debt (A) no Default has occurred and is then continuing and (B) no Default would result from the incurrence of such Debt after giving effect to the incurrence of such Debt (and any concurrent repayment of Debt with the proceeds of such incurrence), (ii) other than any Existing Senior Notes, such Debt does not have any scheduled amortization prior to ninety-one days after the Revolving Maturity Date, (iii) other than any Existing Senior Notes, such Debt does not mature sooner than two years after the Revolving Maturity Date, (iv) such Debt and any guarantees thereof are on prevailing market terms for similar situated companies, (v) if the Revolving Facility is subject to a Borrowing Base, the Borrowing Base is reduced pursuant to Section 2.07(e) and prepayment is made to the extent required by Section 3.04(c)(iii) and (vi) at the time such Permitted Additional Senior Notes are incurred, the Fixed Charge Coverage Ratio (as defined in the Second Supplemental Indenture, dated as of September 24, 2010, among the Parent Guarantor, the Borrower and The Bank of New York Mellon Trust Company, N.A.) for the Parent Guarantor’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such Permitted Additional Senior Notes are incurred would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the Permitted Additional Senior Notes had been incurred at the beginning of such four-quarter period; and any Permitted Refinancing Debt in respect thereof.

(h)        Debt secured by Liens permitted under Section 9.03(d), subject to pro forma compliance with Section 9.01.

(i)        Debt in the form of guaranties by the Parent Guarantor, the Borrower or any Guarantor of Debt of (A) other Credit Parties permitted under this Section 9.02 and (B) other Subsidiaries to the extent an Investment would be permitted under section 9.05(g)(iii).

(j)        Debt owed to insurance companies for premiums on policies required by Section 8.06.

(k)        other Debt not to exceed, at the time of incurrence thereof, the greater of $500,000,000 and 4.0% of the Parent Guarantor’s consolidated total assets.

(l)        Debt arising under Treasury Management Agreements in the ordinary course of business.

(m)        Permitted Acquired Debt.

(n)        Debt secured by Liens permitted under Section 9.03 (other than Section 9.03(d)).

(o)        Debt incurred by the Parent Guarantor or any of the other Credit Parties arising from agreements providing for indemnification, adjustment of purchase price or similar obligations in connection with permitted dispositions of any business, assets or Subsidiary of the Parent Guarantor or any of the other Credit Parties.

(p)        Debt of any Foreign Subsidiary, provided that the aggregate principal amount of all Debt permitted under this clause shall not exceed, at the time of incurrence thereof, $25,000,000.

(q)        refinancings, extensions or renewals of Debt under the foregoing clauses (b)(i) and (n) and this clause (q) (and guaranty obligations in respect thereof) to the extent that the principal amount thereof is not increased.

Section 9.03    Liens. The Parent Guarantor will not, and will not permit any Credit Party to, create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:

(a)        Liens securing the payment of any Secured Obligations.

(b)        Liens on Schedule 9.03.

(c)        Excepted Liens.

(d)        Liens encumbering assets securing Debt incurred to finance the purchase or construction of such assets (and any refinancings thereof to the extent such do not increase the principal amount thereof); provided that (i) the principal amount of the Debt secured by a purchased asset shall not exceed one hundred percent (100%) of the purchase price of such asset, (ii) such Liens shall not extend to or encumber any other asset of any Credit Party other than the agreement and proceeds and individual financings may be cross-collateralized with other asset specific acquisition/construction financings provided by such Person or its Affiliates, and (iii) such Liens shall attach to such purchased or constructed asset within 180 days after the acquisition or completion of the construction (or substantially contemporaneously with refinancings of such Debt to the extent such do not increase the amount thereof).

(e)        Liens securing Debt owed to an insurance company permitted by Section 9.02(j).

(f)        On any date that is not during an Investment Grade Rating Period, Liens on (or assignments of) property of a Person existing at the time such Person is merged into or consolidated with the Parent Guarantor or any Credit Party or becomes a direct or indirect Subsidiary of the Parent Guarantor; provided that such Liens or assignments were not created in contemplation of such merger, consolidation or acquisition and do not extend to any assets other than those of the Person so merged into or consolidated with the Parent Guarantor or such Credit Party or acquired by the Parent Guarantor or such Credit Party.

(g)        leases, subleases, licenses or sublicenses granted to others in the ordinary course of business, and other similar Liens that, in the aggregate, do not materially detract from the value of the applicable assets or interfere with the ordinary conduct of the business of the Parent Guarantor or the Credit Parties.

(h)        Liens securing reimbursement obligations incurred in the ordinary course of business for letters of credit, which Liens encumber only goods, or documents of title covering goods, which are purchased in transactions for which such letters of credit are issued.

(i)        Liens securing obligations in respect of Capital Leases on assets subject to such leases and documents directly related thereto, provided that such leases are otherwise permitted hereunder.

(j)        Liens on assets pledged in respect of defeased or discharged indebtedness.

(k)        Liens on proceeds of any of the assets permitted to be the subject of any Lien or assignment permitted by this Section 9.03.

(l)        options, put and call arrangements, rights of first refusal and similar rights relating to Investments in joint ventures, partnerships, repurchase agreements and other Investments permitted to be made hereunder.

(m)        contractual rights of set-off and similar rights securing Swap Agreements so long as any related Debt is permitted to be incurred hereunder.

(n)        Liens on property of any Foreign Subsidiary securing Debt and other obligations in respect of such Debt of such Foreign Subsidiary permitted under Section 9.02.

(o)        Liens relating to purchase orders and other agreements entered into with customers of the Parent Guarantor or any other Credit Party in the ordinary course of business.

(p)        receipt of progress payments and advances from customers in the ordinary course of business to the extent the same create Liens on the related inventory and proceeds thereof.

(q)        Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted hereunder to be applied against the purchase price for such Investment or (ii) consisting of an agreement to dispose of any property in a disposition not prohibited hereunder, in each case solely to the extent such Investment or disposition, as the case may be, would have been permitted on the date of the creation of such Lien.

(r)        Liens securing Permitted Acquired Debt (to the extent such Liens were not created in contemplation of the applicable acquisition).

(s)        Liens securing other obligations or Debt in an aggregate principal amount not in excess of, at the time of creation, the greater of $200,000,000 and 1.5% of the Parent Guarantor’s consolidated total assets.

(t)        any extension, refinancing, renewal, substitution or replacement of or for any of the foregoing Liens to the extent that the aggregate principal amount of the Debt or other obligation or liability secured by the applicable Lien shall not be increased.

Section 9.04    Dividends, Distributions and Redemptions; Repayment of Senior Notes.

(a)        Restricted Payments. The Parent Guarantor will not, and will not permit any Credit Party to, declare or make, directly or indirectly, any Restricted Payment, return any capital to its stockholders on account of such Equity Interests or make any distribution of its Property to its Equity Interest holders on account of such Equity Interests, except

(i)        the Parent Guarantor may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its Equity Interests (other than Disqualified Capital Stock) or in rights or options to acquire such Equity Interests,

(ii)        Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests,

(iii)        cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Parent Guarantor or any of the other Credit Parties,

(iv)        withholding tax payments made on behalf of employees in connection with the exercise by such employees of stock options or other rights to purchase Equity Interests or the vesting of restricted Equity Interests,

(v)        that portion of any cash payment actually made by the Parent Guarantor or other Credit Party representing the “strike price” for any stock option, warrant or other convertible or exchangeable security payable by the holder thereof,

(vi)        Restricted Payments by a Credit Party to the Parent Guarantor or another Credit Party,

(vii)        the purchase, repurchase, redemption, defeasance or other acquisition or retirement of any Equity Interests of the Parent Guarantor by conversion into, or by or in exchange for, Equity Interests, or out of net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Parent Guarantor) of other Equity Interests of the Parent Guarantor, with a sale being deemed substantially concurrent if such purchase, redemption, defeasance or other acquisition or retirement occurs not more than 120 days after such sale,

(viii)        the repurchase of Equity Interests deemed to occur upon the exercise of stock options, stock appreciation rights, restricted stock units, warrants or other convertible or exchangeable securities,

(ix)        the Parent Guarantor may make Restricted Payments pursuant to and in accordance with equity incentive plans, stock option plans or arrangements or other benefit plans or arrangements for management, employees or directors of the Parent Guarantor and the Credit Parties in an amount not to exceed (i) $20,000,000 during any fiscal year or (ii) $50,000,000 during the term of this Agreement, and

(x)        if no Default, Event of Default or Borrowing Base Deficiency (if applicable) exists at the time of declaration, other Restricted Payments provided that immediately after giving effect to such Restricted Payments, the Borrower has unused availability of not less than the greater of (1) $100,000,000 or (2) while the Revolving Facility is subject to a Borrowing Base, 10% of the then effective Borrowing Base.

(b)        Redemption of Senior Notes; Amendment of Indentures. The Parent Guarantor will not, and will not permit any Credit Party to, prior to the date that is ninety-one (91) days after the Revolving Maturity Date:

(i)        Redeem any Senior Notes unless (A) such Redemption is for a price not greater than an amount equal to par plus accrued and unpaid interest and the make-whole premium as set forth in the instrument evidencing such Senior Notes and (B) immediately after giving effect to such Redemption, the Borrower has unused availability of not less than the greater of (1) $100,000,000 or (2) while the Revolving Facility is subject to a Borrowing Base, 10% of the then effective Borrowing Base; provided, however, that (x) the Parent Guarantor and/or the Borrower may purchase and/or redeem any or all of the Kodiak Senior Notes in connection with the Consent Solicitation with the proceeds of the Term Loans and/or any Debt permitted hereunder, and (y) any Redemption of all or any portion of the Parent Guarantor’s $350.0 million 6  1⁄2% Senior Subordinated Notes due 2018 shall be permitted so long as immediately after giving effect thereto the Credit Parties have pro forma liquidity equal to at least the greater of (1) $100,000,000 or (2) while the Revolving Facility is subject to a Borrowing Base, 10% of the then effective Borrowing Base;

(ii)        amend, modify, waive or otherwise change, consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Senior Notes, any Permitted Refinancing Debt or the Indentures if the effect thereof would be to shorten its maturity or average life or increase the amount of any cash payment of principal thereof or increase the interest rate to the extent payable in cash or shorten any period for payment of interest thereon, provided that the foregoing shall not prohibit the execution of supplemental indentures associated with (A) the incurrence of additional Senior Notes to the extent permitted by Section 9.02, (B) the issuance of Permitted Refinancing Debt, (C) the addition of guarantors and issuers if required by the terms of any indenture governing any of the Senior Notes or any Permitted Refinancing Debt in respect thereof, provided such Person complies with Section 8.13(b), to the extent applicable, (D) the correction of defects, ambiguities or deficiencies which can be adopted without consent of all or any portion of the holders of the Senior Notes or (E) amendments in connection with the Consent Solicitation; or

(iii)        if applicable, designate any Debt (other than obligations of the Parent Guarantor and the Credit Parties pursuant to the Loan Documents) as “Designated Senior Indebtedness” or “Specified Guarantor Senior Indebtedness” or give any such other Debt any other similar designation for the purposes of any Indenture.

Section 9.05    Investments, Loans and Advances. The Parent Guarantor will not, and will not permit any Credit Party to, make or permit to remain outstanding any Investments in or to any Person, except that the foregoing restriction shall not apply to:

(a)        Investments reflected in the Financial Statements or in the financial statements described in Section 7.04(b) or which are disclosed to the Lenders in Schedule 9.05 and any refinancings or replacements thereof, to the extent that the amount of such Investment is not increased.

(b)        accounts receivable arising in the ordinary course of business and endorsements of negotiable instruments for deposit and collection in the ordinary course of business.

(c)        readily marketable direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of creation thereof.

(d)        commercial paper maturing within one year from the date of acquisition thereof rated in one of the two highest grades by S&P or Moody’s.

(e)        deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, any Lender or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $500,000,000 (as of the date of such bank or trust company’s most recent financial reports) and has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by S&P or Moody’s, respectively, or, in the case of any Foreign Subsidiary, a bank organized in a jurisdiction in which the Foreign Subsidiary conducts operations having assets in excess of $500,000,000 (or its equivalent in another currency).

(f)        cash, cash equivalents and deposits in money market funds investing exclusively in Investments described in Section 9.05(c), Section 9.05(d) or Section 9.05(e).

(g)        Investments (measured on a cost basis) (i) made by the Parent Guarantor or the Borrower in or to the Parent Guarantor, the Borrower or the Subsidiary Guarantors, (ii) made by any Subsidiary in or to the Parent Guarantor, the Borrower or any Subsidiary Guarantor, (iii) made by the Parent Guarantor, the Borrower or any Guarantor in or to all other Domestic Subsidiaries (other than Excluded Subsidiaries) which are not Guarantors which together with the guaranties permitted by Section 9.02(i)(B) do not exceed as of the date of such Investment, 10% of the consolidated quarterly revenues of the Credit Parties as of the most recent delivered consolidated quarterly financial statements of the Credit

Parties, (iv) made by the Borrower or any Guarantor in or to all Foreign Subsidiaries which do not exceed $25,000,000 in the aggregate during any fiscal year, and (v) made in Persons who after giving effect to such Investment become Subsidiary Guarantors, provided that upon giving pro forma effect to such Investment, no Default or Event of Default shall exist or result therefrom.

(h)        Investments in stock, obligations or securities received in settlement of debts arising from Investments permitted under this Section 9.05 owing to any Credit Party or any Restricted Subsidiary as a result of a bankruptcy or other insolvency proceeding of the obligor in respect of such debts or upon the enforcement of any Lien in favor of the Parent Guarantor or any of its Restricted Subsidiaries.

(i)        prepayments on drilling contracts, deposits made for Property acquisitions and advance payments made on undeveloped leases and for configuration of gathering systems or otherwise in each case, all in the ordinary course of business of the Credit Parties.

(j)        Investments in units of beneficial ownership issued by the Trusts owned on the Signing Date.

(k)        Investments in connection with or to facilitate the Acquisition and/or the Consent Solicitation.

(l)        loans and advances to officers, directors, employees, Affiliates and suppliers in the ordinary course of business not to exceed $50,000,000 outstanding at any time.

(m)        Investments (including Debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business.

(n)        Investments constituting deposits made in connection with the purchase of goods or services or to secure the performance of statutory obligations constituting Liens permitted hereunder, in each case in the ordinary course of business.

(o)        with respect to any pension trust maintained for the benefit of any present or former employees of the Parent Guarantor or any other Credit Party, such loans, advances and/or Investments as the trustee or administrator of the trust shall deem advisable pursuant to the terms of such trust.

(p)        Investments or transactions permitted under Sections 9.02, 9.04, 9.10 and 9.13.

(q)        subject to Section 9.06, Investments (including, without limitation, capital contributions) in general or limited partnerships or other types of entities (each a “venture”) entered into by the Parent Guarantor or a Subsidiary with others in the ordinary course of business; provided that (i) any such venture is engaged exclusively in oil and gas exploration, development, production, processing and related activities, including transportation, (ii) the interest in such venture is acquired in the ordinary course of business and on fair and reasonable terms and (iii) such venture interests acquired and capital contributions made (valued as of the date such interest was acquired or the contribution made) do not exceed, in the aggregate at any time outstanding, $50,000,000.

(r)        other Investments made after the date hereof (including Investments in Unrestricted Subsidiaries and Excluded Subsidiaries made after the date hereof) not to exceed, in the aggregate at the time of any such Investment, (i) at any time except during an Investment Grade Rating

Period, the greater of $100,000,000 and 1.0% of the Parent Guarantor’s consolidated total assets and (ii) during an Investment Grade Rating Period, the greater of $300,000,000 and 1.0% of the Parent Guarantor’s consolidated total assets (with the outstanding amount of Investments to be calculated in accordance with the last sentence of the definition of “Investment”).

Section 9.06    Nature of Business. The Parent Guarantor will not, and will not permit any Credit Party to, allow any material change to be made in the character of its business as an independent oil and gas exploration and production company and activities reasonably incidental thereto. From and after the date hereof, the Parent Guarantor and its Domestic Subsidiaries will not acquire or make any other expenditure (whether such expenditure is capital, operating or otherwise) in or related to, any Oil and Gas Properties that are not located within the geographical boundaries of the United States (or the Outer Continental Shelf adjacent to the United States of America) which exceeds $25,000,000 in the aggregate per year.

Section 9.07    Proceeds of Notes. The Borrower will not permit the proceeds of the Notes to be used for any purpose other than those permitted by Section 7.21. Neither the Borrower nor any Person acting on behalf of the Borrower has taken or will take any action which would cause any of the Loan Documents to violate Regulations T, U or X or any other regulation of the Board or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect. If requested by the Administrative Agent, the Borrower will furnish to the Administrative Agent a statement to the foregoing effect in conformity with the requirements of FR Form U-1 or such other form referred to in Regulation U, Regulation T or Regulation X of the Board, as the case may be.

Section 9.08    ERISA Compliance. The Parent Guarantor will not, and will not permit any Credit Party to, at any time to the extent that any of the following could reasonably be expected to have a Material Adverse Effect:

(a)        engage in, or permit any ERISA Affiliate to engage in, any transaction in connection with which the Parent Guarantor, any Credit Party or ERISA Affiliate could reasonably be expected to be subjected to either a civil penalty assessed pursuant to subsections (c), (i), (l) or (m) of section 502 of ERISA or a Tax imposed by Chapter 43 of Subtitle D of the Code.

(b)        fail to make, or permit any ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, the Parent Guarantor, any Credit Party or ERISA Affiliate is required to pay as contributions thereto.

(c)        contribute to or assume an obligation to contribute to, or permit any ERISA Affiliate to contribute to or assume an obligation to contribute to (i) any employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any material liability, or (ii) any employee pension benefit plan, as defined in section 3(2) of ERISA, that is subject to Title IV of ERISA, section 302 of ERISA or section 412 of the Code.

Section 9.09    [Reserved].

Section 9.10    Mergers, Etc. The Parent Guarantor will not, and will not permit any Credit Party to, merge into or with or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (whether in one transaction or in a series of related transactions) all or substantially all of its Property to any other Person (whether now owned or hereafter acquired) (any such transaction, a “consolidation”); provided that any Credit Party may participate in a consolidation with (a) the Borrower or another Credit Party so long as the Borrower (if the Borrower is party thereto) or another Credit Party shall be the continuing, surviving or transferee entity, (b) any other Subsidiary (provided that if one of such Subsidiaries is a Wholly-Owned Subsidiary, then the surviving, continuing or transferee Person shall be a Wholly-Owned Subsidiary), (c) Kodiak or any of its Subsidiaries in connection with or to facilitate the Acquisition, and (d) any other Person so long as, if the transaction involves the Parent Guarantor, the Parent Guarantor shall be the continuing, surviving or transferee entity.

Section 9.11    Sale of Oil and Gas Properties. The Parent Guarantor will not, and will not permit any Credit Party to sell, assign (other than assignments intended to convey a Lien), farm-out, convey or otherwise transfer (collectively, a “Sale”) any Oil and Gas Property or Equity Interests of any Restricted Subsidiary owning Oil and Gas Properties except for:

(a)        the Sale of Hydrocarbons in the ordinary course of business;

(b)        farmouts of undeveloped acreage to which no proved reserves are attributable and assignments in connection with such farmouts;

(c)        the Sale of equipment that is no longer necessary or useful for the business of any Credit Party or is replaced by equipment of at least comparable value and use or the Sale of surplus equipment;

(d)        the Sale of any Oil and Gas Property or any interest therein or the Sale of any Equity Interests of any Restricted Subsidiary owning Oil and Gas Properties; provided (with respect to this clause (d) only) that (i) the consideration received in respect of such Sale shall be any of the following (or a combination thereof) (1) cash and/or cash equivalents, (2) the assumption of liabilities not constituting debt for borrowed money associated with the assets that are the subject of such Sale (provided the assumption of liabilities shall not exceed 20% of the aggregate consideration for such Sale), (3) other Oil and Gas Properties (provided that such exchange qualifies for nonrecognition of gain or loss under the provisions of Section 1031 of the Code), or (4) in the case of farm-outs, carried or royalty or net profits interests in the Property subject of such farm-out (provided that notwithstanding the foregoing, if a Borrowing Base Deficiency results from such Sale, the cash portion of the consideration shall be an amount at least sufficient to pay such Borrowing Base Deficiency under Section 3.04(c)(iii)), (ii) the consideration received in respect of such Sale shall be equal to or greater than the fair market value of the Property subject of such Sale, (iii) at any time while the Revolving Facility is subject to a Borrowing Base, if such Sale of Oil and Gas Property or Restricted Subsidiary (other than the Borrower) owning Oil and Gas Properties included in the most recently delivered Reserve Report during any period between two successive Scheduled Redetermination Dates has a fair market value in excess of ten percent (10%) of the then effective Borrowing Base, the Borrowing Base shall be reduced, effective immediately upon such Sale, by an amount equal to the value, if any, assigned such Property in the most recently delivered Reserve Report and (iv) if any such Sale is of a Restricted Subsidiary (other than the Borrower) owning Oil and Gas Properties, such Sale shall include all the Equity Interests of such Restricted Subsidiary;

(e)        the Sale of Oil and Gas Properties for other Oil and Gas Properties held by third parties to the extent such exchanged Oil and Gas Property is not currently included in the then applicable Borrowing Base and where the consideration therefor is solely other Oil and Gas Properties of substantially equivalent fair market value;

(f)        the Sale of such Property to the extent that the other exceptions under this Section 9.11 do not apply or are not relied upon having a fair market value during any 6-month period not to exceed the greater of (i) $100,000,000 and (ii) 1.0% of the Parent Guarantor’s consolidated total assets determined as of the commencement of such 6-month period;

(g)        the Sale of such Property by one Credit Party to another Credit Party to the extent permitted by Section 9.05 and the other terms of this Agreement;

(h)        Restricted Payments of Oil and Gas Properties or Equity Interests in Restricted Subsidiaries owning any Oil and Gas Property (other than solely between Credit Parties) to the extent permitted by Section 9.04 (provided that if such Property was included in the Borrowing Base, such Property shall be included in the ten percent (10%) basket under clause (d)(iii) for the period during which such Restricted Payment was made);

(i)        the Sale of units of beneficial ownership in the Trusts; and

(j)        during an Investment Grade Rating Period, any Sale; provided that after giving pro forma effect to such Sale no Default or Event of Default would exist (including that the Parent Guarantor shall be in compliance with Section 9.01 on a pro forma basis after giving effect to such Sale, as such compliance is recomputed as at the last day of the most recently ended fiscal quarter as if such Sale had occurred on the first day of the applicable period of four consecutive fiscal quarters).

Section 9.12    Environmental Matters. The Parent Guarantor will not, and will not permit any Credit Party to, cause or permit any of its Property to be in violation of, or do anything or permit anything to be done which will subject any such Property to a Release or threatened Release of Hazardous Materials, exposure to any Hazardous Materials, or to any Remedial Work under any Environmental Laws, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property where such violations, Release or threatened Release, exposure, or Remedial Work could reasonably be expected to have a Material Adverse Effect.

Section 9.13    Transactions with Affiliates. The Parent Guarantor will not, and will not permit any Credit Party to, enter into any material transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate (other than the Borrower, the Guarantors, Wholly-Owned Subsidiaries of the Parent Guarantor and any other Credit Party) unless such transactions are otherwise permitted under this Agreement and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate, as determined by the board of directors or managers of the Parent Guarantor or such Credit Party in good faith; provided that the foregoing shall not apply to (a) any Restricted Payment permitted by Section 9.04, Debt permitted by Section 9.02, or Investments permitted by Section 9.05, (b) the payment of reasonable and customary directors’ fees and other benefits to Persons who are not otherwise Affiliates of any Credit Party, (c) any employment or severance or other employee compensation, benefit, arrangement or plan or any amendment thereto, entered into by any Credit Party in the ordinary course of business, (d) provision of officers’ and directors’ indemnification and insurance in the ordinary course of business to the extent permitted by law, (e) transactions with the Trusts and transactions contemplated by the Trust Agreements, (f) purchases of transportation services from Transpetco Pipeline Company LP, and (g) reorganizations of the Credit Parties consummated for the purpose of reducing tax obligations of the Parent Guarantor and its Subsidiaries, so long as the aggregate value of assets owned by the Parent Guarantor and its Domestic Subsidiaries is not materially decreased as a result thereof.

Section 9.14    Subsidiaries. The Parent Guarantor will not, and will not permit any Credit Party to, create or acquire any additional Restricted Subsidiary unless the Parent Guarantor complies, if necessary, with Section 8.13(b) and Section 8.13(c).

Section 9.15    Negative Pledge Agreements; Dividend Restrictions. Except during an Investment Grade Rating Period, the Parent Guarantor will not, and will not permit any Credit Party that is a Domestic Subsidiary to, create, incur, assume or suffer to exist any contract, agreement or understanding (other than this Agreement, the Security Instruments, the Existing Senior Notes or Liens permitted by Section 9.03(b), Section 9.03(d) or Section 9.03(x) but such restriction shall apply only to the Property subject of such Liens) which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property in favor of the Administrative Agent and the Lenders or restricts any Restricted Subsidiary from paying dividends or making distributions to the Borrower or any Guarantor, except for:

(a)        any financial covenant in any agreement evidencing Debt permitted hereunder.

(b)        any agreement (i) in effect on the date hereof and set forth on Schedule 9.15 or (ii) in effect at the time any Subsidiary becomes a Subsidiary of the Parent Guarantor, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary of the Parent Guarantor.

(c)        any Contractual Obligation incurred or provided in favor of any holder of obligations secured by a Lien permitted under Section 9.03 solely to the extent any such Contractual Obligation relates to (i) the property subject to such Lien, (ii) the agreement giving rise to such Contractual Obligation, but only to the extent, and for so long as, such Contractual Obligation is not terminated or rendered ineffective by the UCC or any other applicable law, and/or (iii) the proceeds of the foregoing.

(d)        customary provisions in joint venture agreements and other similar agreements applicable to joint ventures and applicable solely to such joint venture entered into in the ordinary course of business.

(e)        customary restrictions in leases, subleases, licenses or asset or equity sale agreements otherwise permitted hereunder so long as such restrictions relate solely to the assets, equity or entities subject thereto.

(f)        customary provisions restricting subletting or assignment of any lease or other agreement entered into by the Parent Guarantor or any other Credit Party in the ordinary course of business.

(g)        restrictions on cash or other deposits imposed in connection with contracts with customers entered into in the ordinary course of business and not otherwise prohibited hereunder.

(h)        customary net worth provisions contained in real property leases entered into in the ordinary course of business, so long as Parent Guarantor has determined in good faith that such net worth provisions would not reasonably be expected to impair the ability of the Credit Parties to meet their ongoing obligations.

(i)        agreements and instruments governing Debt permitted under Section 9.02(m) so long as the Parent Guarantor shall have determined in good faith (which determination shall be conclusive) that the applicable restrictions will not affect the ability of the Credit Parties to make any payments required under, or otherwise perform their respective obligations under, the Loan Documents.

(j)        any amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing of any contract, instrument or obligation referred to above,

provided that the same, in the good faith judgment of the Parent Guarantor, is no more restrictive in any material respect, taken as a whole, with respect to the Contractual Obligations that are the subject of this Section 9.15 than those contained in the existing contract, instrument or obligation prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Section 9.16    Swap Agreements. The Parent Guarantor will not, and will not permit any Credit Party to, enter into any Swap Agreements with any Person other than:

(a)        Swap Agreements in respect of commodities (i) with an Approved Counterparty and (ii) the notional volumes (when aggregated with other commodity Swap Agreements then in effect other than basis differential swaps on volumes already hedged pursuant to other Swap Agreements) do not exceed, as of the date such Swap Agreement is executed or at any time during the term of this Agreement (for a period of ten (10) Business Days after any relevant event which results in anticipated production being less than the percentage limitation set forth below), the percentage set forth below of the Credit Parties’ anticipated production of crude oil and natural gas from total proved Oil and Gas Properties (as reflected in the most recently delivered Reserve Report then delivered to the Administrative Agent or any interim reserve engineering delivered to the Administrative Agent) for each month during the period during which such Swap Agreement is in effect, for each of crude oil and natural gas, calculated separately:

Calendar Year Hedged (relative to measurement date)	Percentage Limitation Oil Gas
Months 1-24	80%	80%
Months 25-48	70%	70%
Months 49-60	60%	60%

No Swap Agreement in respect of commodities shall have a tenor of longer than 5 years. For purposes of the foregoing volume limitations, (i) floors and puts shall be disregarded and (ii) notional volumes in respect of commodities hedging for production from Oil and Gas Properties for which a net profits interest has been conveyed to a Trust shall be disregarded.

(b)        In addition to, and notwithstanding the provisions of Section 9.16(a), if the Borrower has delivered to the Administrative Agent a full executed and complete copy of a purchase and sale agreement (in form and substance reasonably satisfactory to the Administrative Agent) evidencing a proposed acquisition (a “subject acquisition”) by the Borrower or a Restricted Subsidiary, then the Borrower may enter into Swap Agreements in respect of commodities (i) with an Approved Counterparty and (ii) so long as the notional volumes (when aggregated with other commodity Swap Agreements then in effect related to the subject acquisition other than basis differential swaps on volumes already hedged pursuant to other Swap Agreements) do not exceed, as of the date such Swap Agreement is executed, the lesser of (A) 100% of the Credit Parties’ anticipated production of crude oil and natural gas, calculated separately, from proved, producing Oil and Gas Properties (as reflected in the most recently delivered Reserve Report then delivered to the Administrative Agent or any interim reserve engineering delivered to the Administrative Agent) for each month during the period during which such Swap Agreement is in effect for each of crude oil and natural gas, calculated separately, and (B) the volume limitations which would otherwise be in effect under Section 9.16(a) after giving pro forma effect to the subject acquisition; provided that (1) upon consummation of such subject acquisition, the Credit Parties shall be in compliance with Section 9.16(a) and (2) in the event such subject acquisition does not close (or any material portion of such subject acquisition is not closed), the Credit Parties shall as soon as reasonably practicable, but in any event within forty-five (45) days of the termination or cancellation of the applicable purchase and sale agreement or subject acquisition, unwind or terminate all or such portion of such Swap Agreements so that the Credit Parties are compliant with Section 9.16(a).

(c)        Swap Agreements in respect of interest rates entered into with an Approved Counterparty, as follows: (i) Swap Agreements effectively converting interest rates from fixed to floating, the notional amounts of which (when aggregated with all other Swap Agreements of the Parent Guarantor and the Credit Parties then in effect effectively converting interest rates from fixed to floating) do not exceed 50% of the then outstanding principal amount of any Credit Party’s Debt for borrowed money which bears interest at a fixed rate and (ii) Swap Agreements effectively converting interest rates from floating to fixed, the notional amounts of which (when aggregated with all other Swap Agreements of the Parent Guarantor and the Credit Parties then in effect effectively converting interest rates from floating to fixed) do not exceed 75% of the then outstanding principal amount of any Credit Party’s Debt for borrowed money which bears interest at a floating rate.

(d)        In no event shall any Swap Agreement contain any requirement, agreement or covenant for the Parent Guarantor or any other Credit Party to post collateral or margin to secure their obligations under such Swap Agreement or to cover market exposures.

(e)        Notwithstanding the foregoing, the Parent Guarantor and any Subsidiary may enter into Swap Agreements in respect of crude oil or natural gas that are puts or floors, provided that such puts and floors are independent and are not matched with a ceiling or call (i.e., costless collars or participating structures).

Section 9.17    Designation and Conversion of Restricted and Unrestricted Subsidiaries; Debt of Unrestricted Subsidiaries.

(a)        Unless designated as an Unrestricted Subsidiary on Schedule 7.14 as of the date hereof or thereafter, subject to Section 9.17(b), any Person that becomes a Wholly Owned Subsidiary of the Parent Guarantor or any of its Restricted Subsidiaries shall be classified as a Restricted Subsidiary.

(b)        The Parent Guarantor may designate by written notification thereof to the Administrative Agent, any Restricted Subsidiary, including a newly formed or newly acquired Subsidiary, as an Unrestricted Subsidiary if (i) prior, and after giving effect, to such designation, neither a Default nor a Borrowing Base Deficiency would exist and (ii) such designation is deemed to be an Investment in an Unrestricted Subsidiary in an amount equal to the fair market value as of the date of such designation of the Parent Guarantor’s direct and indirect ownership interest in such Subsidiary and such Investment would be permitted to be made at the time of such designation under Section 9.05. Except as provided in this Section 9.17(b), no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary. The Borrower may not be designated as an Unrestricted Subsidiary.

(c)        The Parent Guarantor may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if immediately after giving effect to such designation: (i) the representations and warranties of the Credit Parties contained in each of the Loan Documents are true and correct in all material respects on and as of such date as if made on and as of the date of such redesignation (or, if stated to have been made expressly as of an earlier date, were true and correct as of such date), (ii) no Default exists or would result therefrom and (iii) the Parent Guarantor complies with the requirements of Section 8.13 and Section 8.17. Any such designation shall be treated as a cash dividend in an amount equal to the lesser of the fair market value of the Credit Party’s direct and indirect ownership interest in such Subsidiary or the amount of such Credit Party’s cost basis of its investment previously made for purposes of the limitation on Investments under Section 9.05(s).

(d)        No Unrestricted Subsidiary shall have any Debt other than Non-Recourse Debt.

Section 9.18    Use of Proceeds. The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

ARTICLE X

EVENTS OF DEFAULT; REMEDIES

Section 10.01    Events of Default. One or more of the following events shall constitute an “Event of Default”:

(a)        the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof, by acceleration or otherwise.

(b)        the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in Section 10.01(a)) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days.

(c)        any representation or warranty made or deemed made by or on behalf of the Parent Guarantor or any other Credit Party in writing in or pursuant to any Loan Document or any amendment or modification of any Loan Document or waiver under such Loan Document, or in any certificate furnished pursuant to any Loan Document, shall prove to have been incorrect in any material respect when made or deemed made.

(d)        the Parent Guarantor or any other Credit Party shall fail to observe or perform any covenant, condition or agreement contained in Section 8.02, Section 8.03 or in Article IX.

(e)        the Parent Guarantor or any other Credit Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in Section 10.01(a) to (d)) or any other Loan Document, and such failure shall continue unremedied for a period of 30 days after the earlier to occur of (A) notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender) or (B) a Responsible Officer otherwise becoming aware of such default.

(f)        the Parent Guarantor or any other Credit Party shall fail to make any payment of principal or interest in respect of any Material Indebtedness, when and as the same shall become due and payable, and such failure continues after the applicable grace or notice period.

(g)        any default or event of default occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the Redemption thereof or any offer to Redeem to be made in respect thereof, prior to its scheduled maturity or require the Parent Guarantor or any other Credit Party to make an offer in respect thereof; provided that the cure or waiver of an occurrence of the aforementioned under the applicable Material Indebtedness shall be deemed to be a cure of the related Event of Default under this Section 10.01(g); provided, further, that this Section 10.01(g) shall not apply to (A) secured Debt that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Debt, so long as such Debt is repaid in accordance with its terms, (B) any change of control offer made within 60 days after an acquisition (including, without limitation, the Acquisition) with respect to Debt assumed in connection with, or owing by an acquired entity at the time of, such acquisition unless such event results in the acceleration of such Debt, (C) any default under Debt assumed in connection with, or owing by Kodiak (or any of its Subsidiaries) at the time of, the Acquisition if such default is cured, or such Debt is repaid, within 60 days after consummation of the Acquisition or (D) any mandatory prepayment requirement in any agreement arising from the receipt of net cash proceeds from the issuance of Debt or equity or any voluntary or involuntary disposition or using excess cash flow so long as, in each case, no default or event of default occurs under such agreement in connection with such mandatory prepayment requirement.

(h)        an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Parent Guarantor or any other Credit Party or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent Guarantor or any other Credit Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered.

(i)        the Parent Guarantor or any other Credit Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 10.01(h), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent Guarantor or any other Credit Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing.

(j)        the Parent Guarantor or any other Credit Party shall become unable, admit in writing its inability or fail generally to pay its debts generally as they become due.

(k)        one or more judgments for the payment of money in an aggregate amount in excess of the lesser of (a) $125,000,000 and (b) such lesser amount set forth under the definition of “Material Indebtedness” (or other similar term) in any Indenture (other than any Kodiak Indenture) (to the extent not covered by independent third party insurance as to which the insurer does not dispute coverage and is not subject to an insolvency proceeding) shall be rendered against any Credit Party or any combination thereof and the same shall remain unpaid or undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any material assets of the Parent Guarantor or any other Credit Party to enforce any such judgment.

(l)        the Loan Documents (excluding the Security Instruments while the Security Requirements are not in effect) after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms against the Borrower or a Guarantor party thereto or shall be repudiated by any of them, or while the Security Requirements are in effect, cease to create a valid and perfected Lien of the priority required thereby on any of the collateral purported to be covered thereby, except to the extent permitted by the terms of this Agreement, or the Parent Guarantor or any other Credit Party or any of their Affiliates shall so state in writing.

(m)        a Change in Control shall occur.

Section 10.02    Remedies.

(a)        In the case of an Event of Default other than one described in Section 10.01(h), Section 10.01(i) or Section 10.01(j) at any time thereafter during the continuance of such Event of Default, the Majority Lenders may, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Notes and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and the other obligations of the Borrower and the Guarantors accrued hereunder and under the Notes and the other Loan Documents then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower and the Guarantors accrued hereunder and under the Notes and the other Loan Documents (including, without limitation, the payment of cash collateral to secure the LC Exposure as provided in Section 2.08(i)), shall become due and payable immediately, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by the Borrower and each Guarantor; and in case of an Event of Default described in Section 10.01(h), Section 10.01(i) or Section 10.01(j), the Commitments shall automatically terminate and the Notes and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and the other obligations of the Borrower and the Guarantors accrued hereunder and under the Notes and the other Loan Documents (including, without limitation, the payment of cash collateral to secure the LC Exposure as provided in Section 2.08(i)), shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and each Guarantor.

(b)        In the case of the occurrence of an Event of Default, the Administrative Agent and the Lenders will have all other rights and remedies available at law and equity.

(c)        Except as otherwise provided in Section 4.03, all proceeds realized from the liquidation or other disposition of collateral or otherwise received after maturity of the Notes, whether by acceleration or otherwise, shall be applied:

(i)        first, to payment or reimbursement of that portion of the Secured Obligations constituting fees, expenses and indemnities payable to the Administrative Agent in its capacity as such;

(ii)        second, pro rata to payment or reimbursement of that portion of the Secured Obligations constituting fees, expenses and indemnities payable to the Lenders;

(iii)        third, pro rata to payment of accrued interest on the Loans;

(iv)        fourth, pro rata to payment of principal outstanding on the Loans, Secured Obligations referred to in clauses (b) and (c) of the definition of Secured Obligations and to serve as cash collateral to be held by the Administrative Agent to secure the LC Exposure;

(v)        fifth, pro rata to any other Secured Obligations; and

(vi)        sixth, any excess, after all of the Secured Obligations shall have been indefeasibly paid in full in cash (other than contingent indemnification or similar obligations not then due and payable and Letters of Credit that have been collateralized), shall be paid to the Borrower or as otherwise required by any Governmental Requirement.

Notwithstanding the foregoing, amounts received from the Borrower or any Credit Party that is not an “eligible contract participant” under the Commodity Exchange Act shall not be applied to any Excluded Swap Obligations (it being understood, that in the event that any amount is applied to Secured Obligations other than Excluded Swap Obligations as a result of this clause, the Administrative Agent shall make such adjustments as it determines are appropriate to distributions pursuant to clause fourth above from amounts received from “eligible contract participants” under the Commodity Exchange Act to ensure, as nearly as possible, that the proportional aggregate recoveries with respect to Secured Obligations described in clause fourth above by the holders of any Excluded Swap Obligations are the same as the proportional aggregate recoveries with respect to other Secured Obligations pursuant to clause fourth above).

Section 10.03    Clean-up Period. If, during the five-day period following the Closing Date (the “Cleanup Period”), a matter or circumstance exists with respect to Kodiak or any of its Affiliates that constitutes a breach of the representations and warranties or a breach of the covenants or a potential or actual Event of Default, such matter or circumstance will not constitute a Default or an Event of Default; provided that (i) such matter or circumstance does not constitute a Major Default or Default or Event of Default incapable of being cured, (ii) reasonable steps are being taken to cure such matter or circumstances and (iii) such potential or actual event of default is cured or otherwise ceases to exist within the Clean-up Period.

ARTICLE XI

THE AGENTS

Section 11.01    Appointment; Powers. Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto.

Section 11.02    Duties and Obligations of Administrative Agent. The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing (the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law; rather, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties), (b) the Administrative Agent shall have no duty to take any discretionary action or exercise any discretionary powers, except as provided in Section 11.03, and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Parent Guarantor or any other Credit Party that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or under any other Loan Document or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article VI or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or as to those conditions precedent expressly required to be to the Administrative Agent’s satisfaction, (vi) the existence, value, perfection or priority of any collateral security or the financial or other condition of the Parent Guarantor and the Credit Parties or any other obligor or guarantor, or (vii) any failure by the Borrower or any other Person (other than itself) to perform any of its obligations hereunder or under any other Loan Document or the performance or observance of any covenants, agreements or other terms or conditions set forth herein or therein. For purposes of determining compliance with the conditions specified in Article VI, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed closing date specifying its objection thereto.

Section 11.03    Action by Administrative Agent. The Administrative Agent shall have no duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Majority Lenders, the Majority Revolving Lenders, the Majority Term Loan Lenders or the Required Revolving Lenders or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02; and in all cases the Administrative Agent shall be fully justified vis-à-vis the Lenders in failing or refusing to act hereunder or under any other Loan Documents unless it shall (a) receive written instructions from the Majority Lenders, the Majority Revolving Lenders, the Majority Term Loan Lenders, the Required Revolving Lenders or the Lenders, as applicable (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) specifying the action to be taken and (b) be indemnified to its satisfaction by the Lenders against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action. The instructions as aforesaid and any action taken or failure to act pursuant thereto by the Administrative Agent shall be binding on all of the Lenders. If a Default has occurred and is continuing, then the Administrative Agent shall take such action with respect to such Default as shall be directed by the requisite Lenders in the written instructions (with indemnities) described in this Section 11.03, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders. In no event, however, shall the Administrative Agent be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement, the other Loan Documents or applicable law. If a Default has occurred and is continuing, neither the Syndication Agents nor the Documentation Agents shall have any obligation to perform any act in respect thereof. The Administrative Agent shall not be liable vis-à-vis the Lenders for any action taken or not taken by it with the consent or at the request of the Majority Lenders, the Majority Revolving Lenders, the Majority Term Loan Lenders, the Required Revolving Lenders or the Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02), and otherwise the Administrative Agent shall not be liable for any action taken or not taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith INCLUDING ITS OWN ORDINARY NEGLIGENCE, except for its own gross negligence, bad faith, breach of contract or willful misconduct.

Section 11.04    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing reasonably believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and reasonably believed by it to be made by the proper Person, and shall not incur any liability for relying thereon, except in the case of gross negligence, bad faith, breach of contract or willful misconduct by the Administrative Agent. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in good faith in accordance with the advice of any such counsel, accountants or experts. The Administrative Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof permitted hereunder shall have been filed with the Administrative Agent.

Section 11.05    Subagents. The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding Sections of this Article XI shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Section 11.06    Resignation or Removal of Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided in this Section 11.06, the Administrative Agent may resign at any time by giving the Lenders, the Issuing Bank and the Borrower at least 30 days prior written notice, and, with the consent of the Parent Guarantor not to be unreasonably withheld (except that no such consent shall be necessary during the continuance of a Default or Event of Default), the Administrative Agent may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right, in consultation and with the consent of the Borrower, to appoint a successor. If no successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation or removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article XI and Section 12.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Section 11.07    Agents as Lenders. Each bank serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Parent Guarantor or any other Credit Party or other Affiliate thereof as if it were not an Agent hereunder.

Section 11.08    No Reliance. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any other Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and each other Loan Document to which it is a party. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any other Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder. The Agents shall not be required to keep themselves informed as to the performance or observance by the Parent Guarantor or any other Credit Party of this Agreement, the Loan Documents or any other document referred to or provided for herein or to inspect the Properties or books of any Credit Party. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, no Agent or the Arranger shall have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Parent Guarantor or any other Credit Party (or any of their Affiliates) which may come into the possession of such Agent or any of its Affiliates. In this regard, each Lender acknowledges that Simpson Thacher & Bartlett LLP is acting in this transaction as special counsel to the Administrative Agent only, except to the extent otherwise expressly stated in any legal opinion or any Loan Document. Each other party hereto will consult with its own legal counsel at its own cost.

Section 11.09    Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Parent Guarantor or any other Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)        to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 12.03) allowed in such judicial proceeding; and

(b)        to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 12.03.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Secured Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 11.10    Authority of Administrative Agent to Release Collateral, Liens and Subsidiaries. Each Lender and the Issuing Bank hereby authorizes the Administrative Agent to, and the Administrative Agent shall promptly after the Borrower’s request therefor, (a) release any collateral that is subject to a Sale permitted hereunder or otherwise entitled to be released pursuant to the terms of the Loan Documents, including, without limitation, upon the Parent Guarantor’s election to commence an Investment Grade Rating Period subject to the requirements of Section 12.14; (b) release any Subsidiary of the Parent Guarantor from its Secured Obligations if such Subsidiary ceases (or contemporaneously with such release will cease) to be a Subsidiary of the Parent Guarantor as the result of a transaction or series of related transactions permitted under this Agreement or is otherwise entitled to be released pursuant to the terms of the Loan Documents, including, without limitation, upon the Parent Guarantor’s election to release Subsidiary Guarantors during an Investment Grade Rating Period as contemplated by Section 12.14; and (c) execute and deliver to the Borrower, at the Borrower’s sole cost and expense, any and all releases of Liens, termination statements, assignments or other documents reasonably requested by the Borrower in connection with any of the foregoing. Without limiting the foregoing, the Liens under the Loan Documents on Properties subject to Sales permitted hereunder from time to time shall automatically be released upon such Sales without the necessity of any further action by any party.

Section 11.11    The Arranger, the Syndication Agents and the Documentation Agents. The Arranger, each of the Syndication Agents and each of the Documentation Agents shall have no duties, responsibilities or liabilities under this Agreement and the other Loan Documents other than their duties, responsibilities and liabilities in their capacity as Lenders hereunder.

ARTICLE XII

MISCELLANEOUS

Section 12.01    Notices.

(a)        Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to Section 12.01(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or e-mail, as follows:

(i)        if to the Parent Guarantor or the Borrower, to it at 1700 Broadway Street, Suite 2300, Denver, Colorado 80290, Attention: Michael J. Stevens (e-mail: Mike.Stevens@whiting.com);

(ii)        if to the Administrative Agent or to JPMorgan Chase Bank, N.A., as the Issuing Bank, to JPMorgan Chase Bank, N.A., Mid-Corp Loan Administration, 10 South Dearborn, Floor 07, Chicago, Illinois 60603-2003, Attention of Leonida Mischke (Facsimile No. 888-292-9533), with a copy to JPMorgan Chase Bank, N.A., 712 Main Street, Floor 8 South, Houston, Texas 77002, Attention of Ryan Fuessel (Facsimile No. 713-216-7770); and

(iii)        if to any other Lender, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.

(b)        Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II, Article III, Article IV and

Article V unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c)        Any party hereto may change its address, facsimile number or e-mail addresses for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

Section 12.02    Waivers; Amendments.

(a)        No failure on the part of the Administrative Agent, any other Agent, the Issuing Bank or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege, or any abandonment or discontinuance of steps to enforce such right, power or privilege, under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Administrative Agent, any other Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by any Credit Party therefrom shall in any event be effective unless the same shall be permitted by Section 12.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any other Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

(b)        Neither this Agreement nor any provision hereof nor any Security Instrument nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Parent Guarantor, the Borrower and the Majority Lenders or by the Parent Guarantor, the Borrower and the Administrative Agent with the consent of the Majority Lenders; provided that no such agreement shall (1) increase the Commitment, the Maximum Revolving Credit Amount or the Maximum Term Loan Amount of any Lender without the written consent of such Lender, (2) at any time while the Revolving Facility is subject to a Borrowing Base, increase the Borrowing Base without the written consent of each Revolving Lender, decrease or affirm at the existing amount the Borrowing Base without the consent of the Required Revolving Lenders, or modify Section 2.07 in any manner without the consent of each Revolving Lender; provided that a Scheduled Redetermination may be postponed by the Required Revolving Lenders, (3) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon (other than any waiver or amendment with respect to the application of a higher rate of interest under Section 3.02(c)), or reduce any fees payable hereunder, or reduce any other Secured Obligations hereunder or under any other Loan Document, without the written consent of each Lender to which such principal, interest, fees or Secured Obligations are payable, (4) postpone the scheduled date of payment or prepayment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or any other Secured Obligations hereunder or under any other Loan Document, or reduce the amount of, waive or excuse any such payment, without the written consent of each Lender or a party to a Swap Agreement secured by the Security Instruments which is not a Lender (or an Affiliate of a Lender) at the time of such agreement to which such principal, interest, fees or Secured Obligations are payable, it being understood that this clause (4) shall not apply to waivers, amendments or consents with respect to the mandatory prepayment provisions in Section 3.04(c) or Section 3.04(d) or provisions relating thereto, (5) postpone or extend the Term Loan Maturity Date without the prior written consent of each Lender to which such postponement or extension applies, (6) change any provision of this Agreement in any manner that would alter the pro rata sharing of payments required hereby, without the written consent of each Lender directly affected thereby, (7) waive or amend Section 6.02, Section 8.13 or Section 12.13 without the written consent of each Lender, (8) change any of the provisions of this Section 12.02(b) or the definitions of “Required Revolving Lenders”, “Majority Revolving Lenders”, “Majority Term Loan Lenders” or “Majority Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or under any other Loan Documents or make any determination or grant any consent hereunder or any other Loan Documents, without the written consent of each Lender directly affected thereby, (9) amend or otherwise modify any Security Instrument in a manner that results in the Secured Obligations owed to any Person under any Swap Agreement secured by such Security Instrument no longer being secured thereby, without the written consent of such Person (excluding, for the avoidance of doubt, any termination or release of Collateral during an Investment Grade Rating Period and any documentation to effectuate any such termination or release); provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any other Agent, or the Issuing Bank hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, such other Agent or the Issuing Bank, as the case may be, or (10) other than in accordance with the terms of the Loan Documents, release any Credit Party or release any Guarantor (except as set forth in the Guaranty and Collateral Agreement) or release all or a substantial portion of the Collateral without the written consent of all Lenders. Notwithstanding the foregoing, so long as each designation of an Unrestricted Subsidiary set forth therein complies with this Agreement, any supplement to Schedule 7.14 (Subsidiaries) shall be effective simply by delivering to the Administrative Agent a supplemental schedule clearly marked as such and, upon receipt, the Administrative Agent will promptly deliver a copy thereof to the Lenders.

(c)        Notwithstanding the foregoing, any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Borrower and the Administrative Agent to cure any ambiguity, omission, defect or inconsistency so long as, in each case, the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Majority Lenders stating that the Majority Lenders object to such amendment.

(d)        Notwithstanding any provision herein to the contrary, as to any amendment, amendment and restatement or other modifications otherwise approved in accordance with this Section, it shall not be necessary to obtain the consent or approval of any Lender that, upon giving effect to such amendment, amendment and restatement or other modification, would have no Commitment or outstanding Loans so long as such Lender receives payment in full of the principal of and interest accrued on each Loan made by, and all other amounts owing to, such Lender or accrued for the account of such Lender under this Agreement and the other Loan Documents at the time such amendment, amendment and restatement or other modification becomes effective.

Section 12.03    Expenses, Indemnity; Damage Waiver.

(a)        The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Arranger and their Affiliates, including, without limitation, the reasonable fees, charges and disbursements of counsel and other outside consultants for the Administrative Agent, the reasonable travel, photocopy, mailing, courier, telephone and other similar expenses, and the cost of environmental invasive and non-invasive assessments and audits and surveys and appraisals, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration (both before and after the execution hereof and including advice of counsel to the Administrative Agent as to the rights and duties of the Administrative Agent and the Lenders with respect thereto) of this Agreement and the other Loan Documents and any amendments, modifications or waivers of or consents related to the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), it being understood that the Arranger and the Administrative Agent (and their Affiliates) shall be limited to a single primary counsel and no more than one local counsel in each jurisdiction in which a Credit Party or Collateral is located, (ii) all costs, expenses, Taxes, assessments and other charges incurred by any Agent or any Lender in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement or any Security Instrument or any other document referred to therein, (iii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iv) all out-of-pocket expenses incurred by the Administrative Agent (and its Affiliates) and the Lenders, including the fees, charges and disbursements counsel, it being understood that collectively, the Administrative Agent (and its Affiliates) and the Lenders shall be limited to a single primary counsel (unless there is a conflict of interest among the Administrative Agent and the Lenders, defenses or claims exist with respect the Administrative Agent or a Lender that are not available to either the Administrative Agent or other Lender or the Borrower otherwise agrees in writing) and no more than one local counsel in each jurisdiction in which a Credit Party or collateral is located or a remedy pursued, in connection with the enforcement or protection of its and the Lenders’ rights in connection with this Agreement or any other Loan Document or in connection with the Loans made or Letters of Credit issued hereunder, including, without limitation, all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)        THE BORROWER SHALL INDEMNIFY EACH AGENT, THE ARRANGER, THE ISSUING BANK AND EACH LENDER, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, AND DEFEND AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, PENALTIES, LIABILITIES AND RELATED EXPENSES, INCLUDING THE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE, INCURRED BY ANY INDEMNITEE ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (i) THE EXECUTION (INCLUDING ANY CLAIM, LITIGATION OR PROCEEDING INITIATED BY THE PARENT GUARANTOR, THE BORROWER, OR ANY OF THEIR AFFILIATES) OR DELIVERY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE PERFORMANCE BY THE PARTIES HERETO OR THE PARTIES TO ANY OTHER LOAN DOCUMENT OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR BY ANY OTHER LOAN DOCUMENT, (ii) THE FAILURE OF THE PARENT GUARANTOR OR ANY OTHER CREDIT PARTY TO COMPLY WITH THE TERMS OF ANY LOAN DOCUMENT, INCLUDING THIS AGREEMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, (iii) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OR COVENANT OF THE BORROWER OR ANY GUARANTOR SET FORTH IN ANY OF THE LOAN DOCUMENTS OR ANY INSTRUMENTS, DOCUMENTS OR CERTIFICATIONS DELIVERED IN CONNECTION THEREWITH, (iv) ANY LOAN OR LETTER OF CREDIT OR THE USE OF THE PROCEEDS THEREFROM, (v) THE OPERATIONS OF THE BUSINESS OF THE PARENT GUARANTOR AND THE CREDIT PARTIES BY THE PARENT GUARANTOR AND THE CREDIT PARTIES, (vi) ANY ASSERTION THAT THE LENDERS WERE NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE SECURITY INSTRUMENTS, (vii) ANY ENVIRONMENTAL LAW APPLICABLE TO THE PARENT GUARANTOR OR ANY OTHER CREDIT PARTY OR ANY OF THEIR PROPERTIES OR OPERATIONS, INCLUDING, THE PRESENCE, GENERATION, STORAGE, RELEASE, THREATENED RELEASE, USE,

TRANSPORT, DISPOSAL, ARRANGEMENT OF DISPOSAL OR TREATMENT OF HAZARDOUS MATERIALS ON OR AT ANY OF THEIR PROPERTIES, (viii) THE BREACH OR NON-COMPLIANCE BY THE PARENT GUARANTOR OR ANY OTHER CREDIT PARTY WITH ANY ENVIRONMENTAL LAW APPLICABLE TO THE PARENT GUARANTOR OR ANY OTHER CREDIT PARTY, (ix) THE PAST OWNERSHIP BY THE PARENT GUARANTOR OR ANY OTHER CREDIT PARTY OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (x) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT, DISPOSAL, GENERATION, THREATENED RELEASE, TRANSPORT, ARRANGEMENT FOR TRANSPORT OR ARRANGEMENT FOR DISPOSAL OF HAZARDOUS MATERIALS ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY THE PARENT GUARANTOR OR ANY OTHER CREDIT PARTY OR ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY THE PARENT GUARANTOR OR ANY OTHER CREDIT PARTY, (xi) ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO THE PARENT GUARANTOR OR ANY OTHER CREDIT PARTY, OR (xii) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE LOAN DOCUMENTS, OR (xiii) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY; PROVIDED THAT THE INDEMNITY SET FORTH HEREIN SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO SUCH INDEMNITEE THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE, BAD FAITH, BREACH OF CONTRACT OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE; AND PROVIDED FURTHER THAT THE INDEMNITY SET FORTH HEREIN SHALL NOT APPLY TO DISPUTES BETWEEN LENDERS UNLESS SUCH DISPUTE RESULTS FROM THE EXISTENCE OF A BREACH OF ANY LOAN DOCUMENT BY A CREDIT PARTY. WITH RESPECT TO THE OBLIGATION TO REIMBURSE AN INDEMNITEE FOR FEES, CHARGES AND DISBURSEMENTS OF COUNSEL, EACH INDEMNITEE AGREES THEY WILL AS A GROUP UTILIZE ONE PRIMARY COUNSEL (PLUS NO MORE THAN ONE ADDITIONAL COUNSEL IN EACH JURISDICTION WHERE A PROCEEDING THAT IS THE SUBJECT MATTER OF THE INDEMNITY IS LOCATED) UNLESS (1) THERE IS A CONFLICT OF INTEREST AMONG INDEMNITEES, (2) DEFENSES OR CLAIMS EXIST WITH RESPECT TO ONE OR MORE INDEMNITEES THAT ARE NOT AVAILABLE TO ONE OR MORE OTHER INDEMNITEES OR (3) SPECIAL COUNSEL IS REQUIRED TO BE RETAINED AND THE BORROWER CONSENTS TO SUCH RETENTION.

(c)        To the extent that the Borrower fails to pay any amount required to be paid by it to any Agent, the Arranger or the Issuing Bank under Section 12.03(a) or (b), each Lender severally agrees to pay to such Agent, the Arranger or the Issuing Bank, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent, the Arranger or the Issuing Bank in its capacity as such.

(d)        To the extent permitted by applicable law, no Credit Party shall assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e)        All amounts due under this Section 12.03 shall be payable promptly after written demand therefor attaching the relevant invoices and/or a certificate, in each case setting forth the basis for such demand in reasonable detail and a reasonably detailed calculation thereof.

Section 12.04    Successors and Assigns.

(a)        The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) neither the Parent Guarantor nor the Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer without such consent shall be null and void), (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 12.04 and (iii) no Lender may assign to the Borrower or to an Affiliate of the Borrower all or any portion of such Lender’s rights and obligations under the Agreement or all or any portion of its Commitments or the Loans owing to it hereunder. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in Section 12.04(c)) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)        (i)        Subject to the conditions set forth in Section 12.04(b)(ii), any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A)        the Borrower, provided that no consent of the Borrower shall be required if such assignment is to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, to any other assignee; provided that the assignor shall notify the Borrower of any such assignment that does not require the consent of the Borrower prior to or promptly after such assignment (it being understood that failure by any such assignor to provide such notification shall not limit the effectiveness of such assignment); and

(B)        the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment to an assignee that is a Lender immediately prior to giving effect to such assignment.

(ii)        Assignments shall be subject to the following additional conditions:

(A)        except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing, and provided further that if the Borrower has not responded within ten (10) Business Days after the delivery to the Borrower of any written request for a consent, such consent shall be deemed to have been given;

(B)        each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of only one Facility;

(C)        the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

(D)        the assignee, if (prior to such assignment) it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(iii)        Subject to Section 12.04(b)(iv) and the acceptance and recording thereof, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 5.01, Section 5.02, Section 5.03 and Section 12.03 as to events occurring within the stated timeframes and prior to such assignment). Any assignment or transfer that does not comply with this Section 12.04 shall be shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.04(c); provided that any assignment or transfer by a Lender of rights or obligations under this Agreement to a Defaulting Lender, an Affiliate thereof or a Disqualified Institution, shall be null and void.

(iv)        The Administrative Agent shall have the right, and the Borrower hereby expressly authorizes the Administrative Agent, to (A) post the list of Disqualified Institutions provided by the Borrower and any updates thereto from time to time (collectively, the “DQ List”) on IntraLinks or another similar electronic system, including that portion of IntraLinks or such other similar electronic system that is designated for “public side” Lenders and/or (B) provide the DQ List to each Lender requesting the same.

(v)        The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Maximum Revolving Credit Amount or the Maximum Term Loan Amount of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive (absent demonstrable error), and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice. In connection with any changes to the Register, if necessary, the Administrative Agent will reflect the revisions on Annex I and forward a copy of such revised Annex I to the Borrower, the Issuing Bank and each Lender.

(vi)        Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in

Section 12.04(b) and any written consent to such assignment required by Section 12.04(b), the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 12.04(b).

(c)        (i) Any Lender may, without the consent of the Borrower, the Administrative Agent or the Issuing Bank, sell participations to one or more banks or other entities (other than any Defaulting Lender or Affiliate thereof or any Disqualified Institution) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the proviso to Section 12.03 that affects such Participant. In addition such agreement must provide that the Participant be bound by the provisions of Section 12.03. Subject to Section 12.04(c)(ii), the Borrower agrees that each Participant shall be entitled to the benefits of Section 5.01 and Section 5.03 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.04(a). Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.

(ii)        A Participant shall not be entitled to (A) receive any greater payment under Section 5.01 or Section 5.03 than the applicable Lender is entitled to receive or (B) any rights (or exercise thereof) under Section 5.04(b) that the applicable Lender would not have been entitled to under Section 5.04(b), in each case, with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. Any demand for payment by a Participant of an amount under Section 5.01 or Section 5.03 in respect of any event or circumstance in excess of the amount demanded in accordance with such Section by the applicable Lender in respect thereof shall be null and void.

(d)        Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including, without limitation, any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank, and this Section 12.04(d) shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e)        Notwithstanding any other provisions of this Section 12.04, no transfer or assignment of the interests or obligations of any Lender or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Borrower and the Guarantors to file a registration statement with the SEC or to qualify the Loans under the “Blue Sky” laws of any state.

(f)        Any seller of a participation hereunder shall be entitled to rely conclusively on a representation of the Participant in the relevant participation agreement that such purchaser is not a Disqualified Institution, provided that (i) such Participant is not then identified on the list of Disqualified Institutions contemplated by clause (a) or clause (b) of the definition of “Disqualified Institutions” and (ii) such reliance by such seller of a participation is in good faith and reasonable under the circumstances existing at the time of sale of the participation, including any facts known to or reasonably knowable by the seller of the participation at such time. The Administrative Agent shall not have any responsibility or liability for monitoring the list or identities of, or enforcing provisions relating to, Disqualified Institutions.

(g)        The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (i) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (ii) have any liability with respect to or arising out of any assignment or participation, or disclosure of confidential information, to any Disqualified Institution. The Borrower shall indemnify the Administrative Agent against any and all actual losses, claims, damages, liabilities and related expenses incurred by it arising out of any assignment or participation or disclosure of confidential information to a Disqualified Institution in violation of this Section 12.04.

Section 12.05    Survival; Revival; Reinstatement.

(a)        All covenants, agreements, representations and warranties made by any Credit Party herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any other Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding (unless cash collateralized) and so long as the Commitments have not expired or terminated. The provisions of Section 5.01, Section 5.02, Section 5.03 and Section 12.03 and Article XI shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement, any other Loan Document or any provision hereof or thereof.

(b)        To the extent that any payments on the Secured Obligations or proceeds of any collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Secured Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Administrative Agent’s and the Lenders’ Liens, security interests, rights, powers and remedies under this Agreement and each Loan Document shall continue in full force and effect. In such event, each Loan Document shall be automatically reinstated and each Credit Party shall take such action as may be reasonably requested by the Administrative Agent and the Lenders to effect such reinstatement.

Section 12.06    Counterparts; Integration; Effectiveness.

(a)        This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

(b)        This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

(c)        This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or pdf shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 12.07    Severability. Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 12.08    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, but excluding any deposits held in any trustee, agency, fiduciary or other capacity for the benefit of one or more third parties) at any time held and other obligations (of whatsoever kind, including, without limitations obligations under Swap Agreements) at any time owing by such Lender to or for the credit or the account of the Parent Guarantor or any other Credit Party against any of and all the obligations of the Parent Guarantor or any other Credit Party owed to such Lender now or hereafter existing under this Agreement or any other Loan Document, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 12.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. Any Person that exercises a right of setoff under this Section shall provide the Borrower prompt written notice thereof, it being understood that the failure to do so shall not impair the effectiveness of any such setoff in accordance with this Section.

Section 12.09    GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.

(a)        THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK; PROVIDED THAT (i) THE DETERMINATION OF THE ACCURACY OF ANY COMPANY REPRESENTATIONS AND WHETHER AS A RESULT OF ANY INACCURACY THEREOF THE PARENT GUARANTOR HAS THE RIGHT TO TERMINATE ITS OBLIGATIONS UNDER THE PSA

OR THERE IS A FAILURE OF A CONDITION PRECEDENT TO THE PARENT GUARANTOR’S OBLIGATIONS UNDER THE PSA AND (ii) TO THE EXTENT THERE IS A DISPUTE HEREUNDER AS TO THE SPECIFIC QUESTION OF WHETHER THE ACQUISITION HAS BEEN CONSUMMATED IN ACCORDANCE WITH THE TERMS OF THE PSA, THEN EACH OF THE FOREGOING, IN EACH CASE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS SUCH AS THE PSA (INCLUDING DELAWARE CASE LAW), WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAWS PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE LAWS OF THE STATE OF DELAWARE AND PROVIDED FURTHER THAT MATTERS SUBJECT TO OR CONTEMPLATED BY THE BUSINESS CORPORATIONS ACT (BRITISH COLUMBIA), INCLUDING THE PLAN OF ARRANGEMENT (AS DEFINED IN THE PSA), SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAWS OF THE PROVINCE OF BRITISH COLUMBIA AND FEDERAL LAWS APPLICABLE THEREIN (INCLUDING PROVINCE OF BRITISH COLUMBIA CASE LAW), WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAWS PROVISION OR RULE (WHETHER OF THE PROVINCE OF BRITISH COLUMBIA OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE LAWS OF THE PROVINCE OF BRITISH COLUMBIA.

ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE LOAN DOCUMENTS SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. NOTHING CONTAINED HEREIN OR IN ANY OTHER LOAN DOCUMENT WILL PREVENT ANY LENDER OR THE ADMINISTRATIVE AGENT FROM BRINGING ANY ACTION TO ENFORCE ANY AWARD OR JUDGMENT OR EXERCISE ANY RIGHT UNDER THE SECURITY INSTRUMENTS OR AGAINST ANY COLLATERAL OR ANY OTHER PROPERTY OF ANY LOAN PARTY IN ANY OTHER FORUM IN WHICH JURISDICTION CAN BE ESTABLISHED.

(b)        EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT THE ADDRESS SPECIFIED IN SECTION 12.01 OR SUCH OTHER ADDRESS AS IS SPECIFIED PURSUANT TO SECTION 12.01 (OR ITS ASSIGNMENT AND ASSUMPTION), SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANOTHER PARTY IN ANY OTHER JURISDICTION.

(c)        EACH PARTY HEREBY (i) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN

DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (ii) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (iii) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OF COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (iv) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 12.09.

Section 12.10    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 12.11    Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential) or to any credit insurance provider relating to the Borrower and its obligations under the Loan Documents, (b) to the extent requested by any regulatory authority (and in connection therewith, to the extent permitted by applicable law or such regulatory authority, the disclosing Person agrees to inform the Parent Guarantor of such disclosure or pending disclosure), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (and in connection therewith, to the extent permitted by applicable law or such legal process, the disclosing Person agrees to inform the Parent Guarantor of such disclosure or pending disclosure), (d) to any other party to this Agreement or any other Loan Document, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement for the benefit of the Credit Parties containing provisions substantially the same as those of this Section 12.11, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any Swap Agreement relating to any Credit Party and its obligations; provided that no such disclosure shall be made to any Person that is a Disqualified Institution, (g) with the consent of the Borrower or (h) to the extent the disclosing party proves that such Information (i) had become publicly available other than as a result of a breach of this Section 12.11 or (ii) had become available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Parent Guarantor or any Credit Party; provided that such source was not bound by a confidentiality agreement with the Parent Guarantor or any Credit Party known to the Administrative Agent, the Issuing Bank or the Lender, as applicable. For the purposes of this Section 12.11, “Information” means all information received from the Parent Guarantor or any other Credit Party relating to the Parent Guarantor, Kodiak and its Subsidiaries and Affiliates or any other Credit Party and their businesses. Any Person required to maintain the confidentiality of Information as provided in this Section 12.11 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 12.12    Interest Rate Limitation. It is the intention of the parties hereto that each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to any Lender under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Loan Documents or any agreement entered into in connection with or as security for the Notes, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Lender that is contracted for, taken, reserved, charged or received by such Lender under any of the Loan Documents or agreements or otherwise in connection with the Notes shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by such Lender on the principal amount of the Secured Obligations (or, to the extent that the principal amount of the Secured Obligations shall have been or would thereby be paid in full, refunded by such Lender to the Borrower); and (ii) in the event that the maturity of the Notes is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Secured Obligations (or, to the extent that the principal amount of the Secured Obligations shall have been or would thereby be paid in full, refunded by such Lender to the Borrower). All sums paid or agreed to be paid to any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Lender, be amortized, prorated, allocated and spread throughout the stated term of the Loans evidenced by the Notes until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (i) the amount of interest payable to any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Lender pursuant to this Section 12.12 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at the Highest Lawful Rate applicable to such Lender, then the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Lender until the total amount of interest payable to such Lender shall equal the total amount of interest which would have been payable to such Lender if the total amount of interest had been computed without giving effect to this Section 12.12.

Section 12.13    Collateral Matters; Swap Agreements. The benefit of the Security Instruments and of the provisions of this Agreement relating to any collateral securing the Secured Obligations shall also extend to and be available on a pro rata basis to any Person under any Swap Agreement between the Parent Guarantor, the Borrower or any other Credit Party and such Person if either (i) at the time such Swap Agreement was entered into, such Person was a Lender or Affiliate of a Lender hereunder or (ii) such Swap Agreement was in effect on the Closing Date and such Person or its Affiliate was a Lender on the Closing Date, in each case, after giving effect to all netting arrangements relating to such Swap Agreements. No Lender in its capacity as a party to a Swap Agreement that obtains the benefits of the remedies and application of proceeds provisions contained in any Loan Document by virtue of the provisions hereof shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of the Loan Documents to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, obligations or other liabilities arising under Swap Agreements.

Section 12.14    Investment Grade Election. At any time after an Investment Grade Rating Event the Parent Guarantor may provide written notice to the Administrative Agent of its election to commence an Investment Grade Rating Period, which notice (a) may specify, in the Parent Guarantor’s discretion, that it applies only to the provision of Collateral (including application of the Borrowing Base and related requirements), but not the provision of Subsidiary guarantees (in the absence of such a specification, such a notice shall be deemed to apply to all of the Security Requirements), and (b) shall contain a certification of a Financial Officer of the Parent Guarantor that no Default or Event of Default has occurred and is continuing (excluding, for the avoidance of doubt, any Default or Event of Default under one or more of the provisions that would cease to apply as a result of such election, provided that such Default or Event of Default did not exist prior to the transaction or series of related transactions resulting in the change in ratings to which such election relates). Upon receipt of any such notice by the Administrative Agent, such Investment Grade Rating Period will commence and the Borrower and the Guarantors shall cease to be subject to the Security Requirements to which such notice relates. For the avoidance of doubt, the Parent Guarantor’s delivery of such a notice relating to only a portion of the Security Requirements shall not impair the Parent Guarantor’s right to deliver a subsequent notice in accordance with this Section with the effect of causing the remainder of the Security Requirements to cease to apply as well. Notwithstanding any provision of this Agreement or any other Loan Document to the contrary, in the event an Investment Grade Rating Period shall terminate, no event, circumstance or transaction arising or occurring during such Investment Grade Rating Period shall be deemed to conflict with, or cause a Default or Event of Default in respect of, any of the representations, warranties or covenants that did not apply during such Investment Grade Rating Period.

Section 12.15    No Third Party Beneficiaries. This Agreement and the other Loan Documents, and the agreement of the Lenders to make Loans and the Issuing Bank to issue, amend, renew or extend Letters of Credit hereunder, are solely for the benefit of the Parent Guarantor, the Borrower and the other Credit Parties, and no other Person (including, without limitation, any obligor, contractor, subcontractor, supplier or materialsman) shall have any rights, claims, remedies or privileges hereunder or under any other Loan Document against the Administrative Agent, any other Agent, the Issuing Bank or any Lender for any reason whatsoever. There are no third party beneficiaries.

Section 12.16    USA Patriot Act Notice. Each Lender hereby notifies the Parent Guarantor and the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Parent Guarantor and the Borrower, which information includes the name and address of the Parent Guarantor and the Borrower and other information that will allow such Lender to identify the Parent Guarantor and the Borrower in accordance with the Act.

Section 12.17    Flood Insurance Provisions. Notwithstanding any provision in this Agreement or any other Loan Document to the contrary, in no event is any Building (as defined in the applicable Flood Insurance Regulation) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulation) included in the definition of “Mortgaged Properties” (as defined herein or in any other Loan Document) and no Building or Manufactured (Mobile) Home is hereby encumbered by this Agreement or any other Loan Document. As used herein, “Flood Insurance Regulations” means (a) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (b) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (c) the National Flood Insurance Reform Act of 1994 (amending 42 USC 4001, et seq.), as the same may be amended or recodified from time to time and (d) the Flood Insurance Reform Act of 2004 and any regulations promulgated thereunder.

Section 12.18    Exiting Lender. Simultaneously with the amendment and restatement of the Existing Whiting Credit Agreement on the Closing Date under Section 2.01(c), RB International Finance (USA) LLC (formerly known as RZB Finance LLC) (the “Exiting Lender”) shall be deemed to have irrevocably sold and assigned ratably to the Revolving Lenders (the “Assignees”), and the Assignees shall be deemed to have irrevocably purchased and assumed from the Exiting Lender, all of the Exiting Lender’s rights and obligations in its capacity as a lender under the Existing Whiting Credit Agreement and any other documents or instruments delivered pursuant thereto with respect to the Exiting Lender’s Maximum Revolving Credit Amount, Revolving Commitment, Revolving Loans and LC Disbursements owing to such Exiting Lender. Such sales, assignments, purchases and assumptions shall be deemed to have been effected by way of, and subject to the terms and conditions of, an Assignment and Assumption attached as Exhibit F to this Agreement without the payment of any related assignment fee, and, except for replacement Notes to be provided to the Assignees in the appropriate principal amounts (to the extent the Assignees request to receive such Notes), no other documents or instruments shall be, or shall be required to be, executed in connection with such sales, assignments, purchases and assumptions (all of which are hereby waived). The Exiting Lender and the Assignees shall make such cash settlements among themselves, through the Administrative Agent, as the Administrative Agent may direct (after giving effect to any netting effected by the Administrative Agent) with respect to such sales, assignments, purchases and assumptions.

[SIGNATURES BEGIN NEXT PAGE]

The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

PARENT GUARANTOR:	WHITING PETROLEUM CORPORATION

	By:	/s/ Michael J. Stevens
	Name:	Michael J. Stevens
	Title:	Vice President and Chief Financial Officer

BORROWER:	WHITING OIL AND GAS CORPORATION

	By:	/s/ Michael J. Stevens
	Name:	Michael J. Stevens
	Title:	Vice President and Chief Financial Officer

Signature Page

Credit Agreement

ADMINISTRATIVE AGENT:	JPMORGAN CHASE BANK, N.A.

	By:	/s/ Ryan Fuessel
	Name:	Ryan Fuessel
	Title:	Authorized Signor

Signature Page

Credit Agreement

SYNDICATION AGENTS:	BANK OF AMERICA, N.A.

	By:	/s/ Ronald E. McKaig
	Name:	Ronald E. McKaig
	Title:	Managing Director

Signature Page

Credit Agreement

WELLS FARGO BANK, N.A.

By:	/s/ Sarah Thomas
Name:	Sarah Thomas
Title:	Vice President

Signature Page

Credit Agreement

DOCUMENTATION AGENTS:	COMPASS BANK

	By:	/s/ Rhianna Disch
	Name:	Rhianna Disch
	Title:	Vice President

Signature Page

Credit Agreement

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Tara McLean
Name:	Tara McLean
Title:	Vice President

Signature Page

Credit Agreement

CAPITAL ONE, NATIONAL ASSOCIATION

By:	/s/ Christopher Kuna
Name:	Christopher Kuna
Title:	Vice President

Signature Page

Credit Agreement

SUNTRUST BANK

By:	/s/ Shannon Juhan
Name:	Shannon Juhan
Title:	Vice President

Signature Page

Credit Agreement

LENDERS:	JPMORGAN CHASE BANK, N.A.

	By:	/s/ Ryan Fuessel
	Name:	Ryan Fuessel
	Title:	Authorized Signor

Signature Page

Credit Agreement

BANK OF AMERICA, N.A.

By:	/s/ Ronald E. McKaig
Name:	Ronald E. McKaig
Title:	Managing Director

Signature Page

Credit Agreement

WELLS FARGO BANK, N.A.

By:	/s/ Sarah Thomas
Name:	Sarah Thomas
Title:	Vice President

Signature Page

Credit Agreement

COMPASS BANK

By:	/s/ Rhianna Disch
Name:	Rhianna Disch
Title:	Vice President

Signature Page

Credit Agreement

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Tara McLean
Name:	Tara McLean
Title:	Vice President

Signature Page

Credit Agreement

CAPITAL ONE, NATIONAL ASSOCIATION

By:	/s/ Christopher Kuna
Name:	Christopher Kuna
Title:	Vice President

Signature Page

Credit Agreement

SUNTRUST BANK

By:	/s/ Shannon Juhan
Name:	Shannon Juhan
Title:	Vice President

Signature Page

Credit Agreement

ROYAL BANK OF CANADA

By:	/s/ Kristan Spivey
Name:	Kristan Spivey
Title:	Authorized Signatory

Signature Page

Credit Agreement

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH

By:	/s/ Trudy Nelson
Name:	Trudy Nelson
Title:	Authorized Signatory

By:	/s/ Daria Mahoney
Name:	Daria Mahoney
Title:	Authorized Signatory

Signature Page

Credit Agreement

MUFG UNION BANK, N.A.

By:	/s/ Brian Hawk
Name:	Brian Hawk
Title:	Associate

Signature Page

Credit Agreement

KEYBANK NATIONAL ASSOCIATION

By:	/s/ John Dravenstott
Name:	John Dravenstott
Title:	Vice President

Signature Page

Credit Agreement

THE BANK OF NOVA SCOTIA

By:	/s/ Alan Dawson
Name:	Alan Dawson
Title:	Director

Signature Page

Credit Agreement

SANTANDER BANK, N.A.

By:	/s/ Aidan Lanigan
Name:	Aidan Lanigan
Title:	Senior Vice President

By:	/s/ Puiki Lok
Name:	Puiki Lok
Title:	Vice President

Signature Page

Credit Agreement

ABN AMRO CAPITAL USA LLC

By:	/s/ David Montgomery
Name:	David Montgomery
Title:	Executive Director

By:	/s/ Darrell Holley
Name:	Darrell Holley
Title:	Managing Director

Signature Page

Credit Agreement

ING CAPITAL LLC

By:	/s/ Charles Hall
Name:	Charles Hall
Title:	Managing Director

By:	/s/ Josh Strong
Name:	Josh Strong
Title:	Director

Signature Page

Credit Agreement

COMERICA BANK

By:	/s/ Devin S. Eaton
Name:	Devin S. Eaton
Title:	Relationship Manager

Signature Page

Credit Agreement

BOKF, N.A. D/B/A BANK OF OKLAHOMA

By:	/s/ Michael M. Logan
Name:	Michael M. Logan
Title:	Senior Vice President

Signature Page

Credit Agreement

FIFTH THIRD BANK

By:	/s/ Byron Cooley
Name:	Byron Cooley
Title:	Executive Director

Signature Page

Credit Agreement

BRANCH BANKING AND TRUST COMPANY

By:	/s/ James Giordano
Name:	James Giordano
Title:	Vice President

Signature Page

Credit Agreement

BNP PARIBAS

By:	/s/ Sriram Chandrasekaran
Name:	Sriram Chandrasekaran
Title:	Director

By:	/s/ Juan Carlos Sandoval
Name:	Juan Carlos Sandoval
Title:	Director

Signature Page

Credit Agreement

SUMITOMO MITSUI BANKING CORPORATION

By:	/s/ Shuji Yabe
Name:	Shuji Yabe
Title:	Managing Director

Signature Page

Credit Agreement

HSBC BANK USA, NATIONAL ASSOCIATION

By:	/s/ John M. Robinson
Name:	John M. Robinson
Title:	Managing Director, Co-Head

Signature Page

Credit Agreement

NATIXIS

By:	/s/ Carlos Quinteros
Name:	Carlos Quinteros
Title:	Managing Director

By:	/s/ Stuart Murray
Name:	Stuart Murray
Title:	Managing Director

Signature Page

Credit Agreement

REGIONS BANK

By:	/s/ Daniel G. Steele
Name:	Daniel G. Steele
Title:	Senior Vice President

Signature Page

Credit Agreement

RAYMOND JAMES BANK, N.A.

By:	/s/ Alexander L. Rody
Name:	Alexander L. Rody
Title:	Senior Vice President

Signature Page

Credit Agreement

MORGAN STANLEY SENIOR FUNDING, INC., as Term Loan Lender

By:	/s/ Michael King
Name:	Michael King
Title:	Vice President

Signature Page

Credit Agreement

MORGAN STANLEY BANK, N.A., as Revolving Lender

By:	/s/ Michael King
Name:	Michael King
Title:	Authorized Signatory

Signature Page

Credit Agreement

Acknowledged and agreed, solely for the purposes of the undersigned being an Exiting Lender under Section 12.18 of this Agreement, by:

RB INTERNATIONAL FINANCE (USA) LLC (formerly known as RZB Finance LLC)

By:	/s/ John A. Valiska
Name:	John A. Valiska
Title:	First Vice President

By:	/s/ Steven VanSteenbergen
Name:	Steven VanSteenbergen
Title:	Vice President

Signature Page

Credit Agreement

ANNEX I

LIST OF MAXIMUM CREDIT AMOUNTS

Name of Lender	Applicable Percentage	Maximum Revolving Credit Amount	Maximum Term Loan Amount
JPMorgan Chase Bank, N.A.	5.80%	$ 145,000,000.00	$ 58,000,000.00
Wells Fargo Bank, N.A.	5.80%	$ 145,000,000.00	$ 58,000,000.00
Bank of America, N.A.	5.80%	$ 145,000,000.00	$ 58,000,000.00
Compass Bank	5.40%	$ 135,000,000.00	$ 54,000,000.00
U.S. Bank National Association	5.40%	$ 135,000,000.00	$ 54,000,000.00
Capital One, National Association	5.40%	$ 135,000,000.00	$ 54,000,000.00
SunTrust Bank	5.40%	$ 135,000,000.00	$ 54,000,000.00
Royal Bank of Canada	4.20%	$ 105,000,000.00	$ 42,000,000.00
Canadian Imperial Bank of Commerce, New York Branch	4.20%	$ 105,000,000.00	$ 42,000,000.00
MUFG Union Bank, N.A.	4.20%	$ 105,000,000.00	$ 42,000,000.00
KeyBank National Association	4.20%	$ 105,000,000.00	$ 42,000,000.00
The Bank of Nova Scotia	4.20%	$ 105,000,000.00	$ 42,000,000.00
Santander Bank, N.A.	4.20%	$ 105,000,000.00	$ 42,000,000.00
ABN Amro Capital USA LLC	4.20%	$ 105,000,000.00	$ 42,000,000.00
ING Capital LLC	4.20%	$ 105,000,000.00	$ 42,000,000.00
Comerica Bank	2.80%	$ 70,000,000.00	$ 28,000,000.00
BOKF, N.A., d/b/a Bank of Oklahoma	2.80%	$ 70,000,000.00	$ 28,000,000.00
Fifth Third Bank	2.80%	$ 70,000,000.00	$ 28,000,000.00
Branch Banking and Trust Company	2.80%	$ 70,000,000.00	$ 28,000,000.00
BNP Paribas	2.80%	$ 70,000,000.00	$ 28,000,000.00

Annex I - 1

Sumitomo Mitsui Banking Corporation	2.80%	$ 70,000,000.00	$ 28,000,000.00

HSBC Bank USA, National Association	2.80%	$ 70,000,000.00	$ 28,000,000.00

Natixis	2.80%	$ 70,000,000.00	$ 28,000,000.00

Regions Bank	2.80%	$ 70,000,000.00	$ 28,000,000.00

Raymond James Bank, N.A.	1.40%	$ 35,000,000.00	$ 14,000,000.00

Morgan Stanley Senior Funding, Inc.	0.80%	N/A	$ 8,000,000.00

Morgan Stanley Bank, N.A.	0.80%	$ 20,000,000.00	N/A

Total	100%	$ 2,500,000,000.00	$ 1,000,000,000.00

Annex I - 2

EXHIBIT A

FORM OF NOTE

$[ ]	[ ], 201[ ]

FOR VALUE RECEIVED, Whiting Oil and Gas Corporation, a Delaware corporation (the “Borrower”), hereby promises to pay to [            ] (the “Lender”), at the principal office of JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), at [            ], the principal sum of [            ] Dollars ($[            ]) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to the Borrower under the Credit Agreement, as hereinafter defined), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

The date, amount, Type, interest rate, Interest Period and maturity of each Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, may be endorsed by the Lender on the schedules attached hereto or any continuation thereof or on any separate record maintained by the Lender. Failure to make any such notation or to attach a schedule shall not affect any Lender’s or the Borrower’s rights or obligations in respect of such Loans or affect the validity of such transfer by any Lender of this Note.

This Note is one of the Notes referred to in the Sixth Amended and Restated Credit Agreement dated as of August 27, 2014 among Whiting Petroleum Corporation, a Delaware corporation (the “Parent Guarantor”), the Borrower, the Administrative Agent, and the other agents and lenders signatory thereto (including the Lender), and evidences Loans made by the Lender thereunder (such Credit Agreement as the same may be amended, supplemented or restated from time to time, the “Credit Agreement”). Capitalized definitional terms used in this Note but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.

This Note is issued pursuant to, and is subject to the terms and conditions set forth in, the Credit Agreement and is entitled to the benefits provided for in the Credit Agreement and the other Loan Documents. The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events, for prepayments of Loans upon the terms and conditions specified therein and other provisions relevant to this Note.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

WHITING OIL AND GAS CORPORATION

By:
Name:
Title:

Exhibit A -1

EXHIBIT B

FORM OF BORROWING REQUEST

[            ], 201[    ]

Whiting Oil and Gas Corporation, a Delaware corporation (the “Borrower”), and Whiting Petroleum Corporation, a Delaware corporation (the “Parent Guarantor”), pursuant to Section 2.03 of the Sixth Amended and Restated Credit Agreement dated as of August 27, 2014 (together with all amendments, restatements, supplements or other modifications thereto, the “Credit Agreement”) among the Borrower, the Parent Guarantor, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents and lenders (the “Lenders”) which are or become parties thereto (unless otherwise defined herein, each capitalized definitional term used herein has the meaning set forth in the Credit Agreement), hereby requests a Borrowing as follows:

(i)        Aggregate amount of the requested Borrowing is $[            ];

(ii)        Date of such Borrowing is [            ], 201[    ];

(iii)        Requested Borrowing is to be [an ABR Borrowing] [a Eurodollar Borrowing];

(iv)        Requested Borrowing is to be [a Revolving Borrowing] [a Term Loan Borrowing];

(v)        In the case of a Eurodollar Borrowing, the initial Interest Period applicable thereto is [            ];

(vi)        The amount of Borrowing Base in effect on the date hereof is $[            ];1

(viii)        The total Revolving Credit Exposures on the date hereof (i.e., outstanding principal amount of Loans and total LC Exposure) is $[            ];2

(ix)        The total Term Loan Exposures on the date hereof (i.e., outstanding principal amount of Loans and total LC Exposure) is $[            ];3

(x)        The Pro forma total [Revolving Credit Exposures] [Term Loan Exposures] (giving effect to the requested Borrowing) is $[            ]; and

(xi)        Location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05 of the Credit Agreement, is as follows:

[ ]
[ ]
[ ]
[ ]
[ ]

1 Not applicable during an Investment Grade Rating Period.

2 The total Revolving Credit Exposures shall not exceed the total Revolving Commitments on the date hereof.

3 The total Term Loan Exposures shall not exceed the total Term Loan Commitments on the date hereof

Exhibit B -1

The undersigned certifies that he/she is the [            ] of the Parent Guarantor and the [            ] of the Borrower, and that as such he/she is authorized to execute this certificate on behalf of the Parent Guarantor and the Borrower. The undersigned further certifies, represents and warrants on behalf of the Borrower that the conditions in Section 6.03 of the Credit Agreement have been satisfied.

WHITING PETROLEUM CORPORATION

By:
Name:
Title:

WHITING OIL AND GAS CORPORATION

By:
Name:
Title:

Exhibit B -2

EXHIBIT C

FORM OF INTEREST ELECTION REQUEST

[            ], 201[    ]

Whiting Oil and Gas Corporation, a Delaware corporation (the “Borrower”), pursuant to Section 2.04 of the Sixth Amended and Restated Credit Agreement dated as of August 27, 2014 (together with all amendments, restatements, supplements or other modifications thereto, the “Credit Agreement”) among the Borrower, Whiting Petroleum Corporation, a Delaware corporation, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents and lenders (the “Lenders”) which are or become parties thereto (unless otherwise defined herein, each capitalized definitional term used herein has the meaning set forth in the Credit Agreement), hereby makes an Interest Election Request as follows:

(i)        The Borrowing to which this Interest Election Request applies, and if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information specified pursuant to (iii) and (iv) below shall be specified for each resulting Borrowing) is [            ];

(ii)        The effective date of the election made pursuant to this Interest Election Request is [            ], 201[    ];[and]

(iii)        The resulting Borrowing is to be [an ABR Borrowing] [a Eurodollar Borrowing][; and]

[(iv)        [If the resulting Borrowing is a Eurodollar Borrowing] The Interest Period applicable to the resulting Borrowing after giving effect to such election is [            ]].

The undersigned certifies that he/she is the [            ] of the Borrower, and that as such he/she is authorized to execute this certificate on behalf of the Borrower. The undersigned further certifies, represents and warrants on behalf of the Borrower that the conditions to the requested continuation or conversion in Section 6.03 of the Credit Agreement have been satisfied.

WHITING OIL AND GAS CORPORATION

By:
Name:
Title:

Exhibit C -1

EXHIBIT D

FORM OF

COMPLIANCE CERTIFICATE

The undersigned hereby certifies that he/she is the [            ] of Whiting Oil and Gas Corporation, a Delaware corporation (the “Borrower”), and the [            ] of Whiting Petroleum Corporation, a Delaware corporation (the “Parent Guarantor”), and that as such he/she is authorized to execute this certificate on behalf of the Borrower and the Parent Guarantor. With reference to the Sixth Amended and Restated Credit Agreement dated as of August 27, 2014 (together with all amendments, restatements, supplements or other modifications thereto being the “Agreement”) among the Borrower, the Parent Guarantor, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents and lenders (the “Lenders”) which are or become a party thereto, the undersigned represents and warrants as follows (each capitalized definitional term used herein has the same meaning given to it in the Agreement unless otherwise specified):

(a) No Default has occurred and is continuing as of the date hereof [except [specify Default and describe the details thereof and any action taken or proposed to be taken with respect thereto].]

(b) Attached hereto are the detailed computations necessary to determine whether the Parent Guarantor is in compliance with of the Agreement as of the end of the [fiscal quarter][fiscal year] ending [            ].

(c) No change in GAAP or in the application thereof has occurred since December 31, 2013 which materially changes the calculation of any covenant or affects compliance with the terms of the Agreement except as has been previously disclosed to the Administrative Agent [or specify the change in GAAP and the effect thereof]4.

[Signature Page to Follow]

4 Required only for Compliance Certificates delivered in connection with the delivery of annual financial statements.

Exhibit D -1

EXECUTED AND DELIVERED this [            ] day of [            ].

WHITING PETROLEUM CORPORATION

By:
Name:
Title:

WHITING OIL AND GAS CORPORATION

By:
Name:
Title:

Exhibit D -1

EXHIBIT E-1

SECURITY INSTRUMENTS

1)

Amended and Restated Guaranty and Collateral Agreement dated as of the Closing Date by the Parent Guarantor, the Borrower and certain Subsidiary Guarantors, in favor of the Administrative Agent and the Lenders.

2)

UCC-1 Financing Statements (or, as to Kodiak Oil & Gas Corp., the equivalent under Canadian law) or UCC-3 Financing Statement Amendments, as the case may be, in respect of item 1, by the following Credit Parties granting security interests under the agreement in item 1:

a)	The Parent Guarantor.

b)	The Borrower.

c)	Holdco (US).

d)	Kodiak.

e)	Kodiak Oil & Gas (USA) Inc.

f)	Kodiak Williston, LLC.

3)	Stock Powers delivered in respect of the Equity Interests pledged under the agreement in item 1 by the Credit Parties in item 2.

4)

Mortgages and Deeds of Trust or Amendments to existing Mortgages and Deeds of Trust, as the case may be, in respect of each Borrowing Base Property, recorded or to be recorded in the appropriate local recording offices where the respective Borrowing Base Properties are located, relating to the following mortgagors:

a)	The Borrower.

b)	Kodiak Oil & Gas (USA) Inc.

c)	Kodiak Williston, LLC.

5)	UCC-1 Financing Statements and UCC-3 Financing Statement Amendments, as the case may be, in respect of the instruments in item 4.

Exhibit E-1 - 1

EXHIBIT E-2

FORM OF GUARANTY AND COLLATERAL AGREEMENT

Exhibit E-2 - 1

[FORM OF] AMENDED AND RESTATED GUARANTY AND COLLATERAL AGREEMENT

dated as of [             ], 2014

made by

WHITING PETROLEUM CORPORATION,

WHITING OIL AND GAS CORPORATION

and

Each of the Other Obligors (as defined herein)

In Favor of

JPMORGAN CHASE BANK, N.A.

as Administrative Agent

1

TABLE OF CONTENTS

\

ARTICLE I
DEFINITIONS

Section 1.01 Definitions	1
Section 1.02 Other Definitional Provisions	4
Section 1.03 Rules of Interpretation	4

ARTICLE II
GUARANTEE

Section 2.01 Guarantee	4
Section 2.02 Right of Contribution	5
Section 2.03 No Subrogation	5
Section 2.04 Amendments, Etc	6
Section 2.05 Waivers	6
Section 2.06 Guaranty Absolute and Unconditional	6
Section 2.07 Payments	8

ARTICLE III
GRANT OF SECURITY INTEREST

Section 3.01 Grant of Security Interest	8
Section 3.02 Transfer of Pledged Securities	8

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

Section 4.01 Title; No Other Liens	9
Section 4.02 Perfected First Priority Liens	9
Section 4.03 Obligor Information	9
Section 4.04 Pledged Securities	9
Section 4.05 Benefit to the Guarantor	10
Section 4.06 Solvency	10

ARTICLE V
COVENANTS

Section 5.01 Maintenance of Perfected Security Interest; Further Documentation	10
Section 5.02 Filing Office	11
Section 5.03 Pledged Securities	11

ARTICLE VI
REMEDIAL PROVISIONS

Section 6.01 Code and Other Remedies	12
Section 6.02 Pledged Securities	13
Section 6.03 Private Sales of Pledged Securities	15
Section 6.04 Deficiency	15
Section 6.05 Non-Judicial Enforcement	15

ARTICLE VII
THE ADMINISTRATIVE AGENT

Section 7.01 Administrative Agent’s Appointment as Attorney-in-Fact, Etc	16
Section 7.02 Duty of Administrative Agent	17

i

Annexes, Exhibits and Schedules

Annex I	Form of Assumption Agreement
Annex II	Form of Supplement
Annex III	Form of Supplemental Pledge Agreement

Schedule 1	Notice Addresses of Obligors
Schedule 2	Description of Pledged Securities
Schedule 3	Filings and Other Actions Required to Perfect Security Interests
Schedule 4	Location of Jurisdiction of Organization and Chief Executive Office

Exhibit A	Acknowledgment and Consent

ii

This AMENDED AND RESTATED GUARANTY AND COLLATERAL AGREEMENT is dated as of [            ], 2014, and is by Whiting Petroleum Corporation, a Delaware corporation (the “Parent Guarantor”), Whiting Oil and Gas Corporation, a Delaware corporation (the “Borrower”), and each of the signatories hereto (the Borrower and each of the signatories hereto, together with any other Restricted Subsidiary of the Parent Guarantor that becomes a party hereto from time to time after the date hereof, the “Obligors”), in favor of JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”), for the banks and other financial institutions (the “Lenders”) from time to time parties to the Sixth Amended and Restated Credit Agreement dated as of August 27, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Parent Guarantor, the Lenders, the Administrative Agent, and the other Agents party thereto.

RECITALS

A.        The Parent Guarantor and the Borrower have requested that the Lenders provide certain loans to and extensions of credit on behalf of the Borrower.

B.        The Lenders have agreed to make such loans and extensions of credit subject to the terms and conditions of the Credit Agreement.

C.        It is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Obligors shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Guaranteed Creditors.

D.        Now, therefore, in consideration of the premises herein and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Obligor hereby agrees with the Administrative Agent, for the ratable benefit of the Guaranteed Creditors, as follows:

ARTICLE XIII

DEFINITIONS

Section 1.01    Definitions.

(a)        Unless otherwise defined herein, capitalized terms defined in the Credit Agreement and used herein have the meanings given to them in the Credit Agreement, and all uncapitalized terms which are defined in the UCC on the date hereof are used herein as so defined.

(b)        The following terms have the following meanings:

“Agreement” means this Amended and Restated Guaranty and Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Assumption Agreement” means an Assumption Agreement substantially in the form attached hereto as Annex I.

“Bankruptcy Code” means Title 11, United States Code, as amended from time to time.

“Borrower Obligations” means the collective reference to the payment and performance when due of all indebtedness, liabilities, obligations and undertakings of the Credit Parties (including, without limitation, all Indebtedness) of every kind or description arising out of or outstanding under, advanced or issued pursuant, or evidenced by, the Guaranteed Documents, including, without limitation, the unpaid principal of and interest on the Loans, LC Exposure, Treasury Management Agreements, and all other obligations and liabilities of the Credit Parties (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and LC Exposure and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Credit Parties, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Guaranteed Creditors, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, arising out of or outstanding under, advanced or issued pursuant, or evidenced by, the Guaranteed Documents, whether on account of principal, interest, premium, reimbursement obligations, payments in respect of an early termination date, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Guaranteed Creditors that are required to be paid by the Credit Parties pursuant to the terms of any Guaranteed Documents).

“Collateral” has the meaning assigned such term in Section 3.01.

“Existing Guaranty Agreement” means that certain Guaranty and Pledge Agreement dated October 15, 2010 among Parent Guarantor, Borrower and Administrative Agent, as the same may have been amended, supplemented or otherwise modified prior to the date hereof.

“Guaranteed Creditors” means the collective reference to the Administrative Agent, the Lenders, and the Lenders and Affiliates of Lenders that are parties to Guaranteed Swap Agreements.

“Guaranteed Documents” means the collective reference to the Credit Agreement, the other Loan Documents, each Guaranteed Swap Agreement and any other document made, delivered or given in connection with any of the foregoing.

“Guaranteed Swap Agreement” means any Swap Agreement between the Borrower, the Parent Guarantor, or any Restricted Subsidiary on one hand and any Lender or any Affiliate of any Lender on the other hand, entered into while such Person (or, in the case of an Affiliate of a Lender, the Person affiliated therewith) is a Lender, including any Swap Agreement between such Persons in existence prior to the date hereof. For the avoidance of doubt, a Swap Agreement shall continue to be a Guaranteed Swap Agreement if the Person that is the counterparty to the Parent Guarantor, the Borrower or a Restricted Subsidiary under a Swap Agreement ceases to be a Lender under the Credit Agreement (or, in the case of an Affiliate of a Lender, the Person affiliated therewith ceases to be a Lender under the Credit Agreement).

“Guarantor Obligations” means with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with any Guaranteed Document to which such Guarantor is a party, in each case, whether on account of principal, interest, guarantee obligations, reimbursement obligations, payments in respect of an early termination date, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to any Guaranteed Creditor that are required to be paid by a Guarantor pursuant to the terms of any Guaranteed Document).

“Guarantors” means the collective reference to each Obligor (other than the Borrower) and all Subsidiary Guarantors.

“Issuers” means the collective reference to each issuer of a Pledged Security.

2

“LLC” means, with respect to each Pledgor, each limited liability company described or referred to in Schedule 2 in which such Pledgor has an interest.

“LLC Agreement” means each operating agreement relating to an LLC, as each agreement has heretofore been, and may hereafter be, amended, restated, supplemented or otherwise modified from time to time.

“Obligations” means: (a) in the case of the Borrower, the Borrower Obligations and (b) in the case of each Guarantor, its Guarantor Obligations.

“Obligor Claims” has the meaning assigned to such term in Section 8.01.

“Partnership” means, with respect to each Pledgor, each partnership described or referred to in Schedule 2 in which such Pledgor has an interest.

“Partnership Agreement” means each partnership agreement governing a Partnership, as each such agreement has heretofore been, and may hereafter be, amended, restated, supplemented or otherwise modified.

“Pledged LLC Interests” means, with respect to each Pledgor, all right, title and interest of such Pledgor as a member of each LLC and all right, title and interest of any Pledgor in, to and under each LLC Agreement.

“Pledged Partnership Interests” means, with respect to each Pledgor, all right, title and interest of such Pledgor as a limited or general partner in all Partnerships and all right, title and interest of such Pledgor in, to and under the Partnership Agreements.

“Pledged Securities” means: (a) the Equity Interests described or referred to in Schedule 2 (as the same may be supplemented from time to time pursuant to a Supplement in substantially the form of Annex II or Annex III) (in the case of any Equity Interests that are Equity Interests in a Foreign Subsidiary or a FSHCO, limited to sixty six percent (66%) of all the issued and outstanding shares of all classes of the Equity Interests of such Foreign Subsidiary or FSHCO); and (b) (i) the certificates or instruments, if any, representing such Equity Interests, (ii) all dividends (cash, Equity Interests or otherwise), cash, instruments, rights to subscribe, purchase or sell and all other rights and Property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Equity Interests, (iii) all replacements, additions to and substitutions for any of the Property referred to in this definition, including, without limitation, claims against third parties, (iv) the proceeds, interest, profits and other income of or on any of the Property referred to in this definition and (v) all security entitlements in respect of any of the foregoing, if any.

“Pledgor” means any Obligor that now or hereafter pledges Pledged Securities hereunder or pursuant to Section 8.13 of the Credit Agreement.

“Proceeds” means all “proceeds” as such term is defined in Section 9-102(64) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions or payments with respect thereto.

“Securities Act” means the Securities Act of 1933, as amended.

“Supplement” means a Supplement substantially in the form attached hereto as Annex II.

3

“Supplemental Pledge Agreement” means a Supplemental Pledge Agreement substantially in the form attached hereto as Annex III.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of the Administrative Agent’s and the Guaranteed Creditors’ security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection, the effect thereof or priority and for purposes of definitions related to such provisions.

Section 1.02    Other Definitional Provisions. Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Pledgor, refer to such Pledgor’s Collateral or the relevant part thereof.

Section 1.03    Rules of Interpretation. Section 1.04 and Section 1.05 of the Credit Agreement are hereby incorporated herein by reference and shall apply to this Agreement, mutatis mutandis.

ARTICLE XIV

GUARANTEE

Section 2.01    Guarantee.

(a)        Each of the Guarantors hereby jointly and severally, unconditionally and irrevocably, guarantees to the Guaranteed Creditors and each of their respective successors and permitted assigns, the prompt and complete payment in cash and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations. This is a guarantee of payment and not collection and the liability of each Guarantor is primary and not secondary.

(b)        Anything herein or in any other Guaranteed Document to the contrary notwithstanding, (i) the maximum liability of each Guarantor hereunder and under the other Guaranteed Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.02), and (ii) the maximum liability of each of Kodiak, Holdco (US) and their Subsidiaries hereunder and under the other Guaranteed Documents shall in no event exceed, as to each such Person, the maximum amount which such Person may guarantee without violation of the Kodiak Indentures.

(c)        Each Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Article II or affecting the rights and remedies of any Guaranteed Creditor hereunder.

(d)        Each Guarantor agrees that if the maturity of the Borrower Obligations is accelerated by bankruptcy or otherwise, such maturity shall also be deemed accelerated for the purpose of this guarantee. The guarantee contained in this Article II shall remain in full force and effect until all the Borrower Obligations except for (i) the Swap Agreements which shall be payable upon the terms of such Swap Agreements, (ii) contingent obligations not yet due, and (iii) amounts owed or other obligations under Treasury Management Agreements with respect to which satisfactory collateral has been posted, shall have been satisfied by payment in full in cash, no Letter of Credit shall be outstanding (or all such Letters of Credit shall have been satisfactorily collateralized in the applicable Issuing Bank’s reasonable opinion) and all of the Commitments are terminated, notwithstanding that from time to time during the term of the Credit Agreement, Borrower Obligations might not be outstanding.

4

(e)        No payment made by any Obligor, any other guarantor or any other Person or received or collected by any Guaranteed Creditor from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or any payment received or collected from such Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of such Guarantor hereunder until the Borrower Obligations except for (i) the Swap Agreements which shall be payable upon the terms of such Swap Agreements, (ii) contingent obligations not yet due, and (iii) amounts owed or other obligations under Treasury Management Agreements with respect to which satisfactory collateral has been posted, are paid in full in cash, no Letter of Credit shall be outstanding (or all such Letters of Credit shall have been satisfactorily collateralized in the applicable Issuing Bank’s reasonable opinion) and all of the Commitments are terminated.

Section 2.02    Right of Contribution. Subject to the limitations in Section 2.01(b) hereof, each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution also shall be subject to the terms and conditions of Section 2.03. Except as set forth in Section 2.01(b) hereof, the provisions of this Section 2.02 shall in no respect limit the obligations and liabilities of any Guarantor to the Guaranteed Creditors, and each Guarantor shall remain liable to the Guaranteed Creditors for the full amount guaranteed by such Guarantor hereunder.

Section 2.03    No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by any Guaranteed Creditor, no Guarantor shall be entitled to be subrogated to any of the rights of any Guaranteed Creditor against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by any Guaranteed Creditor for the payment of the Borrower Obligations, nor shall any Guarantor seek or be entitled to seek any indemnity, exoneration, participation, contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Guaranteed Creditors by the Borrower on account of the Borrower Obligations except for (i) the Swap Agreements which shall be payable upon the terms of such Swap Agreements, (ii) contingent obligations not yet due, and (iii) amounts owed or other obligations under Treasury Management Agreements with respect to which satisfactory collateral has been posted, are paid in full in cash, no Letter of Credit shall be outstanding (or all such Letters of Credit shall have been satisfactorily collateralized in the applicable Issuing Bank’s reasonable opinion) and all of the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations except for (i) the Swap Agreements which shall be payable upon the terms of such Swap Agreements, (ii) contingent obligations not yet due, and (iii) amounts owed or other obligations under Treasury Management Agreements with respect to which satisfactory collateral has been posted, shall not have been paid in full in cash, any Letter of Credit shall be outstanding (or all such Letters of Credit shall have been satisfactorily collateralized in the applicable Issuing Bank’s reasonable opinion) or any of the Commitments are in effect, such amount shall be held by such Guarantor in trust for the Guaranteed Creditors, and shall, promptly upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Borrower Obligations, whether matured or unmatured, in accordance with Section 10.02(c) of the Credit Agreement.

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Section 2.04    Amendments, Etc. Each Guarantor shall remain obligated hereunder, and such Guarantor’s obligations hereunder shall not be released, discharged or otherwise affected, notwithstanding that, without any reservation of rights against any Guarantor and without notice to, demand upon or further assent by any Guarantor (which notice, demand and assent requirements are hereby expressly waived by such Guarantor), (a) any demand for payment of any of the Borrower Obligations made by any Guaranteed Creditor may be rescinded by such Guaranteed Creditor or otherwise and any of the Borrower Obligations continued; (b) the Borrower Obligations, the liability of any other Person upon or for any part thereof or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by, or any indulgence or forbearance in respect thereof granted by, any Guaranteed Creditor; (c) any Guaranteed Document may be amended, modified, supplemented or terminated, in whole or in part, as the Guaranteed Creditors and any other required parties may deem advisable from time to time; (d) any collateral security, guarantee or right of offset at any time held by any Guaranteed Creditor for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released; (e) any additional guarantors, makers or endorsers of the Borrower’s Obligations may from time to time be obligated on the Borrower’s Obligations or any additional security or collateral for the payment and performance of the Borrower’s Obligations may from time to time secure the Borrower’s Obligations; and (f) any other event shall occur which constitutes a defense or release of sureties generally. No Guaranteed Creditor shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Article II or any Property subject thereto.

Section 2.05    Waivers. Each Guarantor hereby waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by any Guaranteed Creditor upon the guarantee contained in this Article II or acceptance of the guarantee contained in this Article II; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Article II and no notice of creation of the Borrower Obligations or any extension of credit already or hereafter contracted by or extended to the Borrower need be given to any Guarantor; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Guaranteed Creditors, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Article II. Except as otherwise provided in the Credit Agreement, each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Borrower Obligations.

Section 2.06    Guaranty Absolute and Unconditional.

(a)        Each Guarantor understands and agrees that the guarantee contained in this Article II is, and shall be construed as, a continuing, completed, absolute and unconditional guarantee of payment, and each Guarantor hereby waives any defense of a surety or guarantor or any other obligor on any obligations (other than a defense of payment or performance) arising in connection with or in respect of any of the following and hereby agrees that its obligations hereunder shall not be discharged or otherwise affected as a result of, any of the following:

(i)        the invalidity or unenforceability of any Guaranteed Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Guaranteed Creditor;

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(ii)        any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against any Guaranteed Creditor;

(iii)        the insolvency, bankruptcy arrangement, reorganization, adjustment, composition, liquidation, disability, dissolution or lack of power of the Borrower or any other Guarantor or any other Person at any time liable for the payment of all or part of the Obligations, including any discharge of, or bar or stay against collecting, any Obligation (or any part of them or interest therein) in or as a result of such proceeding;

(iv)        any sale, lease or transfer of any or all of the assets of the Borrower or any other Guarantor, or any changes in the shareholders of the Borrower or any other Guarantor;

(v)        any change in the corporate existence (including its constitution, laws, rules, regulations or power), structure or ownership of any Obligor or in the relationship between the Borrower and any Obligor;

(vi)        the fact that any Collateral or Lien contemplated or intended to be given, created or granted as security for the repayment of the Obligations shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other Lien, it being recognized and agreed by each of the Guarantors that it is not entering into this Agreement in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of any of the Collateral for the Obligations;

(vii)        the absence of any attempt to collect the Obligations or any part of them from any Obligor;

(viii)        (A) any Guaranteed Creditor’s election, in any proceeding instituted under chapter 11 of the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code; (B) any borrowing or grant of a Lien by the Borrower, as debtor-in-possession, or extension of credit, under Section 364 of the Bankruptcy Code; (C) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of any Guaranteed Creditor’s claim (or claims) for repayment of the Obligations; (D) any use of cash collateral under Section 363 of the Bankruptcy Code; (E) any agreement or stipulation as to the provision of adequate protection in any bankruptcy proceeding; (F) the avoidance of any Lien in favor of the Guaranteed Creditors or any of them for any reason; or (G) failure by any Guaranteed Creditor to file or enforce a claim against the Borrower or its estate in any bankruptcy or insolvency case or proceeding; or

(ix)        any other circumstance or act whatsoever, including any action or omission of the type described in Section 2.04 (with or without notice to or knowledge of the Borrower or such Guarantor), which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Obligations, or of such Guarantor under the guarantee contained in this Article II, in bankruptcy or in any other instance.

(b)        When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, any Guaranteed Creditor may, but shall be under no obligation to, join or make a similar demand on or otherwise pursue or exhaust such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by any Guaranteed Creditor to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such

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collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Guaranteed Creditor against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

Section 2.07    Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent, for the ratable benefit of the Guaranteed Creditors, without set-off, deduction or counterclaim in dollars, in immediately available funds, at the offices of the Administrative Agent specified in Section 12.01 of the Credit Agreement.

ARTICLE XV

GRANT OF SECURITY INTEREST

Section 3.01    Grant of Security Interest. Each Pledgor hereby pledges and assigns to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Guaranteed Creditors, a security interest in all of the following Property now owned or at any time hereafter acquired by such Pledgor or in which such Pledgor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations:

(a)        all Pledged Securities; and

(b)        to the extent not otherwise included, all Proceeds and products of any and all of the foregoing,

provided, however, that notwithstanding anything to the contrary, in no event shall (i) any Lien granted by Kodiak, Holdco (US) or any of their Subsidiaries hereunder or under any other Security Instrument or (ii) any Lien granted on the Equity Interests of Kodiak, Holdco (US) or any of their Subsidiaries hereunder or under any other Security Instrument, in either case secure Obligations in an amount in excess of the maximum amount which such Person may secure by granting a Lien on its assets, or that may be secured by a Lien on the Equity Interests of such Person, in each case without violation of the Kodiak Indentures.

Section 3.02    Transfer of Pledged Securities. To the extent the Pledged Securities constitute “securities” under Article 8 of the UCC, all certificates or instruments representing or evidencing the Pledged Securities shall be delivered to and held pursuant hereto by the Administrative Agent or a Person designated by the Administrative Agent and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, and accompanied by any required transfer tax stamps to effect the pledge of the Pledged Securities to the Administrative Agent. Notwithstanding the preceding sentence, at the Administrative Agent’s sole discretion, to the extent the Pledged Securities constitute “securities” under Article 8 of the UCC, all such Pledged Securities must be delivered or transferred in such manner as to permit the Administrative Agent to be a “protected purchaser” to the extent of its security interest as provided in Section 8.303 of the UCC (if the Administrative Agent otherwise qualifies as a protected purchaser). During the continuance of an Event of Default, the Administrative Agent shall have the right, at any time in its discretion and without notice, to transfer to or to register in the name of the Administrative Agent or any of its nominees any or all of the Pledged Securities, subject only to the revocable rights specified in Section 6.03. In addition, during

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the continuance of an Event of Default, the Administrative Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Securities for certificates or instruments of smaller or larger denominations.

ARTICLE XVI

REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder and to induce the Lenders (and their Affiliates) to enter into Guaranteed Swap Agreements, each Obligor hereby represents and warrants that on the date of each Loan, issuance, amendment (to increase the amount or extend the term), renewal or extension of any Letter of Credit (it being understood that solely the Company Representations and the Specified Representations shall be made with respect to Kodiak and its Subsidiaries on the Closing Date):

Section 4.01    Title; No Other Liens. Except for the security interest granted to the Administrative Agent for the ratable benefit of the Guaranteed Creditors pursuant to this Agreement, such Pledgor is the record and beneficial owner of its respective items of the Collateral free and clear of any and all Liens (other than Liens permitted by the Credit Agreement) and has the power to grant a security interest in each item of the Collateral in which a Lien is granted by it hereunder. As of the date hereof, no valid financing statement with respect to all or any part of the Collateral is in effect and on file or of record in any public office, except (i) such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Guaranteed Creditors, pursuant to this Agreement or the Security Instruments and (ii) in connection with the Existing Credit Agreement.

Section 4.02    Perfected First Priority Liens. As of the date hereof, the security interests granted pursuant to this Agreement (a) upon the completion of the filings and the other actions specified on Schedule 3 constitute valid perfected security interests in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of the Guaranteed Creditors, as collateral security for the Obligations, enforceable in accordance with the terms hereof against all creditors of such Pledgor and any Persons purporting to purchase any Collateral from such Pledgor and (b) are prior to all other Liens on the Collateral in existence on the date hereof (other than Liens permitted by the Credit Agreement).

Section 4.03    Obligor Information. On the date hereof, the correct legal name of such Obligor, all names that such Obligor has used in the last five years, such Obligor’s jurisdiction of organization and each jurisdiction of organization of such Obligor over the last five years, organizational number, taxpayor identification number are specified on Schedule 4.

Section 4.04    Pledged Securities.

(a)        As of the date hereof, the Pledged Securities required to be pledged hereunder and under the Credit Agreement by such Pledgor are listed in Schedule 2. The shares of Pledged Securities pledged by such Pledgor hereunder constitute all the issued and outstanding shares of all classes of the Equity Interests of each Issuer owned by such Pledgor (or in the case of any Issuer that is a Foreign Subsidiary or FSHCO, sixty six percent (66%) of all the issued and outstanding shares of all classes of the Equity Interests of such Foreign Subsidiary or FSHCO). All the shares of the Pledged Securities have been duly and validly issued and are fully paid and nonassessable (except as otherwise provided by law); and such Pledgor is the record and beneficial owner of, and has good title to, the Pledged Securities pledged by it hereunder, free and clear of any and all Liens, except the security interest created by this Agreement and Liens permitted by the Credit Agreement, and has the power to pledge the Pledged Securities in which a Lien is granted by it hereunder.

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(b)        Except as otherwise disclosed to the Administrative Agent from time to time, there are no restrictions on transfer (that have not been waived or otherwise consented to) in the applicable LLC Agreement governing any Pledged LLC Interest and the applicable Partnership Agreement governing any Pledged Partnership Interest or any other agreement relating thereto which would limit or restrict (i) the grant of a security interest in the Pledged LLC Interests and the Pledged Partnership Interests, (ii) the perfection of such security interest or (iii) the exercise of remedies in respect of such perfected security interest in the Pledged LLC Interests and the Pledged Partnership Interests, in each case, as contemplated by this Agreement. Upon the exercise of remedies in respect of the Pledged LLC Interests and the Pledged Partnership Interests, a transferee or assignee of a membership interest or partnership interest, as the case may be, of such LLC or Partnership, as the case may be, shall become a member or partner, as the case may be, of such LLC or Partnership, as the case may be, entitled to participate in the management thereof and, upon the transfer of the entire interest of such Pledgor, such Pledgor ceases to be a member or partner, as the case may be.

Section 4.05    Benefit to the Guarantor. The Borrower is a member of an affiliated group of companies that includes each Guarantor and the Borrower and the other Guarantors are engaged in related businesses. Each Guarantor is related to the Borrower and its guaranty and surety obligations pursuant to this Agreement is expected to benefit, directly or indirectly, it; and it has determined that this Agreement is necessary and convenient to the conduct, promotion and attainment of the business of such Guarantor and the Borrower.

Section 4.06    Solvency. Each Obligor (a) is not insolvent as of the date hereof and will not be rendered insolvent as a result of this Agreement (after giving effect to Section 2.01(e)), (b) is not engaged in business or a transaction, or about to engage in a business or a transaction, for which any Property remaining with it constitute unreasonably small capital, and (c) does not intend to incur, or believe it will incur, Debt that will be beyond its ability to pay as such Debt matures.

ARTICLE XVII

COVENANTS

Each Obligor covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Agreement until the Borrower Obligations except for (i) the Swap Agreements which shall be payable upon the terms of such Swap Agreements, (ii) contingent obligations not yet due, and (iii) amounts owed or other obligations under Treasury Management Agreements with respect to which satisfactory collateral has been posted, shall have been paid in full in cash, no Letter of Credit shall be outstanding (or all such Letters of Credit shall have been satisfactorily collateralized in the applicable Issuing Bank’s reasonable opinion) and all of the Commitments shall have terminated:

Section 5.01    Maintenance of Perfected Security Interest; Further Documentation. In the case of each Pledgor, such Pledgor agrees that:

(a)        it shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.02 and shall defend such security interest against the claims and demands of all Persons whomsoever, other than holders of Liens permitted by the Credit Agreement.

(b)        Not more than once in any 12 month period (except following the occurrence and continuance of an Event of Default, in which case upon request of the Administrative Agent), it will furnish to the Administrative Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

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(c)        At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Pledgor, it will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably deem necessary for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the delivery of certificated securities, if any, and the filing of any financing or continuation statements under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby.

Section 5.02    Filing Office. Such Obligor recognizes that financing statements pertaining to the Collateral have been or may be filed where such Obligor is organized.

Section 5.03    Pledged Securities. In the case of each Pledgor, such Pledgor agrees that:

(a)        if such Pledgor shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Equity Interests of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Securities, or otherwise in respect thereof, such Pledgor shall accept the same as the agent of the Guaranteed Creditors, hold the same in trust for the Guaranteed Creditors, segregated from other Property of such Pledgor, and deliver the same, promptly to the Administrative Agent in the exact form received, duly indorsed by such Pledgor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Pledgor to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations; provided, however, that upon the occurrence of the aforementioned, such Pledgor shall execute a Supplemental Pledge Agreement, substantially in the form attached hereto as Annex III.

(b)        Without the prior written consent of the Administrative Agent, such Pledgor will not unless otherwise expressly permitted hereby or under the other Loan Documents, (i) at such time as an Event of Default has occurred and is continuing, vote to enable, or take any other action to permit, any Issuer to issue any Equity Interests of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any Equity Interests of any nature of any Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Securities or Proceeds thereof, or (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Pledged Securities or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement and Liens permitted by the Credit Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of such Pledgor or the Administrative Agent to sell, assign or transfer any of the Pledged Securities or Proceeds thereof except for any agreement or instrument of a type contemplated by Section 9.15 of the Credit Agreement or in respect of any other transaction otherwise permitted in the Credit Agreement.

(c)        in the case of each Pledgor that is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.03(a) with respect to the Pledged Securities issued by it and (iii) the terms of Section 6.02(d) and Section 6.03 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.02(d) or Section 6.03 with respect to the Pledged Securities issued by it. In the case of any Issuer that is not a Pledgor hereunder, such Pledgor shall promptly cause such Issuer to execute and deliver to the Administrative Agent an Acknowledgment and Consent in substantially the form of Exhibit A.

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(d)        in the case of each Pledgor that is a partner in a Partnership, such Pledgor hereby consents to the extent required by the applicable Partnership Agreement to the pledge by each other Pledgor, pursuant to the terms hereof, of the Pledged Partnership Interests in such Partnership and to the transfer of such Pledged Partnership Interests to the Administrative Agent or its nominee and to the substitution of the Administrative Agent or its nominee as a substituted partner in such Partnership with all the rights, powers and duties of a general partner or a limited partner, as the case may be, following the exercise of remedies hereunder in connection with the occurrence and continuation of an Event of Default. In the case of each Pledgor that is a member of an LLC, such Pledgor hereby consents to the extent required by the applicable LLC Agreement to the pledge by each other Pledgor, pursuant to the terms hereof, of the Pledged LLC Interests in such LLC and to the transfer of such Pledged LLC Interests to the Administrative Agent or its nominee and to the substitution of the Administrative Agent or its nominee as a substituted member of the LLC with all the rights, powers and duties of a member of such LLC following the exercise of remedies hereunder in connection with the occurrence and continuation of an Event of Default.

(e)        such Pledgor shall furnish to the Administrative Agent such stock powers and other instruments as may be required by the Administrative Agent to assure the transferability of the Pledged Securities when and as often as may be reasonably requested by the Administrative Agent.

(f)        During an Event of Default, such Pledgor will not permit any Issuer of any of the Pledged Securities to issue any new shares of any class of Equity Interests of such Issuer without the prior written consent of the Administrative Agent, such consent not to be unreasonably withheld.

ARTICLE XVIII

REMEDIAL PROVISIONS

Section 6.01    Code and Other Remedies.

(a)        Upon the occurrence and during the continuance of an Event of Default,

the Administrative Agent, on behalf of the Guaranteed Creditors, may exercise, in addition to all other rights and remedies granted to them in this Agreement, the other Loan Documents and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the UCC or any other applicable law or otherwise available at law or equity. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Pledgor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances (i.e., during the continuance of an Event of Default) forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Guaranteed Creditor or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Any Guaranteed Creditor shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Pledgor, which right or equity is hereby waived and released (to the extent permitted by law). If applicable to any particular item of Collateral, each Pledgor further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Pledgor’s premises or elsewhere. Any such sale or transfer by the Administrative Agent

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either to itself or to any other Person shall be absolutely free from any claim of right by Pledgor, including any equity or right of redemption, stay or appraisal which Pledgor has or may have under any rule of law, regulation or statute now existing or hereafter adopted (and such Pledgor hereby waives any rights it may have in respect thereof). Upon any such sale or transfer, the Administrative Agent shall have the right to deliver, assign and transfer to the purchaser or transferee thereof the Collateral so sold or transferred. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.01, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Guaranteed Creditors hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in accordance with Section 10.02(c) of the Credit Agreement, and only after such application and after the payment by the Administrative Agent of any other amount required in connection therewith by any provision of law, including, without limitation, Section 9-615 of the UCC, need the Administrative Agent account for the surplus, if any, to any Pledgor. To the extent permitted by applicable law, each Pledgor waives all claims, damages and demands it may acquire against the Administrative Agent or any Guaranteed Creditor arising out of the exercise by them of any rights. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. For the avoidance of doubt, the remedies set forth in this Section 6.01(a) shall only be pursued during the continuance of an Event of Default.

(b)        In the event that the Administrative Agent elects not to sell the Collateral in connection with the exercise of remedies pursuant to Section 6.01(a), the Administrative Agent retains its rights to dispose of or utilize the Collateral or any part or parts thereof in any manner authorized or permitted by law or in equity, and to apply the proceeds of the same towards payment of the Obligations. Each and every method of disposition of the Collateral described in this Agreement shall constitute disposition in a commercially reasonable manner.

(c)        In furtherance of and in connection with this Section 6.01, the Administrative Agent may appoint any Person as agent to perform any act or acts necessary or incident to any sale or transfer of the Collateral.

Section 6.02    Pledged Securities.

(a)        Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Pledgor of the Administrative Agent’s intent to exercise its corresponding rights pursuant to Section 6.01(a), each Pledgor shall be permitted to receive all cash dividends paid in respect of the Pledged Securities paid in the normal course of business of the relevant Issuer and to exercise all voting, consent and corporate, partnership or limited liability rights with respect to the Pledged Securities; provided, however, that no vote shall be cast, consent given or right exercised or other action taken by such Pledgor that would violate any provision of the Credit Agreement, this Agreement or any other Loan Document or, during an Event of Default, without the prior consent of the Administrative Agent, enable or permit any issuer of Pledged Securities to issue any Equity Interest or to issue any other securities convertible into or granting the right to purchase or exchange for any Equity Interest of any issuer of Pledged Securities other than as permitted by the Credit Agreement. During an Event of Default, any sums paid upon or in respect of any Pledged Securities upon the liquidation or dissolution of any issuer of any Pledged Securities, any distribution of capital made on or in respect of any Pledged Securities or any property distributed upon or with respect to any Pledged Securities pursuant to the recapitalization or reclassification of the capital of any issuer of Pledged Securities or pursuant to the reorganization thereof shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as

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additional collateral security for the Obligations. If any sum of money or property so paid or distributed in respect of any Pledged Securities shall be received by such Pledgor, such Pledgor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Administrative Agent, segregated from other funds of such Pledgor, as additional security for the Obligations.

(b)        During the continuance of an Event of Default, upon notice by the Administrative Agent of its intent to exercise such rights to the relevant Pledgor or Pledgors, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments, Property or other Proceeds paid in respect of the Pledged Securities and make application thereof to the Borrower Obligations in accordance with Section 10.02(c) of the Credit Agreement, and (ii) any or all of the Pledged Securities shall be registered in the name of the Administrative Agent or its nominee, and (iii) the Administrative Agent or its nominee may exercise (A) all voting, consent, corporate, partnership or limited liability and other rights pertaining to such Pledged Securities at any meeting of shareholders, partners or members (or other equivalent body) of the relevant Issuer or Issuers or otherwise and (B) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the organizational structure of any Issuer, or upon the exercise by any Pledgor or the Administrative Agent of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for Property actually received by it, but the Administrative Agent shall have no duty to any Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c)        During the continuance of an Event of Default, until the payment in full in cash of the Obligations except for (i) the Swap Agreements which shall be payable upon the terms of such Swap Agreements, (ii) contingent obligations not yet due, and (iii) amounts owed or other obligations under Treasury Management Agreements with respect to which satisfactory collateral has been posted, and in order to permit the Administrative Agent to exercise the voting and other consensual rights that it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions that it may be entitled to receive hereunder, (i) each Pledgor shall promptly execute and deliver (or cause to be executed and delivered) to the Administrative Agent all such proxies, dividend payment orders and other instruments as the Administrative Agent may from time to time reasonably request and (ii) without limiting the effect of clause (i) above, such Pledgor hereby grants to the Administrative Agent an irrevocable proxy to vote all or any part of the Pledged Securities and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Securities would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Securities on the record books of the Issuer thereof) by any other Person (including the Issuer of such Pledged Securities or any officer or agent thereof).

(d)        Each Pledgor hereby authorizes and instructs each Issuer of any Pledged Securities pledged by such Pledgor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing (a copy of which instructions shall also be provided by the Administrative Agent to the relevant Pledgor) that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Pledgor, and each Pledgor agrees that each Issuer shall be fully protected in

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so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends with respect to the Pledged Securities directly to the Administrative Agent, if requested by the Administrative Agent pursuant to the instruction above.

(e)        Upon the occurrence and during the continuance of an Event of Default, if the Issuer of any Pledged Securities is the subject of bankruptcy, insolvency, receivership, custodianship or other proceedings under the supervision of any Governmental Authority, then all rights of the Pledgor in respect thereof to exercise the voting and other consensual rights which such Pledgor would otherwise be entitled to exercise with respect to the Pledged Securities issued by such Issuer shall cease, and all such rights shall thereupon become vested in the Administrative Agent who shall thereupon have the sole right to exercise such voting and other consensual rights, but the Administrative Agent shall have no duty to exercise any such voting or other consensual rights and shall not be responsible for any failure to do so or delay in so doing.

Section 6.03    Private Sales of Pledged Securities.

(a)        Each Pledgor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Securities, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise or may determine that a public sale is impracticable or not commercially reasonable and, accordingly, may resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Securities for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so. For the avoidance of doubt, the terms of Section 6.03(a) and (b) shall only apply during the continuance of an Event of Default.

(b)        Each Pledgor agrees to use its best efforts to do or cause to be done all such other acts as may reasonably be necessary to make such sale or sales of all or any portion of the Pledged Securities pursuant to this Section 6.03 valid and binding and in compliance with any and all other applicable Governmental Requirements. Each Pledgor further agrees that a breach of any of the covenants contained in this Section 6.03 will cause irreparable injury to the Guaranteed Creditors, that the Guaranteed Creditors have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.03 shall be specifically enforceable against such Pledgor, and such Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred or is continuing under the Credit Agreement.

Section 6.04    Deficiency. Each Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Guaranteed Creditor to collect such deficiency.

Section 6.05    Non-Judicial Enforcement. The Administrative Agent may enforce its rights hereunder without prior judicial process or judicial hearing, and to the extent permitted by law, each Pledgor expressly waives any and all legal rights which might otherwise require the Administrative Agent to enforce its rights by judicial process.

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ARTICLE XIX

THE ADMINISTRATIVE AGENT

Section 7.01    Administrative Agent’s Appointment as Attorney-in-Fact, Etc.

(a)        Each Pledgor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Pledgor and in the name of such Pledgor or in its own name, exercisable during an Event of Default, for the purpose of carrying out the terms of this Agreement, to take any and all reasonably appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Pledgor hereby gives the Administrative Agent the power and right, on behalf of such Pledgor, without assent by such Pledgor (but with notice provided to such Pledgor in each case) to do any or all of the following:

(i)        unless being disputed in accordance with or as otherwise permitted by the Credit Agreement, pay or discharge Taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement or any other Loan Document and pay all or any part of the premiums therefor and the costs thereof;

(ii)        execute, in connection with any sale provided for in Section 6.01 or Section 6.03, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(iii)        (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (B) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) in the name of such Pledgor or its own name, or otherwise, take possession of and indorse and collect any check, draft, note, acceptance or other instrument for the payment of moneys due with respect to any Collateral and commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (D) defend any suit, action or proceeding brought against such Pledgor with respect to any Collateral; (E) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; and (F) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Pledgor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s and the Guaranteed Creditors’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Pledgor might do.

Anything in this Section 7.01(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.01(a) unless an Event of Default shall have occurred and be continuing.

(b)        During an Event of Default, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply on behalf of the relevant Obligor, or otherwise cause performance or compliance on behalf of the relevant Obligor, with such agreement.

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(c)        The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.01, together with interest thereon at a rate per annum equal to the post-default rate specified in Section 3.02(c) of the Credit Agreement, but in no event to exceed the Highest Lawful Rate, from the date of the relevant Obligor’s receipt of a written invoice in reasonable detail from the Administrative Agent to the date reimbursed by such Obligor, shall promptly be paid by such Obligor to the Administrative Agent.

(d)        Each Obligor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof and in compliance herewith. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until the Obligations except for (i) the Swap Agreements which shall be payable upon the terms of such Swap Agreements, (ii) contingent obligations not yet due, and (iii) amounts owed or other obligations under Treasury Management Agreements with respect to which satisfactory collateral has been posted, are paid in full in cash.

Section 7.02    Duty of Administrative Agent. The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar Property for its own account and shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which comparable secured parties accord comparable collateral. Neither the Administrative Agent, any Guaranteed Creditor nor any of their Related Parties shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent and the Guaranteed Creditors hereunder are solely to protect the Administrative Agent’s and the Guaranteed Creditors’ interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Guaranteed Creditor to exercise any such powers. The Administrative Agent and the Guaranteed Creditors shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their Related Parties shall be responsible to any Obligor for any act or failure to act hereunder, except for their own gross negligence, bad faith, breach of contract or willful misconduct. To the fullest extent permitted by applicable law, the Administrative Agent shall, except as specifically set forth in this Agreement and the other Loan Documents, be under no duty whatsoever to make or give any presentment, notice of dishonor, protest, demand for performance, notice of non-performance, notice of intent to accelerate, notice of acceleration, or other notice or demand in connection with any Collateral or the Obligations, or to take any steps necessary to preserve any rights against any Pledgor or other Person or ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not it has or is deemed to have knowledge of such matters. Each Obligor, to the extent permitted by applicable law, waives any right of marshaling in respect of any and all Collateral, and waives any right to require the Administrative Agent or any Guaranteed Creditor to proceed against any Obligor or other Person, exhaust any Collateral or enforce any other remedy which the Administrative Agent or any Guaranteed Creditor now has or may hereafter have against each Obligor, any Obligor or other Person.

Section 7.03    Filing of Financing Statements. Pursuant to the UCC and any other applicable law, each Pledgor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as the Administrative Agent reasonably determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

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Section 7.04    Authority of Administrative Agent. Each Obligor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Guaranteed Creditors, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Obligors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Guaranteed Creditors with full and valid authority so to act or refrain from acting, and no Obligor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

ARTICLE XX

SUBORDINATION OF INDEBTEDNESS

Section 8.01    Subordination of All Obligor Claims. As used herein, the term “Obligor Claims” shall mean all debts and obligations of the Borrower or any other Obligor to any other Obligor, whether such debts and obligations now exist or are hereafter incurred or arise, or whether the obligation of the debtor thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or obligations be evidenced by note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such debts or obligations may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by.

Section 8.02    Claims in Bankruptcy. In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief, or other insolvency proceedings of any Obligor, the Administrative Agent on behalf of the Administrative Agent and the Guaranteed Creditors shall have the right to prove their claim in any proceeding, so as to establish their rights hereunder and receive directly from the receiver, trustee or other court custodian, dividends and payments which would otherwise be payable upon Obligor Claims. Effective upon the occurrence of an event described in the prior sentence, each Obligor hereby assigns such dividends and payments to the Administrative Agent for the benefit of the Administrative Agent and the Guaranteed Creditors for application against the Borrower Obligations as provided under Section 10.02(c) of the Credit Agreement. After the occurrence of an event described in the first sentence of this Section 8.02, should any Agent or Guaranteed Creditor receive, for application upon the Obligations, any such dividend or payment which is otherwise payable to any Obligor, and which, as between such Obligors, shall constitute a credit upon the Obligor Claims, then upon payment in full in cash of the Borrower Obligations except for (i) the Swap Agreements which shall be payable upon the terms of such Swap Agreements, (ii) contingent obligations not yet due, and (iii) amounts owed or other obligations under Treasury Management Agreements with respect to which satisfactory collateral has been posted, the expiration of all Letters of Credit (or all such Letters of Credit shall have been satisfactorily collateralized in the applicable Issuing Bank’s reasonable opinion) outstanding under the Credit Agreement and the termination of all of the Commitments, the intended recipient shall become subrogated to the rights of the Administrative Agent and the Guaranteed Creditors to the extent that such payments to the Administrative Agent and the Guaranteed Creditors on the Obligor Claims have contributed toward the liquidation of the Obligations, and such subrogation shall be with respect to that proportion of the Obligations which would have been unpaid if the Administrative Agent and the Guaranteed Creditors had not received dividends or payments upon the Obligor Claims.

Section 8.03    Payments Held in Trust. In the event that notwithstanding Section 8.01 and Section 8.02, any Obligor should receive any funds, payments, claims or distributions which are prohibited by such Sections, then it agrees: (a) to hold in trust for the Administrative Agent and the Guaranteed Creditors an amount equal to the amount of all funds, payments, claims or distributions so

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received, and (b) that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions except to pay them promptly to the Administrative Agent, for the benefit of the Guaranteed Creditors; and each Obligor covenants promptly to pay the same to the Administrative Agent.

Section 8.04    Liens Subordinate. Each Obligor agrees that, until the Borrower Obligations except for (i) the Swap Agreements which shall be payable upon the terms of such Swap Agreements, (ii) contingent obligations not yet due, and (iii) amounts owed or other obligations under Treasury Management Agreements with respect to which satisfactory collateral has been posted, are paid in full in cash, no Letter of Credit shall be outstanding (or all such Letters of Credit shall have been satisfactorily collateralized in the applicable Issuing Bank’s reasonable opinion) and the termination of all of the Commitments, any Liens securing payment of the Obligor Claims shall be and remain inferior and subordinate to any Liens securing payment of the Obligations, regardless of whether such encumbrances in favor of such Obligor, the Administrative Agent or any Guaranteed Creditor presently exist or are hereafter created or attach. Without the prior written consent of the Administrative Agent and until the Borrower Obligations except for (i) the Swap Agreements which shall be payable upon the terms of such Swap Agreements, (ii) contingent obligations not yet due, and (iii) amounts owed or other obligations under Treasury Management Agreements with respect to which satisfactory collateral has been posted, are paid in full in cash, no Letter of Credit shall be outstanding (or all such Letters of Credit shall have been satisfactorily collateralized in the applicable Issuing Bank’s reasonable opinion) and all of the Commitments are terminated, no Obligor shall (a) exercise or enforce any creditor’s right it may have against any debtor in respect of the Obligor Claims, or (b) foreclose, repossess, sequester or otherwise take steps or institute any action or proceeding (judicial or otherwise, including without limitation the commencement of or joinder in any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any Lien held by it.

ARTICLE XXI

MISCELLANEOUS

Section 9.01    Waiver. No failure on the part of the Administrative Agent or any Guaranteed Creditor to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, privilege or remedy or any abandonment or discontinuance of steps to enforce such right, power, privilege or remedy under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, privilege or remedy under this Agreement or any other Loan Document preclude or be construed as a waiver of any other or further exercise thereof or the exercise of any other right, power, privilege or remedy. The remedies provided herein are cumulative and not exclusive of any remedies provided by law or equity.

Section 9.02    Notices. All notices and other communications provided for herein shall be given in the manner and subject to the terms of Section 12.01 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1 (or other such address as provided by such Guarantor to the Administrative Agent).

Section 9.03    Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 12.02 of the Credit Agreement.

Section 9.04    Successors and Assigns. The provisions of this Agreement shall be binding upon the Obligors and their successors and assigns and shall inure to the benefit of the Administrative Agent and the Guaranteed Creditors and their respective successors and assigns.

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Section 9.05    Survival; Revival; Reinstatement.

(a)        All covenants, agreements, representations and warranties made by any Obligor herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document to which it is a party shall be considered to have been relied upon by the Administrative Agent, the other Agents, the Issuing Bank and the Lenders and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the other Agents, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under the Credit Agreement except for (i) the Swap Agreements which shall be payable upon the terms of such Swap Agreements, (ii) contingent obligations not yet due, and (iii) amounts owed or other obligations under Treasury Management Agreements with respect to which satisfactory collateral has been posted, is outstanding and unpaid or any Letter of Credit is outstanding (or all such Letters of Credit shall have been satisfactorily collateralized in the applicable Issuing Bank’s reasonable opinion) and so long as the Commitments have not expired or terminated.

(b)        To the extent that any payments on the Guarantor Obligations or proceeds of any Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Guarantor Obligations so satisfied shall be revived and continue (including without limitation all Guarantor Obligations arising under Article II hereof) as if such payment or proceeds had not been received and the Administrative Agent’s and the Guaranteed Creditors’ Liens, security interests, rights, powers and remedies under this Agreement and each other Loan Document shall continue in full force and effect. In such event, each Loan Document shall be automatically reinstated and the Borrower shall take such action as may be reasonably requested by the Administrative Agent and the Guaranteed Creditors to effect such reinstatement.

Section 9.06    Counterparts; Integration; Effectiveness.

(a)        This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

(b)        This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. This Agreement and the other Loan Documents (other than the Letters of Credit and the Letter of Credit Agreements) represent the final agreement among the parties hereto and thereto and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

(c)        This Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto, the Lenders and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by e-mail or facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

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Section 9.07    Severability. Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 9.08    Set-Off. If an Event of Default shall have occurred and be continuing, each Lender (and each of its Affiliates that is party to a Guaranteed Swap Agreement) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, but excluding any deposits held in any trustee, agency, fiduciary or other capacity for the benefit of one or more third parties) at any time held and other obligations (of whatsoever kind, including, without limitation, obligations under Swap Agreements) at any time owing by such Lender (or Affiliate that is party to such Guaranteed Swap Agreement) to or for the credit or the account of any Obligor against any of and all the obligations of the Obligor owed to such Lender now or hereafter existing under this Agreement or any other Loan Document, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 9.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender or such Affiliates may have. Any Lender or Affiliate that exercises a right of setoff under this section shall provide the Obligor prompt written notice thereof, it being understood that the failure to do so shall not impair the effectiveness of any such setoff in accordance with this Section.

Section 9.09    Governing Law; Submission to Jurisdiction.

(a)        THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK; PROVIDED THAT (i) THE DETERMINATION OF THE ACCURACY OF ANY COMPANY REPRESENTATIONS AND WHETHER AS A RESULT OF ANY INACCURACY THEREOF THE PARENT GUARANTOR HAS THE RIGHT TO TERMINATE ITS OBLIGATIONS UNDER THE PSA OR THERE IS A FAILURE OF A CONDITION PRECEDENT TO THE PARENT GUARANTOR’S OBLIGATIONS UNDER THE PSA AND (ii) TO THE EXTENT THERE IS A DISPUTE HEREUNDER AS TO THE SPECIFIC QUESTION OF WHETHER THE ACQUISITION HAS BEEN CONSUMMATED IN ACCORDANCE WITH THE TERMS OF THE PSA, THEN EACH OF THE FOREGOING, IN EACH CASE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS SUCH AS THE PSA (INCLUDING DELAWARE CASE LAW), WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAWS PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE LAWS OF THE STATE OF DELAWARE AND PROVIDED FURTHER THAT MATTERS SUBJECT TO OR CONTEMPLATED BY THE BUSINESS CORPORATIONS ACT (BRITISH COLUMBIA), INCLUDING THE PLAN OF ARRANGEMENT (AS DEFINED IN THE PSA), SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAWS OF THE PROVINCE OF BRITISH COLUMBIA AND FEDERAL LAWS APPLICABLE THEREIN (INCLUDING PROVINCE OF BRITISH COLUMBIA CASE LAW), WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAWS PROVISION OR RULE (WHETHER OF THE PROVINCE OF BRITISH COLUMBIA OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE LAWS OF THE PROVINCE OF BRITISH COLUMBIA.

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(b)        ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE A PARTY FROM OBTAINING JURISDICTION OVER ANOTHER PARTY IN ANY COURT OTHERWISE HAVING JURISDICTION.

(c)        EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT THE ADDRESS SPECIFIED IN SECTION 12.01 OF THE CREDIT AGREEMENT (OR SUCH OTHER ADDRESS AS IS SPECIFIED PURSUANT TO SECTION 12.01 OF THE CREDIT AGREEMENT) OR SCHEDULE 1 HERETO, AS APPLICABLE, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANOTHER PARTY IN ANY OTHER JURISDICTION.

(d)        EACH PARTY HEREBY (1) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (2) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (3) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OF COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS; AND (4) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 9.09.

Section 9.10    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.11    Acknowledgments. Each Obligor hereby acknowledges that:

(a)        it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

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(b)        neither the Administrative Agent nor any Guaranteed Creditor has any fiduciary relationship with or duty to any Obligor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Obligors, on the one hand, and the Administrative Agent and Guaranteed Creditors, on the other hand, in connection herewith or therewith is solely that of debtor and creditor;

(c)        no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Guaranteed Creditors or among the Obligors and the Guaranteed Creditors; and

(d)        each of the parties hereto specifically agrees that it has a duty to read this Agreement, the Security Instruments and the other Loan Documents and agrees that it is charged with notice and knowledge of the terms of this Agreement, the Security Instruments and the other Loan Documents; that it has in fact read this Agreement, the Security Instruments and the other Loan Documents and is fully informed and has full notice and knowledge of the terms, conditions and effects thereof; that it has been represented by independent legal counsel of its choice throughout the negotiations preceding its execution of this Agreement and the Security Instruments; and has received the advice of its attorney in entering into this Agreement and the Security Instruments; and that it recognizes that certain of the terms of this Agreement and the Security Instruments result in one party assuming the liability inherent in some aspects of the transaction and relieving the other party of its responsibility for such liability. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE SECURITY INSTRUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”

Section 9.12    Additional Obligors and Pledgors. Each Restricted Subsidiary of the Borrower or Additional Borrower that is required to become a party hereto pursuant to Sections 2.09 or 8.13 of the Credit Agreement or otherwise desires to become a party hereto (if not already an Obligor hereunder) shall become an Obligor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex I hereto and shall thereafter have the same rights, benefits and obligations as an Obligor party hereto on the date hereof. Each Obligor that is required to pledge Equity Interests of its Restricted Subsidiaries pursuant to Section 8.13 of the Credit Agreement shall execute and deliver a Supplement in the form of Annex II hereto, if such Equity Interests were not previously pledged.

Section 9.13    Releases.

(a)        Release Upon Payment in Full. Subject to Section 9.05, the grant of a security interest hereunder and all of rights, powers and remedies in connection herewith shall remain in full force and effect until the Borrower Obligations except for (i) the Swap Agreements which shall be payable upon the terms of such Swap Agreements, (ii) contingent obligations not yet due, and (iii) amounts owed or other obligations under Treasury Management Agreements with respect to which satisfactory collateral has been posted, shall have been satisfied by payment in full in cash, no Letter of Credit shall be outstanding (or all such Letters of Credit shall have been satisfactorily collateralized in the applicable Issuing Bank’s reasonable opinion) and all of the Commitments are terminated. When the Borrower Obligations except for (i) the Swap Agreements which shall be payable upon the terms of such Swap Agreements, (ii) contingent obligations not yet due, and (iii) amounts owed or other obligations under Treasury Management Agreements with respect to which satisfactory collateral has been posted, shall have been satisfied by payment in full in cash, no Letter of Credit shall be outstanding (or all such Letters of Credit shall have been satisfactorily collateralized in the applicable Issuing Bank’s reasonable opinion)

23

and all of the Commitments are terminated, such security interest shall automatically be released and the Administrative Agent, at the expense of the Borrower, will promptly release, reassign and transfer the Collateral to the Pledgors and declare this Agreement to be of no further force or effect.

(b)        Partial Releases. If any of the Collateral or any Equity Interest shall be subject to a Sale permitted under the Credit Agreement or otherwise entitled to be released pursuant to the terms of the Loan Documents (including, without limitation, upon the Parent Guarantor’s election to commence an Investment Grade Rating Period), then the Administrative Agent, at the request and sole expense of such Pledgor, shall promptly execute and deliver to such Pledgor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral and the Equity Interests of the Issuer thereof. At the request and sole expense of the Borrower, a Guarantor shall be released from its obligations hereunder in the event such Guarantor ceases (or contemporarily with such release will cease) to be a Subsidiary of the Parent Guarantor as a result of a transaction or series of transactions permitted by the Credit Agreement or is otherwise entitled to be released pursuant to the terms of the Loan Documents (including, without limitation, upon the Parent Guarantor’s election to commence an Investment Grade Rating Period); provided that the Borrower shall have delivered to the Administrative Agent, at least five (5) Business Days prior to the date of the proposed release, a written request of a Responsible Officer of the Borrower for release identifying the relevant Guarantor and stating that such release is permitted by the Credit Agreement and the other Loan Documents. Without limiting the foregoing, the Liens hereunder on Properties subject to Sales permitted under the Credit Agreement from time to time shall automatically be released upon such Sales without the necessity of any further action by any party.

(c)        Retention in Satisfaction. Except as may be expressly applicable pursuant to Section 9-620 of the UCC, no action taken or omission to act by the Administrative Agent or the Guaranteed Creditors hereunder, including, without limitation, any exercise of voting or consensual rights or any other action taken or inaction, shall be deemed to constitute a retention of the Collateral in satisfaction of the Obligations or otherwise to be in full satisfaction of the Obligations, and the Obligations shall remain in full force and effect, until the Administrative Agent and the Guaranteed Creditors shall have applied payments (including, without limitation, collections from Collateral) towards the Obligations except for (i) the Swap Agreements which shall be payable upon the terms of such Swap Agreements, (ii) contingent obligations not yet due, and (iii) amounts owed or other obligations under Treasury Management Agreements with respect to which satisfactory collateral has been posted, in the full amount then outstanding or until such subsequent time as is provided in Section 9.13.

Section 9.14    Acceptance. Each Obligor hereby expressly waives notice of acceptance of this Agreement, acceptance on the part of the Administrative Agent and the Guaranteed Creditors being conclusively presumed by their request for this Agreement and delivery of the same to the Administrative Agent.

Section 9.15    Guarantor Senior Indebtedness. The Borrower, the Obligors, the Administrative Agent and the Lenders acknowledge and agree that the Borrower Obligations hereunder constitute “Senior Debt” and “Designated Senior Debt,” in each case, under and as defined in the Indentures pursuant to which the Senior Notes have been issued.

Section 9.16    Amendment and Restatement. This Agreement amends and restates and is given in substitution for, but not in satisfaction of the Existing Guaranty Agreement; provided that nothing contained in this Agreement shall limit or affect the liens and security interests heretofore granted, pledged and/or assigned to the Administrative Agent under the Existing Guaranty Agreement except as otherwise provided in the Credit Agreement.

24

[SIGNATURES BEGIN NEXT PAGE]

25

IN WITNESS WHEREOF, each of the undersigned has caused this Amended and Restated Guaranty and Collateral Agreement to be duly executed and delivered as of the date first above written.

BORROWER:	WHITING OIL AND GAS CORPORATION

By:
Name:
Title:

GUARANTORS:	WHITING PETROLEUM CORPORATION

By:
Name:
Title:

KODIAK OIL & GAS CORP.

By:
Name:
Title:

KODIAK OIL & GAS (USA) INC.

By:
Name:
Title:

KODIAK WILLISTON, LLC

By:
Name:
Title:

Signature Page

Amended and Restated Guaranty and Collateral Agreement

[HOLDCO (US)]

By:
Name:
Title:

Signature Page

Amended and Restated Guaranty and Collateral Agreement

Acknowledged and Agreed to as of the date hereof

by:

ADMINISTRATIVE AGENT:	JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:

Signature Page

Amended and Restated Guaranty and Collateral Agreement

ANNEX I

ASSUMPTION AGREEMENT

ASSUMPTION AGREEMENT, dated as of [            ], 2014, made by [                    ], a [                    ] (the “Additional Obligor”), in favor of JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the financial institutions (the “Lenders”) parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.

WITNESSETH:

WHEREAS, Whiting Oil and Gas Corporation, a Delaware corporation (the “Borrower”), the Administrative Agent, Whiting Petroleum Corporation, a Delaware corporation, as parent guarantor, the other agents, and the Lenders have entered into a Sixth Amended and Restated Credit Agreement, dated as of August 27, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, the Borrower and certain of its Affiliates (other than the Additional Obligor) have entered into the Amended and Restated Guaranty and Collateral Agreement, dated as of [            ], 2014 (as amended, supplemented or otherwise modified from time to time, the “Guaranty and Pledge Agreement”) in favor of the Administrative Agent for the benefit of the Guaranteed Creditors;

WHEREAS, the Additional Obligor desires or is required pursuant to the terms of the Credit Agreement to become a party to the Guaranty and Pledge Agreement; and

WHEREAS, the Additional Obligor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guaranty and Pledge Agreement;

NOW, THEREFORE, IT IS AGREED:

1.        Guaranty and Pledge Agreement. By executing and delivering this Assumption Agreement, the Additional Obligor, as provided in Section 9.12 of the Guaranty and Pledge Agreement, hereby becomes a party to the Guaranty and Pledge Agreement as an Obligor thereunder with the same force and effect as if originally named therein as an Obligor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of an Obligor thereunder and expressly grants to the Administrative Agent, for the benefit of the Guaranteed Creditors, a security interest in all Collateral owned by such Additional Obligor and required to be pledged by it pursuant to the terms of the Credit Agreement to secure all of such Additional Obligor’s obligations and liabilities thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedules 1 through 4 to the Guaranty and Pledge Agreement. The Additional Obligor hereby represents and warrants on the date hereof and solely with respect to such Additional Obligor that each of the representations and warranties contained in Article IV of the Guaranty and Pledge Agreement is true and correct in all material respects on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date, except to the extent that such representations and warranties relate to an earlier date.

2.        Governing Law. This Assumption Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Annex I - 1

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL OBLIGOR]

By:
Name:
Title:

Annex I - 2

ANNEX II

SUPPLEMENT

SUPPLEMENT, dated as of the [            ], 201[    ], made by [                    ], a [                    ] (the “Additional Pledgor”), in favor of JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the financial institutions (the “Lenders”) parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.

WITNESSETH:

WHEREAS, Whiting Oil and Gas Corporation, a Delaware corporation (the “Borrower”), the Administrative Agent, Whiting Petroleum Corporation, a Delaware corporation, as parent guarantor, the other agents, and the Lenders have entered into a Sixth Amended and Restated Credit Agreement, dated as of August 27, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, the Borrower and certain of its Affiliates (other than the Additional Pledgor) have entered into the Amended and Restated Guaranty and Collateral Agreement, dated as of [            ], 2014 (as amended, supplemented or otherwise modified from time to time, the “Guaranty and Pledge Agreement”) in favor of the Administrative Agent for the benefit of the Guaranteed Creditors;

WHEREAS, the Additional Pledgor desires or is required pursuant to the terms of the Credit Agreement to pledge the Equity Interests described hereto on Schedule 2-S; and

WHEREAS, the Additional Pledgor has agreed to execute and deliver this Supplement in order to pledge such Equity Interests;

NOW, THEREFORE, IT IS AGREED:

1.        Guaranty and Pledge Agreement. By executing and delivering this Supplement, the Additional Pledgor, as provided in Section 9.12 of the Guaranty and Pledge Agreement, hereby becomes a party to the Guaranty and Pledge Agreement as an Obligor thereunder (if not already a party thereto as an Obligor thereunder) with the same force and effect as if originally named as an Obligor therein, and without limiting the generality of the foregoing, hereby pledges and grants a security interest in (a) the Equity Interests described or referred to in Schedule 2-S and (b) (i) the certificates or instruments, if any, representing such Equity Interests, (ii) all dividends (cash, Equity Interests or otherwise), cash, instruments, rights to subscribe, purchase or sell and all other rights and Property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Equity Interests, (iii) all replacements, additions to and substitutions for any of the Property referred to in this paragraph, including, without limitation, claims against third parties, (iv) the proceeds, interest, profits and other income of or on any of the Property referred to in this paragraph, (v) all security entitlements in respect of any of the foregoing, if any, and (vi) all proceeds of any of the foregoing (collectively, the “Collateral”). Upon execution of this Supplement, such Equity Interests will constitute “Pledged Securities” for purposes of the Guaranty and Pledge Agreement with the same force and effect as if originally listed on Schedule 2 thereto and, without limiting the generality of the foregoing, the Additional Pledgor hereby expressly assumes all obligations and liabilities of a Pledgor thereunder and expressly grants to the Administrative Agent, for the benefit of the Guaranteed Creditors, a security interest in all Collateral owned by such Additional Pledgor and required to be pledged by it pursuant to the terms of the Credit Agreement to secure all of its obligations and liabilities thereunder. The

Annex II - 1

information set forth in Schedule 2-S hereto is hereby added to the information set forth in Schedule 2 to the Guaranty and Pledge Agreement. The Additional Pledgor hereby represents and warrants on the date hereof and solely with respect to such Additional Pledgor that each of the representations and warranties contained in Article IV of the Guaranty and Pledge Agreement is true and correct in all material respects on and as the date hereof (after giving effect to this Supplement) as if made on and as of such date, except to the extent such representations and warranties relate to an earlier date.

2.        Governing Law. This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the undersigned has caused this Supplement to be duly executed and delivered as of the date first above written.

[ADDITIONAL PLEDGOR]

By:
Name:
Title:

Annex II - 2

ANNEX III

SUPPLEMENTAL PLEDGE AGREEMENT

This SUPPLEMENTAL PLEDGE AGREEMENT (this “Agreement”) dated as of the [            ], 201[    ], made by [            ], a [            ] (the “Issuer”), in favor of JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the financial institutions (the “Lenders”) parties to the Credit Agreement referred to below.

WITNESSETH:

WHEREAS, Whiting Oil and Gas Corporation, a Delaware corporation (the “Borrower”), Whiting Petroleum Corporation, a Delaware corporation, as parent guarantor, the Administrative Agent, the other agents, and the Lenders have entered into a Sixth Amended and Restated Credit Agreement, dated as of August 27, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, the Borrower and certain of its Affiliates have entered into the Amended and Restated Guaranty and Collateral Agreement, dated as of [            ], 2014 (as amended, supplemented or otherwise modified from time to time, the “Guaranty and Pledge Agreement”) in favor of the Administrative Agent for the benefit of the Guaranteed Creditors;

WHEREAS, to induce the Administrative Agent and the Lenders to enter into and make credit extensions to the Borrower, the Guaranty and Pledge Agreement requires a Pledgor, pursuant to the terms of Section 5.03(a) of the Guaranty and Pledge Agreement, to designate such additional Equity Interests as Pledged Securities and grant a security interest in such additional Equity Interests to the Administrative Agent for the ratable benefit of the Guaranteed Creditors.

WHEREAS, the Pledgor has issued additional Equity Interests and, pursuant to the Guaranty and Pledge Agreement, agrees to execute and deliver this Supplemental Pledge Agreement.

NOW, THEREFORE, IT IS AGREED:

1.        Defined Terms. Each capitalized term used herein, but not otherwise defined herein has the meaning given such term in the Guaranty and Pledge Agreement.

2.        Pledge of Equity Interests. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, the Pledgor hereby pledges to the Administrative Agent, and hereby grants to the Administrative Agent, a security interest in the Additional Equity Interests.

For purposes of this Agreement, “Additional Equity Interests” means (a) the Equity Interests described or referred to in Annex 1-A hereto (or in the case of any Issuer that is a Foreign Subsidiary or FSHCO, not less than and no more than sixty six percent (66%) of all the issued and outstanding shares of all classes of the Equity Interests of such Foreign Subsidiary or FSHCO); (b) the certificates or instruments, if any, representing such Additional Equity Interests; (c) all dividends (cash, Equity Interests or otherwise), cash, instruments, rights to subscribe, purchase or sell and all other rights and Property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Equity Interests; (d) all replacements, additions to and substitutions for any of the Property referred to in this definition, including, without limitation, claims against third parties; (e) the proceeds, interest, profits and other income of or on any of the Property referred to in this definition and; (f) all security entitlements in respect of any of the foregoing, if any.

Annex III - 1

3.        Supplement to Guarantee and Pledge Agreement. The information set forth in Annex 1-A hereto describing the Additional Equity Interests is hereby added to the information set forth in Schedule 2 to the Guarantee and Pledge Agreement.

4.        Representations and Warranties. The Pledgor hereby represents and warrants that, as to the Additional Equity Interests, on the date hereof each of the representations and warranties contained in Article IV of the Guarantee and Pledge Agreement is true and correct in all material respects on the date hereof (after giving effect to this Supplemental Pledge Agreement) as if made on and as of such date, unless such representations and warranties are expressly limited to an earlier date.

5.        Governing Law. This Agreement and the transactions contemplated hereby shall be construed in accordance with, and governed by, the laws of the State of New York and shall be deemed a Loan Document as such term is defined in the Credit Agreement.

6.        Loan Document. This Agreement is a “Loan Document” as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto.

[SIGNATURES BEGIN NEXT PAGE]

Annex III - 2

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

PLEDGOR:	[ ]

By:
Name:
Title:

ADMINISTRATIVE AGENT:	JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:

Annex III - 3

SCHEDULE 1

NOTICE ADDRESSES OF OBLIGORS

Whiting Oil and Gas Corporation

1700 Broadway Street Suite 2300

Denver, Colorado 80290

Attention:	Michael J. Stevens
E-mail:	Mike.Stevens@whiting.com

Whiting Petroleum Corporation

1700 Broadway Street Suite 2300

Denver, Colorado 80290

Attention:	Michael J. Stevens
E-mail:	Mike.Stevens@whiting.com

[New Kodiak Delaware Holding Company]5

1700 Broadway Street Suite 2300

Denver, Colorado 80290

Attention:	Michael J. Stevens
E-mail:	Mike.Stevens@whiting.com

Kodiak Oil & Gas Corp.

1700 Broadway Street Suite 2300

Denver, Colorado 80290

Attention:	Michael J. Stevens
E-mail:	Mike.Stevens@whiting.com

Kodiak Oil & Gas (USA) Inc.

1700 Broadway Street Suite 2300

Denver, Colorado 80290

Attention:	Michael J. Stevens
E-mail:	Mike.Stevens@whiting.com

Kodiak Williston, LLC

1700 Broadway Street Suite 2300

Denver, Colorado 80290

Attention:	Michael J. Stevens
E-mail:	Mike.Stevens@whiting.com

5 Schedule 1 to be updated through the Closing Date.

Schedule 1 - 1

SCHEDULE 2

DESCRIPTION OF PLEDGED SECURITIES6

Owner	Issuer	Percentage Owned	Percentage Pledged	Class of Stock	No. of Shares	Certificate No.
Whiting Petroleum Corporation	Whiting Oil and Gas Corporation	100%	100%	Common	1000	14104
Whiting Petroleum Corporation	[New Kodiak Delaware Holding Company]	100%	100%	Common
[New Kodiak Delaware Holding Company]	Kodiak Oil & Gas Corp.	100%	100%	Common
Kodiak Oil & Gas Corp.	Kodiak Oil & Gas (USA) Inc.	100%	100%	Common
Kodiak Oil & Gas (USA) Inc.	Kodiak Williston, LLC	100%	100%	LLC Interests

6 Schedule 2 to be updated through the Closing Date.

Schedule 2 - 1

SCHEDULE 3

FILINGS AND OTHER ACTIONS REQUIRED TO PERFECT SECURITY INTERESTS

1.

Financing Statement Amendment with respect to the Amended and Restated Guaranty and Collateral Agreement dated as of [            ], 2014 among the Borrower, the Parent Guarantor, and the other Obligors party thereto in favor of the Administrative Agent, filed in their respective jurisdictions:

(a)	Borrower (Delaware).

(b)	Parent Guarantor (Delaware).

2.

Financing Statement (or the equivalent) with respect to the Amended and Restated Guaranty and Collateral Agreement dated as of [            ], 2014 among the Borrower, the Parent Guarantor, and the other Obligors party thereto in favor of the Administrative Agent, filed in their respective jurisdictions:

(a)	Kodiak Oil & Gas Corp. (British Columbia, Canada)

(b)	Kodiak Oil & Gas (USA) Inc. (Colorado)

(c)	Kodiak Williston, LLC. (Delaware)

(d)	[Holdco (US)] (Delaware)

SCHEDULE 4

LOCATION OF JURISDICTION OF ORGANIZATION AND CHIEF EXECUTIVE OFFICE

Whiting Oil and Gas Corporation

Address: 1700 Broadway Street, Suite 2300, Denver, Colorado 80290

All other names and trade names used in the last five years: N/A

Jurisdiction of organization: Delaware

Organizational number: 2015285

Taxpayer identification number: 84-0918829

Location of chief executive office or sole place of business over the last five years:

1700 Broadway Street, Suite 2300, Denver, Colorado 80290

Whiting Petroleum Corporation

Address: 1700 Broadway Street, Suite 2300, Denver, Colorado 80290

All other names and trade names used in the last five years: N/A

Jurisdiction of organization: Delaware

Organizational number: 3683458

Taxpayer identification number: 20-0098515

Location of chief executive office or sole place of business over the last five years:

1700 Broadway Street, Suite 2300, Denver, Colorado 80290

[New Kodiak Delaware Holding Company] [To be updated through the Closing Date]

Address: 1700 Broadway Street, Suite 2300, Denver, Colorado 80290

All other names and trade names used in the last five years: N/A

Jurisdiction of organization: Delaware

Organizational number: [To be updated through the Closing Date]

Taxpayer identification number: [To be updated through the Closing Date]

Location of chief executive office or sole place of business over the last five years:

1700 Broadway Street, Suite 2300, Denver, Colorado 80290

Kodiak Oil & Gas Corp.

Address: 1700 Broadway Street, Suite 2300, Denver, Colorado 80290

All other names and trade names used in the last five years: N/A

Jurisdiction of organization: Colorado

Organizational number: [To be updated through the Closing Date]

Taxpayer identification number: N/A

Location of chief executive office or sole place of business over the last five years:

1625 Broadway Street, Suite 250, Denver, Colorado 80202

Kodiak Oil & Gas (USA), Inc.

Address: 1700 Broadway Street, Suite 2300, Denver, Colorado 80290

All other names and trade names used in the last five years: N/A

Jurisdiction of organization: Colorado

Organizational number: [To be updated through the Closing Date]

Taxpayer identification number: 57-1191218

Location of chief executive office or sole place of business over the last five years:

1625 Broadway Street, Suite 250, Denver, Colorado 80202

Schedule 4 - 1

Kodiak Williston, LLC (Delaware)

Address: 1700 Broadway Street, Suite 2300, Denver, Colorado 80290

All other names and trade names used in the last five years: N/A

Jurisdiction of organization: Delaware

Organizational number: [To be updated through the Closing Date]

Taxpayer identification number: 46-3105147

Location of chief executive office or sole place of business over the last five years:

1625 Broadway Street, Suite 250, Denver, Colorado 80202

Annex III - 2

EXHIBIT A

ACKNOWLEDGMENT AND CONSENT

The undersigned hereby acknowledges receipt of a copy of the Amended and Restated Guaranty and Collateral Agreement dated as of [            ], 2014 (the “Guaranty and Pledge Agreement”), made by the Grantors parties thereto for the benefit of JPMorgan Chase Bank, N.A., as Administrative Agent. The undersigned agrees for the benefit of the Administrative Agent and the Guaranteed Creditors as follows:

1.        The undersigned will comply with the terms of the Guaranty and Pledge Agreement insofar as such terms are applicable to the undersigned in its capacity as the Issuer.

2.        The terms of Sections 6.02(d) and 6.03 of the Guaranty and Pledge Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.02(d) and 6.03 of the Guaranty and Pledge Agreement with respect to the Pledged Securities issued by it, each upon notice to it by the Administrative Agent of the occurrence and continuation of an Event of Default.

[NAME OF ISSUER]

By:
Name:
Title:

Address for Notices:

Fax:

EXHIBIT F

FORM OF ASSIGNMENT AND ASSUMPTION7

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized definitional terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit and guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an Affiliate/Approved Fund of [identify Lender]8]

3.	Borrower:	Whiting Oil and Gas Corporation

4.	Administrative Agent:	JPMorgan Chase Bank, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement:	Sixth Amended and Restated Credit Agreement dated as of August 27, 2014 among Whiting Oil and Gas Corporation, Whiting Petroleum Corporation, as parent guarantor, the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents parties thereto

7 The Assignor shall notify the Borrower of any such assignment that does not require the consent of the Borrower prior to or promptly after such assignment pursuant to Section 12.04(b)(i)(A).

[8]	Select as applicable.

Exhibit F - 1

6.	Assigned Interest:

Commitment Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[9]

	$	$	%

	$	$	%

	$	$	%

Effective Date:                     , 201             [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:

9 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

Exhibit F - 2

Consented to and Accepted:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By
Title:

[Consented to:[10]

WHITING OIL AND GAS CORPORATION, as Borrower

By
Title:]

10 If required.

Exhibit F - 3

ANNEX 1

SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

DATED AS OF AUGUST 27, 2014 AMONG

WHITING OIL AND GAS CORPORATION,

WHITING PETROLEUM CORPORATION, AS PARENT GUARANTOR,

JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT,

THE LENDERS AND THE OTHER AGENTS PARTIES THERETO

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1        Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Parent Guarantor, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Parent Guarantor, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.    Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, (v) as of the date hereof, is not (and would not be, after giving effect to this Assignment and Assumption) a Defaulting Lender, an Affiliate thereof or a Disqualified Institution and (vi) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

Exhibit F - 4

3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Exhibit F - 5

EXHIBIT G-1

FORM OF MAXIMUM CREDIT AMOUNT INCREASE AGREEMENT

THIS MAXIMUM CREDIT AMOUNT INCREASE AGREEMENT (this “Agreement”) dated as of [            ], 201[ ] is between [Insert name of Existing Lender] (“Existing Lender”), Whiting Oil and Gas Corporation, a Delaware corporation (“Borrower”), Whiting Petroleum Corporation, a Delaware corporation (the “Parent Guarantor”), and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”) for the lenders party to the Credit Agreement referred to below. Each capitalized definitional term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement.

R E C I T A L S

A.        The Borrower, the Parent Guarantor, the Administrative Agent and certain Lenders and agents have heretofore entered into that certain Sixth Amended and Restated Credit Agreement, dated as of August 27, 2014 as amended from time to time (the “Credit Agreement”).

B.        The Borrower has heretofor requested pursuant to Section 2.06 of the Credit Agreement that the Aggregate Maximum Revolving Credit Amounts be increased to $ [            ] by increasing the Maximum Revolving Credit Amount of one or more Lenders (including the Existing Lender).

C.        NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.01    Commitment Increase.

(a)        Pursuant to Section 2.06(c) of the Credit Agreement, effective as of the Effective Date (used herein as defined below) the Existing Lender’s Maximum Revolving Credit Amount is hereby increased from $[            ] to $[            ].

(b)        Effective as of the Effective Date the increase in the Existing Lender’s Maximum Revolving Credit Amount hereby supplements Annex I to the Credit Agreement, such that after giving effect to the inclusion of the Maximum Revolving Credit Amount increase contemplated hereby, Annex I to the Credit Agreement is amended and restated to read as set forth on Schedule 2.06 attached hereto.

Section 1.02    Representations and Warranties; Agreements. The Existing Lender hereby: (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby, (ii) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered thereunder, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and to increase its Revolving Commitment, on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, and (ii) it will perform in accordance with the terms of the Credit Agreement, all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender (including, without limitation, any obligations of it, if any, under Section 2.06(c) of the Credit Agreement).

Exhibit G-1 -1

Section 1.03    Effectiveness. This Agreement shall become effective as of [            ] (the “Effective Date”), subject to the Administrative Agent’s receipt of (a) counterparts of this Agreement duly executed on behalf of [the Existing Lender] and the Borrower; and (b) an Administrative Questionnaire duly completed by each Additional Lender.

Section 1.04    Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic image scan transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

Section 1.05    Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 1.06    Severability. In case any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, none of the parties hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Credit Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 1.07    Notices. All communications and notices hereunder shall be in writing and given as provided in Section 12.01 of the Credit Agreement.

[Signature Page to Follow]

Exhibit G-1 -2

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

WHITING OIL AND GAS CORPORATION

By:
Name:
Title:

WHITING PETROLEUM CORPORATION

By:
Name:
Title:

ADMINISTRATIVE AGENT:	JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:

LENDER	[ ]

By:
Name:
Title:

Exhibit G-1 -3

ANNEX G-1

LIST OF MAXIMUM REVOLVING CREDIT AMOUNTS AFTER

MAXIMUM CREDIT AMOUNT INCREASE AGREEMENT

Aggregate Maximum Credit Amounts

Name of Lender	Applicable Percentage	Maximum Revolving Credit Amount

[ ]	[ ]%	$[ ]

[ ]	[ ]%	$[ ]

[ ]	[ ]%	$[ ]

[ ]	[ ]%	$[ ]

[ ]	[ ]%	$[ ]

[ ]	[ ]%	$[ ]

[ ]	[ ]%	$[ ]

[ ]	[ ]%	$[ ]

[ ]	[ ]%	$[ ]

[ ]	[ ]%	$[ ]

TOTAL	100.00%	$[ ]

Annex G-1 -4

EXHIBIT G-2

FORM OF ADDITIONAL LENDER CERTIFICATE

THIS ADDITIONAL LENDER CERTIFICATE (this “Agreement”) dated as of [            ], 201[ ], is between [Insert name of Additional Lender] (the “Additional Lender”), Whiting Oil and Gas Corporation, a Delaware corporation (“Borrower”), Whiting Petroleum Corporation, a Delaware corporation (the “Parent Guarantor”), and JPMorgan Chase Bank, N.A. as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”) for the lenders party to the Credit Agreement referred to below. Each capitalized definitional term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement.

R E C I T A L S

A.        The Borrower, the Parent Guarantor, the Administrative Agent and certain Lenders and agents have heretofore entered into a Sixth Amended and Restated Credit Agreement, dated as of August 27, 2014 as amended from time to time (the “Credit Agreement”).

B.        The Borrower has heretofor requested pursuant to Section 2.06 of the Credit Agreement that the Aggregate Maximum Revolving Credit Amounts be increased to $[            ] by causing the Additional Lender to become a Lender.

C.        NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.01    Additional Lender.

(a)        Pursuant to Section 2.06(c) of the Credit Agreement, effective as of the Effective Date (used herein as defined below) [Insert name of Additional Lender] is hereby added as a Lender under the Credit Agreement with a Revolving Commitment of $[            ].

(b)        Effective as of the Effective Date: the Additional Lender shall become a Lender for all purposes of the Credit Agreement and shall have all of the rights and obligations of a Lender thereunder. The addition of the Additional Lender’s Maximum Revolving Credit Amount hereby supplements Annex I to the Credit Agreement, such that after giving effect to the inclusion of the Maximum Revolving Credit Amount increase contemplated hereby, Annex I to the Credit Agreement is amended and restated to read as set forth on Schedule 2.06 attached hereto.

Section 1.03    Representations and Warranties; Agreements. The Additional Lender hereby: (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to become a Lender under the Credit Agreement, (iii) from and after the Effective Date (as defined herein), it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered thereunder, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and to acquire its Revolving Commitment, on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if the Additional Lender is a Foreign Lender, any documentation required to be delivered by such Additional Lender pursuant to Section

Exhibit G-2 -1

5.03(e) of the Credit Agreement has been duly completed and executed by the Additional Lender; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, and (ii) it will perform in accordance with the terms of the Credit Agreement, all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender (including, without limitation, any obligations of it, if any, under Section 2.06(c) of the Credit Agreement).

Section 1.04    Effectiveness. This Agreement shall become effective as of [            ] (the “Effective Date”), subject to the Administrative Agent’s receipt of (a) counterparts of this Agreement duly executed on behalf the Additional Lender and the Borrower; and (b) an Administrative Questionnaire duly completed by the Additional Lender.

Section 1.05    Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic image scan transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

Section 1.06    Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 1.07    Severability. In case any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, none of the parties hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Credit Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 1.08    Notices. All communications and notices hereunder shall be in writing and given as provided in Section 12.01 of the Credit Agreement; provided, however, that all communications and notices hereunder to each Additional Lender shall be given to it at the address set forth in its Administrative Questionnaire.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

WHITING OIL AND GAS CORPORATION

By:
Name:
Title:

Exhibit G-2 -2

WHITING PETROLEUM CORPORATION

By:
Name:
Title:

ADMINISTRATIVE AGENT:	JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:

LENDER	[ ]

By:
Name:
Title:

Exhibit G-2 -3

EXHIBIT H

FORM OF RESERVE REPORT CERTIFICATE

The undersigned officer executing this certificate on behalf of Whiting Petroleum Corporation, a Delaware corporation (the “Parent Guarantor”) certifies that he/she is the [            ] of the Parent Guarantor, and that as such he/she is authorized to execute this certificate. Reference is made to that certain Sixth Amended and Restated Credit Agreement dated as of August 27, 2014 (together with all amendments, restatements, supplements or other modifications thereto being the “Credit Agreement”) among the Parent Guarantor, Whiting Oil and Gas Corporation, a Delaware corporation, as the Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents and lenders (the “Lenders”) which are or become a party thereto. Capitalized definitional terms used but not defined herein shall have the meanings given them in the Credit Agreement and all section references herein refer to sections of the Credit Agreement. This certificate is being delivered pursuant to Error! Reference source not found. of the Credit Agreement. The Parent Guarantor hereby certifies in all material respects that:

(a)        The information contained in the [Initial]11 Reserve Report and any other information delivered in connection therewith is true and correct, it being understood that projections concerning volumes attributable to the Oil and Gas Properties and production and cost estimates contained in the [Initial] Reserve Report are necessarily based upon professional opinions, estimates and projections and that the Credit Parties do not warrant that such opinions, estimates and projections will ultimately prove to have been accurate.

(b)        Except as set forth on Schedule [ ] hereto, the Credit Parties own good and defensible title to, or a valid contractual interest in, the Oil and Gas Properties evaluated in the Reserve Report delivered herewith and such Properties are free of all Liens except for Liens permitted by Section 9.03 of the Credit Agreement.

(c)        Except as set forth on Schedule [ ] attached hereto, no Oil and Gas Properties have been sold since the date of the last Borrowing Base determination.

(d)        Attached hereto as Exhibit A is a list of the Oil and Gas Properties of the Credit Parties evaluated in the Reserve Report delivered herewith that are Mortgaged Properties demonstrating the percentage of the total value of the Oil and Gas Properties that the value of the Mortgaged Properties represent in compliance with Section 8.13(a).]

[Signature Page to Follow]

11 Use bracketed language for certificate delivered at closing only.

Exhibit H

EXECUTED AND DELIVERED this [    ] day of             , 201[    ].

WHITING PETROLEUM CORPORATION

By:
Name:
Title:

Exhibit H- 2

EXHIBIT I-1

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For A Foreign Lender That, For U.S. Federal Income Tax Purposes, Is Neither Treated As A Partnership Nor Treated As A Disregarded Entity That Is Owned By A Partnership)

Reference is hereby made to the Sixth Amended and Restated Credit Agreement dated as of August 27, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Whiting Oil and Gas Corporation, a corporation duly formed and existing under the laws of the State of Delaware (the “Borrower”), JPMorgan Chase Bank, N.A., as administrative agent for the lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”), and each lender from time to time party thereto.

Pursuant to the provisions of Section 5.03 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, and (ii) it (or, in the event that it is a Disregarded Entity, the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) is (a) not a bank within the meaning of Section 881(c)(3)(A) of the Code, (b) not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (c) not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of the non-U.S. person status of the undersigned (or, in the event that the undersigned is a Disregarded Entity, the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) on the applicable IRS Form W-8. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                  , 20[    ]

Exhibit I- 1

EXHIBIT I-2

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For A Foreign Participant That, For U.S. Federal Income Tax Purposes, Is Neither Treated As A Partnership Nor Treated As A Disregarded Entity That Is Owned By A Partnership)

Reference is hereby made to the Sixth Amended and Restated Credit Agreement dated as of August 27, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Whiting Oil and Gas Corporation, a corporation duly formed and existing under the laws of the State of Delaware (the “Borrower”), JPMorgan Chase Bank, N.A., as administrative agent for the lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”), and each lender from time to time party thereto.

Pursuant to the provisions of Section 5.03 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, and (ii) it (or, in the event that it is a Disregarded Entity, the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) is (a) not a bank within the meaning of Section 881(c)(3)(A) of the Code, (b) not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (c) not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of the non-U.S. person status of the undersigned (or, in the event that the undersigned is a Disregarded Entity, the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) on the applicable IRS Form W-8. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                  , 20[    ]

Exhibit I- 2

EXHIBIT I-3

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For A Foreign Participant That, For U.S. Federal Income Tax Purposes, Is Either Treated As A Partnership Or Treated As A Disregarded Entity That Is Owned By A Partnership)

Reference is hereby made to the Sixth Amended and Restated Credit Agreement dated as of August 27, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Whiting Oil and Gas Corporation, a corporation duly formed and existing under the laws of the State of Delaware (the “Borrower”), JPMorgan Chase Bank, N.A., as administrative agent for the lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”), and each lender from time to time party thereto.

Pursuant to the provisions of Section 5.03 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) it is the sole beneficial owner of such participation for purposes other than U.S. federal income tax purposes, (iii) it (or, in the event that it is a Disregarded Entity, the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) is not a bank within the meaning of Section 881(c)(3)(A) of the Code, and (iv) none of the members of the undersigned (or, in the event that the undersigned is a Disregarded Entity, none of the members of the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) is (a) a bank within the meaning of Section 881(c)(3)(A) of the Code, (b) a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or (c) a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of the members of the undersigned (or, in the event that the undersigned is a Disregarded Entity, from each of the members of the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) claiming the portfolio interest exemption: (i) an applicable IRS Form W-8 or (ii) an IRS Form W-8IMY accompanied by an applicable IRS Form W-8 from each of such member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                  , 20[    ]

Exhibit I- 3

EXHIBIT I-4

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For A Foreign Lender That, For U.S. Federal Income Tax Purposes, Is Either Treated As A Partnership Or Treated As A Disregarded Entity That Is Owned By A Partnership)

Reference is hereby made to the Sixth Amended and Restated Credit Agreement dated as of August 27, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Whiting Oil and Gas Corporation, a corporation duly formed and existing under the laws of the State of Delaware (the “Borrower”), JPMorgan Chase Bank, N.A., as administrative agent for the lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”), and each lender from time to time party thereto.

Pursuant to the provisions of Section 5.03 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is the sole beneficial owner of such Loan(s) (as well as any Note(s) evidencing such Loan(s)) for purposes other than U.S. federal income tax purposes, (iii) neither the undersigned nor any of its members is (or, in the event that the undersigned is a Disregarded Entity, neither the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned nor any of the members of such Person) is a bank within the meaning of Section 881(c)(3)(A) of the Code, and (iv) none of the members of the undersigned (or, in the event that the undersigned is a Disregarded Entity, none of the members of the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) is (a) a bank within the meaning of Section 881(c)(3)(A) of the Code, (b) a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or (c) a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of the members of the undersigned (or, in the event that the undersigned is a Disregarded Entity, from each of the members of the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) claiming the portfolio interest exemption: (i) an applicable IRS Form W-8 or (ii) an IRS Form W-8IMY accompanied by an applicable IRS Form W-8 from each of such member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[Signature Page to Follow]

Exhibit I-4- 1

[NAME OF LENDER]

By:
Name:
Title:

Date:                  , 20[  ]

Exhibit I-4- 2

EXHIBIT J

FORM OF ADDITIONAL BORROWER SUPPLEMENT

To JPMorgan Chase Bank, N.A., as

    Administrative Agent, and Lenders

    party to the Credit Agreement

    referred to below

Ladies and Gentlemen:

Reference is made to the Sixth Amended and Restated Credit Agreement dated as of August 27, 2014 initially among Whiting Oil and Gas Corporation, a Delaware corporation (the “Borrower”), Whiting Petroleum Corporation, a Delaware corporation (the “Parent Guarantor”), various financial institutions as Lenders thereunder, and JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) for the Lenders (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used but not defined herein have the respective meanings set forth in the Credit Agreement.

1.

The undersigned,              (the “Subsidiary”), a             , wishes to become an “Additional Borrower” under the Credit Agreement and to be permitted to borrow under [insert applicable Facility/Facilities], and accordingly agrees that (i) from the date hereof it shall become an “Additional Borrower” under the Credit Agreement and (ii) from the date hereof and until the payment in full of the principal of and interest on all Loans made to it under the Credit Agreement and performance of all of its other obligations thereunder in its capacity as an Additional Borrower (other than contingent indemnification or similar obligations not yet due and payable), and termination hereunder of its status as an “Additional Borrower” as provided below, it shall perform, comply with and be bound by each of the provisions of the Credit Agreement applicable to it as an “Additional Borrower”. Without limiting the generality of the foregoing, the Subsidiary affirms the jurisdictional and other provisions of Section 12.09 of the Credit Agreement and acknowledges that it has heretofore received a true and correct copy of the Credit Agreement (including any modifications thereof or supplements or waivers thereto) as in effect on the date hereof. In addition, the Subsidiary authorizes the Borrower to act on its behalf as and to the extent provided for in Section 2.09 of the Credit Agreement.

2.

The documents required to be delivered to the Administrative Agent under Section 2.09 of the Credit Agreement have been furnished to the Administrative Agent in accordance with the requirements of the Credit Agreement.

3.

The parties hereto hereby understand, acknowledge and agree that neither the Subsidiary nor the Borrower on its behalf shall have any right to request any Loans for its account unless and until the effective date specified by the Administrative Agent in the applicable notice distributed by the Administrative Agent pursuant to Section 2.09 of the Credit Agreement.

4.	This Additional Borrower Supplement shall constitute a Loan Document under the Credit Agreement.

5.

So long as the principal of and interest on all Loans made to the Subsidiary under the Credit Agreement shall have been paid in full and all other obligations of the Subsidiary in its capacity as an “Additional Borrower” (other than any contingent indemnification or similar obligation not yet due and payable) shall have been fully performed, the Subsidiary may, upon not less than five (5) Business Days’ prior written notice to the Administrative Agent (which shall promptly notify the Lenders thereof), terminate its status as an “Additional Borrower”.

6.	The Subsidiary confirms its acceptance of, and consents to, all representations and warranties, covenants, and other terms and provisions of the Credit Agreement applicable to it.

7.	This Agreement shall become effective on [ ], 20[ ] (the “Joinder Effective Date”)[12] upon:

a.	Administrative Agent’s receipt of counterparts hereof duly executed by the Borrower, the Subsidiary and the Administrative Agent;

b.

Administrative Agent’s receipt of (i) a certificate, in form and substance reasonably satisfactory to the Administrative Agent, dated the Joinder Effective Date of the secretary or an assistant secretary of the Subsidiary (or, if such the Subsidiary does not have a secretary or assistant secretary, any other officer, director or manager duly authorized to execute such a certificate on behalf of the Subsidiary) containing specimen signatures of the persons authorized to execute Loan Documents to .which the Subsidiary is a party or any other documents provided for herein or therein together with (A) copies of resolutions of the Board of Directors or other appropriate governing body of the Subsidiary authorizing the execution and delivery of the Loan Documents to which the Subsidiary is a party and (B) copies of the charter and bylaws (or equivalent governing organizational documents) of the Subsidiary and (ii) a certificate of good standing (or the equivalent) from the appropriate governing agency of the Subsidiary’s jurisdiction of organization (to the extent the concept of good standing is applicable in such jurisdiction);

c.

Administrative Agent’s receipt of a favorable written opinion of counsel for the Subsidiary, addressed to the Administrative Agent and the Lenders, dated the Joinder Effective Date in form and substance reasonably satisfactory to the Administrative Agent;

d.

the Administrative Agent and the Lenders shall have received all documentation and other information required by regulatory authorities with respect to the Subsidiary under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, that has been reasonably requested by the Administrative Agent and the Lenders a reasonable period in advance of the Joinder Effective Date.

8.

The Administrative Agent (or at the Administrative Agent’s direction, its counsel) shall notify the Borrower and the Lenders of the effectiveness of this Agreement on the Joinder Effective Date, and such notice shall be conclusive and binding.

12 The Joinder Effective Date shall be not less than five Business Days (or such shorter period as may be agreed by the Administrative Agent) from the date of the notice from the Parent Guarantor pursuant to Section 2.09(a) of the Credit Agreement.

Exhibit J- 2

9.

This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

10.	CHOICE OF LAW. THIS ADDITIONAL BORROWER SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Exhibit J- 3

IN WITNESS WHEREOF, the Subsidiary has duly executed and delivered this Additional Borrower Supplement as of the date and year first above written.

[SUBSIDIARY NAME]

By:

Name:
Title:

Address for Notices under the Credit Agreement:

Consented to:

WHITING PETROLEUM CORPORATION

By:

Name:
Title:

Consented to:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:

Name:
Title:

Exhibit J- 4

Schedule 7.05

Litigation

In connection with the Acquisition, six purported class action lawsuits have been filed on behalf of Kodiak Oil & Gas Corp. (“Kodiak”) shareholders in the United States District Court for the District of Colorado: Quigley and Koelling v. Whiting Petroleum Corporation, et al., Case No. 1:14-cv-02023, filed July 22, 2014; Fioravanti v. Krysiak, et al., Case No. 1:14-cv-02037, filed July 23, 2014; Wilkinson v. Whiting Petroleum Corporation, et al., Case No. 1:14-cv-2074, Goldsmith v. Krysiak, et al., Case No. 1:14-cv-2098, filed July 29, 2014, Rogowski v. Whiting Petroleum Corporation, et al., Case No. 1:14-cv-2136, filed July 31, 2014 and Reiter v. Peterson, et al., Case No. 1:14-cv-02176, filed August 6, 2014 and one purported class action lawsuit has been filed on behalf of Kodiak shareholders in Denver District Court, State of Colorado: The Booth Family Trust v. Kodiak Oil & Gas Corp., et al., Case No. 14-cv-32947, filed July 25, 2014. It is possible that other related suits could subsequently be filed. The allegations in the seven lawsuits are similar. They purport to be brought as class actions on behalf of all shareholders of Kodiak. The complaints name as defendants the individual members of the Kodiak board of directors, Whiting Petroleum Corporation (“Whiting”) and 1007695 B.C. Ltd. (“Whiting Canadian Sub”) and list Kodiak as a nominal party or a defendant. Additionally, one complaint lists James Henderson, Kodiak’s Chief Financial Officer, as a defendant. The complaints allege that the Kodiak board of directors breached its fiduciary duties to Kodiak shareholders by, among other things, failing to engage in a fair sale process before approving the PSA and to maximize shareholder value in connection with the PSA. Specifically, the complaints allege that the Kodiak board of directors undervalued Kodiak in connection with the PSA and that the Kodiak board of directors agreed to certain deal protection mechanisms that precluded Kodiak from obtaining competing offers. The seven complaints also allege that Whiting and Whiting Canadian Sub aided and abetted the Kodiak board of director’s alleged breaches of fiduciary duties. The complaints seek, among other things, injunctive relief preventing the closing of the Acquisition, rescission of the PSA or an award of rescissory damages to the purported class in the event that the Acquisition is consummated, and damages, including counsel fees and expenses. Other suits with respect to similar claims may be commenced in the future.

Schedule 7.06

Environmental matters

None.

Schedule 7.14

Subsidiaries

Subsidiaries	Owner	Percent Owned	Type

Whiting Oil and Gas Corporation	Whiting Petroleum Corporation	100%	Restricted

Whiting Programs, Inc.	Whiting Oil and Gas Corporation	100%	Unrestricted

Shaw Resources Limited, LLC	Whiting Oil and Gas Corporation	100%	Unrestricted

Sustainable Water Resources, LLC	Whiting Oil and Gas Corporation	75%	Unrestricted

1007695 B.C. Ltd.	Whiting Petroleum Corporation	100%	Unrestricted

Schedule 7.20

Swap Agreements

Excluding Whiting USA Trust 1:

market	strike	quantity rate	units	quantity frequency	start date	end date	mark to market	counterparty
Crude	$85.000	50,000	bbl	month	1-Jul-14	31-Dec-14	$37,162	Fifth Third Bank
Crude	$70.000	-50,000	bbl	month	1-Jul-14	31-Dec-14	$(442)	Fifth Third Bank
Crude	$100.000	-50,000	bbl	month	1-Jul-14	31-Dec-14	$(1,436,226)	Fifth Third Bank
Crude	$85.000	50,000	bbl	month	1-Jul-14	31-Dec-14	$37,162	CIBC
Crude	$70.000	-50,000	bbl	month	1-Jul-14	31-Dec-14	$(442)	CIBC
Crude	$98.200	-50,000	bbl	month	1-Jul-14	31-Dec-14	$(1,844,910)	CIBC
Crude	$109.450	-100,000	bbl	month	1-Jul-14	31-Dec-14	$(475,846)	CIBC
Crude	$70.000	-100,000	bbl	month	1-Jul-14	31-Dec-14	$(885)	CIBC
Crude	$85.000	100,000	bbl	month	1-Jul-14	31-Dec-14	$74,324	CIBC
Crude	$101.150	-50,000	bbl	month	1-Jul-14	31-Dec-14	$(1,196,883)	CIBC
Crude	$70.000	-50,000	bbl	month	1-Jul-14	31-Dec-14	$(442)	CIBC
Crude	$85.000	50,000	bbl	month	1-Jul-14	31-Dec-14	$37,162	CIBC
Crude	$101.100	-50,000	bbl	month	1-Jul-14	31-Dec-14	$(1,206,892)	CIBC
Crude	$70.000	-50,000	bbl	month	1-Jul-14	31-Dec-14	$(442)	CIBC
Crude	$85.000	50,000	bbl	month	1-Jul-14	31-Dec-14	$37,162	CIBC
Crude	$85.000	50,000	bbl	month	1-Jul-14	31-Dec-14	$37,162	Union Bank
Crude	$101.500	-50,000	bbl	month	1-Jul-14	31-Dec-14	$(1,127,912)	Union Bank
Crude	$70.000	-50,000	bbl	month	1-Jul-14	31-Dec-14	$(442)	Union Bank
Crude	$85.000	50,000	bbl	month	1-Jul-14	31-Dec-14	$37,162	Scotia
Crude	$70.000	-50,000	bbl	month	1-Jul-14	31-Dec-14	$(442)	Scotia
Crude	$98.200	-50,000	bbl	month	1-Jul-14	31-Dec-14	$(1,844,910)	Scotia
Crude	$106.000	-100,000	bbl	month	1-Jul-14	31-Dec-14	$(929,305)	Scotia
Crude	$85.000	100,000	bbl	month	1-Jul-14	31-Dec-14	$74,324	Scotia
Crude	$70.000	-100,000	bbl	month	1-Jul-14	31-Dec-14	$(885)	Scotia
Crude	$106.000	-100,000	bbl	month	1-Jul-14	31-Dec-14	$(929,305)	RBC
Crude	$76.000	-100,000	bbl	month	1-Jul-14	31-Dec-14	$(8,061)	RBC
Crude	$85.000	100,000	bbl	month	1-Jul-14	31-Dec-14	$74,324	RBC
Crude	$106.000	-100,000	bbl	month	1-Jul-14	31-Dec-14	$(929,305)	Morgan Stanley
Crude	$70.000	-100,000	bbl	month	1-Jul-14	31-Dec-14	$(885)	Morgan Stanley
Crude	$85.000	100,000	bbl	month	1-Jul-14	31-Dec-14	$74,324	Morgan Stanley
Crude	$85.000	50,000	bbl	month	1-Jul-14	31-Dec-14	$37,162	BAML
Crude	$70.000	-50,000	bbl	month	1-Jul-14	31-Dec-14	$(442)	BAML
Crude	$101.500	-50,000	bbl	month	1-Jul-14	31-Dec-14	$(1,127,912)	BAML
Crude	$101.000	-50,000	bbl	month	1-Jul-14	31-Dec-14	$(1,227,030)	BAML

Crude	$70.000	-50,000	bbl	month	1-Jul-14	31-Dec-14	$(442)	BAML
Crude	$85.000	50,000	bbl	month	1-Jul-14	31-Dec-14	$37,162	BAML
Crude	$101.500	-25,000	bbl	month	1-Jul-14	31-Dec-14	$(563,956)	BAML
Crude	$70.000	-25,000	bbl	month	1-Jul-14	31-Dec-14	$(221)	BAML
Crude	$85.000	25,000	bbl	month	1-Jul-14	31-Dec-14	$18,581	BAML
Crude	$101.250	-25,000	bbl	month	1-Jul-14	31-Dec-14	$(588,486)	BAML
Crude	$70.000	-25,000	bbl	month	1-Jul-14	31-Dec-14	$(221)	BAML
Crude	$85.000	25,000	bbl	month	1-Jul-14	31-Dec-14	$18,581	BAML
Crude	$106.000	-100,000	bbl	month	1-Jul-14	31-Dec-14	$(929,305)	J.P. Morgan
Crude	$70.000	-100,000	bbl	month	1-Jul-14	31-Dec-14	$(885)	J.P. Morgan
Crude	$85.000	100,000	bbl	month	1-Jul-14	31-Dec-14	$74,324	J.P. Morgan
Crude	$106.000	-100,000	bbl	month	1-Jul-14	31-Dec-14	$(929,305)	J.P. Morgan
Crude	$76.000	-100,000	bbl	month	1-Jul-14	31-Dec-14	$(8,061)	J.P. Morgan
Crude	$85.000	100,000	bbl	month	1-Jul-14	31-Dec-14	$74,324	J.P. Morgan
Crude	$85.000	50,000	bbl	month	1-Jul-14	31-Dec-14	$37,162	J.P. Morgan
Crude	$70.000	-50,000	bbl	month	1-Jul-14	31-Dec-14	$(442)	J.P. Morgan
Crude	$99.500	-50,000	bbl	month	1-Jul-14	31-Dec-14	$(1,545,631)	J.P. Morgan
Crude	$85.000	100,000	bbl	month	1-Jul-14	31-Dec-14	$74,324	J.P. Morgan
Crude	$70.000	-100,000	bbl	month	1-Jul-14	31-Dec-14	$(885)	J.P. Morgan
Crude	$101.500	-100,000	bbl	month	1-Jul-14	31-Dec-14	$(2,255,823)	J.P. Morgan
Crude	$85.000	80,000	bbl	month	1-Jul-14	31-Dec-14	$59,460	J.P. Morgan
Crude	$70.000	-80,000	bbl	month	1-Jul-14	31-Dec-14	$(708)	J.P. Morgan
Crude	$100.000	-80,000	bbl	month	1-Jul-14	31-Dec-14	$(2,297,961)	J.P. Morgan
Crude	$90.000	100,000	bbl	month	1-Jul-14	31-Dec-14	$178,249	J.P. Morgan
Crude	$75.000	-100,000	bbl	month	1-Jul-14	31-Dec-14	$(5,774)	J.P. Morgan
Crude	$106.150	-100,000	bbl	month	1-Jul-14	31-Dec-14	$(900,583)	J.P. Morgan
Crude	$80.000	-50,000	bbl	month	1-Jul-14	31-Dec-14	$(13,257)	J.P. Morgan
Crude	$90.000	50,000	bbl	month	1-Jul-14	31-Dec-14	$89,125	J.P. Morgan
Crude	$108.100	-50,000	bbl	month	1-Jul-14	31-Dec-14	$(305,009)	J.P. Morgan
Crude	$80.000	-50,000	bbl	month	1-Jul-14	31-Dec-14	$(13,257)	J.P. Morgan
Crude	$90.000	50,000	bbl	month	1-Jul-14	31-Dec-14	$89,125	J.P. Morgan
Crude	$108.000	-50,000	bbl	month	1-Jul-14	31-Dec-14	$(310,802)	J.P. Morgan
Crude	$70.000	-70,000	bbl	month	1-Jan-15	31-Dec-15	$(270,970)	J.P. Morgan
Crude	$85.000	70,000	bbl	month	1-Jan-15	31-Dec-15	$1,521,478	J.P. Morgan
Crude	$107.900	-70,000	bbl	month	1-Jan-15	31-Dec-15	$(1,373,764)	J.P. Morgan
Crude	$70.000	-30,000	bbl	month	1-Jan-15	31-Dec-15	$(116,130)	J.P. Morgan
Crude	$85.000	30,000	bbl	month	1-Jan-15	31-Dec-15	$652,062	J.P. Morgan
Crude	$107.900	-30,000	bbl	month	1-Jan-15	31-Dec-15	$(588,756)	J.P. Morgan

Whiting USA Trust II only (Whiting Petroleum Corporations owns 10% of the positions below):

market	strike	quantity rate	units	quantity frequency	start date	end date	mark to market	counterparty
Crude	$80.000	40,600	bbl	month	1-Jul-14	31-Jul-14	$-	J.P. Morgan
Crude	$122.500	-40,600	bbl	month	1-Jul-14	31-Jul-14	$(1)	J.P. Morgan
Crude	$80.000	40,600	bbl	month	1-Aug-14	31-Aug-14	$1	J.P. Morgan
Crude	$122.500	-40,600	bbl	month	1-Aug-14	31-Aug-14	$(2,170)	J.P. Morgan
Crude	$80.000	40,600	bbl	month	1-Sep-14	30-Sep-14	$179	J.P. Morgan
Crude	$122.500	-40,600	bbl	month	1-Sep-14	30-Sep-14	$(5,104)	J.P. Morgan
Crude	$80.000	39,700	bbl	month	1-Oct-14	31-Oct-14	$1,339	J.P. Morgan
Crude	$122.500	-39,700	bbl	month	1-Oct-14	31-Oct-14	$(7,031)	J.P. Morgan
Crude	$80.000	39,700	bbl	month	1-Nov-14	30-Nov-14	$3,518	J.P. Morgan
Crude	$122.500	-39,700	bbl	month	1-Nov-14	30-Nov-14	$(8,762)	J.P. Morgan
Crude	$80.000	39,700	bbl	month	1-Dec-14	31-Dec-14	$5,565	J.P. Morgan
Crude	$122.500	-39,700	bbl	month	1-Dec-14	31-Dec-14	$(9,855)	J.P. Morgan

Schedule 9.02

Existing Debt

None.

Schedule 9.03

Existing Liens

Whiting Petroleum Corporation

FILE DATE	FILE #	TYPE OF FILING	SECURED PARTY/ASSIGNEE

05/27/2003	31677510	Financing Statement	JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT CHICAGO, IL

11/21/2003	33144758	Amendment

11/08/2004	43168236	Amendment

11/09/2004	43232800	Amendment

10/07/2005	53200806	Amendment

10/27/2005	53388353	Amendment

12/06/2007	74601786	Continuation

02/06/2008	80442937	Amendment

01/08/2013	30084369	Continuation

07/11/2005	52219625	Financing Statement	JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT FOR ITSELF AND OTHER LENDERS CHICAGO, IL

06/03/2009	91748869	Amendment

02/11/2010	00455422	Continuation

03/17/2010	00905640	Amendment

11/05/2010	03888603	Amendment

05/26/2009	91652442	Financing Statement	AIR LIQUIDE INSTRIAL U.S. LP GRAND PRAIRIE, TX

04/28/2014	41655695	Continuation

06/03/2009	91747820	Financing Statement	JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT HOUSTON, TX

10/20/2010	03677261	Amendment

11/05/2010	03888496	Amendment

12/18/2013	35004982	Continuation

08/26/2009	92736939	Financing Statement	MITEL LEASING, INC. HOUSTON, TX

09/17/2010	03254434	Financing Statement	MITEL LEASING, INC. HOUSTON, TX

Whiting Oil and Gas Corporation

FILE DATE	FILE #	TYPE OF FILING	SECURED PARTY/ASSIGNEE

05/27/2003	31677510	Financing Statement	JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT CHICAGO, IL

11/21/2003	33144758	Amendment

11/08/2004	43168236	Amendment

11/09/2004	43232800	Amendment

10/07/2005	53200806	Amendment

10/07/2005	53388353	Amendment

12/06/2007	74601786	Continuation

02/06/2008	80442937	Amendment

01/08/2013	30084369	Continuation

07/23/2004	42215608	Financing Statement	JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT CHICAGO, IL

02/17/2009	90502846	Continuation

03/09/2009	900722626	Amendment

06/03/2009	91747838	Amendment

06/03/2009	91761755	Amendment

10/20/2010	03677253	Amendment

11/05/2010	03888728	Amendment

05/16/2012	21880535	Amendment

01/28/2013	30351974	Amendment

02/11/2014	40539239	Continuation

05/02/2014	41736271	Amendment

10/26/2010	03742131	Financing Statement	JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT HOUSTON, TX

04/14/2011	11398463	Financing Statement	CNH CAPITAL AMERICA LLC NEW HOLLAND, PA

01/26/2012	20328023	Financing Statement	TARGET LOGISTICS MANAGEMENT BOSTON, MA

02/13/2012	20862120	Assignment	TEXAS LEASING COMPANY, LLC BOSTON, MA

02/27/2012	20945933	Partial Assignment	FIRST SECURITY BANK - WEST BEULAH, ND

FILE DATE	FILE #	TYPE OF FILING	SECURED PARTY/ASSIGNEE

02/28/2012	20956567	Partial Assignment	LIBERTY NATIONAL BANK LAWTON, OK

02/28/2012	20956674	Partial Assignment	SOUTHWEST BANK ODESSA, TX

02/28/2012	20956807	Partial Assignment	PECOS COUNTY STATE BANK FORT STOCKTON, TX

02/28/2012	20956872	Partial Assignment	TREYNOR STATE BANK TREYNOR, IA

02/28/2012	20956948	Partial Assignment	THE RAMSEY NATIONAL BANK & TRUST CO OF DEVILS LAKE DEVILS LAKE, ND

02/28/2012	20957037	Partial Assignment	FIRST NATIONAL BANK OF CHISHOLM CHISHOLM, MN

02/28/2012	20957433	Assignment	FIRST STATE BANK OF THE FLORIDA KEYS KEY WEST, FL

03/12/2012	21136375	Partial Assignment	R & D BAUER VENTURES L.P. HOUSTON, TX

05/02/2012	21926536	Financing Statement	TARGET LOGISTICS MANAGEMENT BOSTON, MA

05/31/2012	22091512	Assignment	TEXAS LEASING COMPANY, LLC BOSTON, MA

06/29/2012	22716993	Partial Assignment	EXTRACTO BANKS, N.A. WACO, TX

07/02/2012	22754184	Partial Assignment	LIBERTY NATIONAL BANK LAWTON, OK

07/02/2012	22754192	Partial Assignment	FIRST NATIONAL BANK & TRUST CO. CHICKASHA, OK

07/02/2012	22754275	Partial Assignment	THE VICTORY BANK LIMERICK, PA

07/02/2012	22754408	Partial Assignment	TREYNOR STATE BANK TREYNOR, IA

07/02/2012	22754457	Partial Assignment	FIRST STATE BANK OF THE FLORIDA KEYS KEY WEST, FL

07/02/2012	22754556	Partial Assignment	ONE AMERICA BANK SIOUX FALLS, SD

07/02/2012	22754689	Partial Assignment	R & D BAUER VENTURES L.P. HOUSTON, TX

FILE DATE	FILE #	TYPE OF FILING	SECURED PARTY/ASSIGNEE

01/31/2014	40422147	Financing Statement	WAGNER EQUIPMENT AURORA, CO

05/10/2014	41851054	Financing Statement	NORTH CENTRAL RENTAL & LEASING, LLC FARGO, ND

06/01/2014	42122166	Financing Statement	NORTH CENTRAL RENTAL & LEASING, LLC FARGO, ND

Schedule 9.05

Existing Investments

Whiting Oil and Gas Corporation owns 16.67% of the equity interests of Sakakawea Area Spill Response LLC, a Delaware limited liability company.

Whiting Oil and Gas Corporation owns 20.053% of the equity interests of Raven Ridge Pipeline Company, a Colorado partnership.

Whiting Oil and Gas Corporation owns 75% of the equity interests of Sustainable Water Resources, LLC, a Delaware limited liability company.

Schedule 9.15

Burdensome Agreements

None.